Exhibit 10.1

EXECUTION VERSION

Originally dated 13 June 2018, as supplemented by various facility renewal letters and as amended and amended and restated from time to time, including by an amendment and restatement

agreement dated 27 June 2022

(1)	ALLIANCE ONE TOBACCO (MALAWI) LIMITED

ALLIANCE ONE TOBACCO (TANZANIA)

LIMITED and ALLIANCE ONE ZAMBIA LIMITED

as Borrowers

(2)	PYXUS INTERNATIONAL, INC.

PYXUS PARENT, INC. and

PYXUS HOLDINGS, INC.

as Parent Guarantors

(3)	EASTERN AND SOUTHERN AFRICAN TRADE

AND DEVELOPMENT BANK as Mandated Lead Arranger

(4)	EASTERN AND SOUTHERN AFRICAN TRADE

AND DEVELOPMENT BANK as Original Lender

(5)	EASTERN AND SOUTHERN AFRICAN TRADE

AND DEVELOPMENT BANK as Agent

(6)	EASTERN AND SOUTHERN AFRICAN TRADE

AND DEVELOPMENT BANK as Security Agent

FOURTH AMENDMENT AND RESTATEMENT AGREEMENT

relating to

a master renewal facility agreement originally dated 13 June 2018, as supplemented by various facility renewal letters and as amended and amended and restated from time to time prior to the date of this Agreement

L O N D O N

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THIS AGREEMENT (this “Agreement”) is dated 27 June 2022 and made between:

(1)

PYXUS INTERNATIONAL, INC., a company incorporated and existing under the laws of Virginia, USA with the IRS employer identification number 85-2386250, and whose registered office is 8001 Aerial Center Parkway, Post Office Box 2009, Morrisville, NC 27560-2009, USA (“Parent”);

(2)

PYXUS PARENT, INC., a company incorporated and existing under the laws of Virginia, USA with the IRS employer identification number 85-2398341, and whose registered office is 8001 Aerial Center Parkway, Post Office Box 2009, Morrisville, NC 27560-2009, USA (“Pyxus Parent”);

(3)

PYXUS HOLDINGS, INC., a company incorporated and existing under the laws of Virginia, USA with the IRS employer identification number 85-2385176, and whose registered office is 8001 Aerial Center Parkway, Post Office Box 2009, Morrisville, NC 27560-2009, USA (“Pyxus Holdings” and, together with Parent and Pyxus Parent, the “Parent Guarantors”);

(4)

ALLIANCE ONE TOBACCO (MALAWI) LIMITED, a company incorporated and existing under the laws of the Republic of Malawi, with company number 1891 and whose postal address is P.O. Box 30522, Lilongwe 3, Malawi (“Alliance One Malawi”);

(5)

ALLIANCE ONE TOBACCO (TANZANIA) LIMITED, a company incorporated and existing under the laws of the United Republic of Tanzania, with company number 32885 and whose postal address is P.O. Box 1595, Kingolwira, Morogoro, United Republic of Tanzania (“Alliance One Tanzania”);

(6)

ALLIANCE ONE ZAMBIA LIMITED, a company incorporated and existing under the laws of the Republic of Zambia, with company number 40403 and whose registered address is Plot 4298 Buyatanshi Road, Industrial Area, Lusaka, Republic of Zambia and whose postal address is P.O. Box 30994, Lusaka, Zambia (“Alliance One Zambia” and together with Alliance One Malawi and Alliance One Tanzania, the “Borrowers”);

(7)

EASTERN AND SOUTHERN AFRICAN TRADE AND DEVELOPMENT BANK, a body corporate established by Charter pursuant to Chapter Nine of the Treaty for the Establishment of the Preferential Trade Area for Eastern and Southern African States and having an office at 197 Lenana Place, Lenana Road, Nairobi, Kenya as mandated lead arranger (the “Arranger”);

(8)

EASTERN AND SOUTHERN AFRICAN TRADE AND DEVELOPMENT BANK, a body corporate established by Charter pursuant to Chapter Nine of the Treaty for the Establishment of the Preferential Trade Area for Eastern and Southern African States and having an office at 197 Lenana Place, Lenana Road, Nairobi, Kenya as original lender (the “Original Lender”);

(9)

EASTERN AND SOUTHERN AFRICAN TRADE AND DEVELOPMENT BANK, a body corporate established by Charter pursuant to Chapter Nine of the Treaty for the Establishment of the Preferential Trade Area for Eastern and Southern African States and having an office at 197 Lenana Place, Lenana Road, Nairobi, Kenya as agent of the other Finance Parties (the “Agent”); and

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(10)

EASTERN AND SOUTHERN AFRICAN TRADE AND DEVELOPMENT BANK, a body corporate established by Charter pursuant to Chapter Nine of the Treaty for the Establishment of the Preferential Trade Area for Eastern and Southern African States and having an office at 197 Lenana Place, Lenana Road, Nairobi, Kenya as security trustee for the Secured Parties (the “Security Agent”).

BACKGROUND:

(A)

The Original Lender has advanced various facilities to the Borrowers over many years pursuant to the terms of various facility letters and related documents. Prior to the Fourth Amendment Effective Date (as defined below), the Original Lender and the Borrowers, amongst others, agreed that the terms of all such facilities would be governed by, amongst other documents, a master renewal facility agreement dated 13 June 2018, as supplemented by various facility renewal letters, as last amended and restated by the third amendment and restatement agreement dated 12 August 2021 and last amended by the amendment agreement dated 26 May 2022 (as amended up to the date of this Agreement, and together, the “Original Facilities Agreement”).

(B)	This Agreement:

(a)	puts into effect, by way of amendment and restatement, certain amendments to the Original Facilities Agreement, which have been agreed between the Obligors and the Finance Parties;

(b)

contains confirmations in relation to the Security granted by the Borrowers pursuant to the Finance Documents (as defined in the Original Facilities Agreement) and contains certain confirmations in relation to the guarantees given by the Parent Guarantors; and

(c)	deals with related matters.

THIS AGREEMENT WITNESSES that:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Amended Facilities Agreement” means the Original Facilities Agreement in the form set out in Schedule 4 (The Amended Facilities Agreement) incorporating the amendments made or proposed to be made and as restated pursuant to this Agreement.

“Charter” means the 1985 charter for the establishment of the Preferential Trade Area for Eastern and Southern African States, as the same may be amended or re-enacted from time to time.

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“Facility Fee Letter” means the Fee Letter to be entered into on or about the date of this Agreement between the Obligors’ Agent and the Original Lender.

“Long-Stop Date” means 31 July 2022 or such later date as the Agent and the Obligors’ Agent may agree in writing from time to time.

“New Finance Documents” means:

(a)	this Agreement;

(b)	the Facility Fee Letter; and

(c)	2022 AOI LLC Security Confirmation.

and any other Finance Document entered into, or to be entered into, on or about the date of this Agreement or otherwise in connection with the transactions contemplated by this Agreement and “New Finance Document” means any of them.

“Obligors” has the meaning given to it in the Amended Facilities Agreement.

“Obligors’ Agent” has the meaning given to it in the Amended Facilities Agreement.

“Original Facilities Agreement” has the meaning given to it in Recital (A).

“Original Transaction Security Documents” means each of the Transaction Security Documents, other than the 2022 AOI LLC Security Confirmation.

“Parties” means the parties to this Agreement.

“Fourth Amendment Effective Date” has the meaning given to it in Clause 2.1 (Conditions precedent to Fourth Amendment Effective Date).

1.2	Terms defined in the Amended Facilities Agreement

Terms defined in the Amended Facilities Agreement but not in this Agreement shall have the same meaning in this Agreement as in the Amended Facilities Agreement.

1.3	Construction

Clause 1.2 (Construction) of the Amended Facilities Agreement shall apply as if set out in full again here, with such changes as are appropriate to fit this context.

1.4	Continuing obligations

Subject to the provisions of this Agreement:

(a)

except as amended or varied by this Agreement, the Original Facilities Agreement and all the other Finance Documents (as defined in the Original Facilities Agreement) shall remain in full force and effect;

(b)	the Original Facilities Agreement shall be read and construed as one document with this Agreement; and

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(c)

nothing in this Agreement shall constitute or be construed as a waiver or release of any right or remedy of the Finance Parties under the Finance Documents (each as defined in the Original Facilities Agreement), nor otherwise prejudice any right or remedy of a Finance Party under the Original Facilities Agreement or any other Finance Document (as defined in the Original Facilities Agreement).

2.	CONDITIONS PRECEDENT AND CONDITIONS SUBSEQUENT

2.1	Conditions precedent to Fourth Amendment Effective Date

The provisions of this Agreement expressed to take effect from the Fourth Amendment Effective Date shall not come into effect until the date (the “Fourth Amendment Effective Date”) on which the Agent confirms that it has received, waived or deferred all of the documents and other evidence listed in Schedule 2 (Conditions precedent to Fourth Amendment Effective Date) in form and substance satisfactory to the Agent. The Agent shall notify the Obligors’ Agent and the Lenders promptly upon being so satisfied.

2.2	Long-Stop Date

This Agreement shall lapse and cease to have force and effect if, after the Long-Stop Date but before the Fourth Amendment Effective Date has occurred, either the Agent or the Obligors’ Agent notifies the other in writing to that effect.

2.3	Conditions subsequent to Fourth Amendment Effective Date

Each Obligor shall provide to the Agent, as soon as reasonably practicable and in any event within the applicable time period referred to in Schedule 3 (Conditions subsequent to Fourth Amendment Effective Date), the documents and other evidence listed in Schedule 3 (Conditions subsequent to Fourth Amendment Effective Date) in form and substance satisfactory to the Agent. The Agent shall notify the Obligors’ Agent and the Lenders promptly following its receipt of all documents and evidence referred to in Schedule 3 (Conditions subsequent to Fourth Amendment Effective Date).

3.	AMENDMENT AND RESTATEMENT

3.1	Amendment and restatement

Each Obligor and the Agent (for itself and on behalf of the other Finance Parties) agree that with effect from the Fourth Amendment Effective Date, the Original Facilities Agreement shall be amended and restated to read as set out in the Amended Facilities Agreement in Schedule 4 (The Amended Facilities Agreement).

3.2	Further assurance

Each Obligor shall, at the request of the Agent or Security Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be affected pursuant to this Agreement.

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4.	TREATMENT OF EXISTING COMMITMENTS AND LOANS

(a)	All Parties agree that the currently outstanding Loans are all set out in Part I (Existing Loans) of Schedule 1 (Existing Loans and Commitments) (the “Existing Loans”).

(b)

All Parties agree that, with effect from the Fourth Amendment Effective Date, the Commitments of each Lender under each Facility will be as set out in Part II (Commitments) of Schedule 1 (Existing Loans and Commitments).

5.	CONFIRMATIONS

5.1	Security Interest confirmations

Each of the Borrowers:

(a)	consents to the amendment and restatement of the Original Facilities Agreement effected by Clause 3 (Amendment and restatement); and

(b)	confirms to the Security Agent for the benefit of the Secured Parties that:

(i)

its obligations under, and the Security Interests granted by it in and pursuant to, the Original Transaction Security Documents are not discharged or (except as set out in Clause 5.1(b)(ii)) otherwise affected by those amendments or the other provisions of this Agreement and shall accordingly remain in full force and effect; and

(ii)

the Secured Obligations, including for the purposes of the Transaction Security Documents (including the Original Transaction Security Documents), shall after the Fourth Amendment Effective Date continue in full force and extend to its obligations under the Amended Facilities Agreement and under any other Finance Documents, including the New Finance Documents to which it is a party.

5.2	Guarantee confirmation

Each Parent Guarantor:

(a)	consents to the amendment and restatement of the Original Facilities Agreement effected by Clause 3 (Amendment and restatement); and

(b)	confirms to the Security Agent for the benefit of the Secured Parties that:

(i)

its obligations as a Guarantor under clause 19 (Guarantee and indemnity) of the Original Facilities Agreement (the “Guaranteed Obligations”) are not discharged or (except as set out in Clause 5.2(b)(ii)) otherwise affected by those amendments or the other provisions of this Agreement and shall accordingly continue in full force and effect; and

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(ii)

the Guaranteed Obligations shall after the Fourth Amendment Effective Date continue in full force and extend to the obligations of each Obligor under the Amended Facilities Agreement and under any other Finance Documents, including the New Finance Documents.

6.	FURTHER ASSURANCE

Each Obligor shall at the request of the Agent or the Security Agent and at its own expense promptly execute (in such form as the Agent or Security Agent may reasonably require) and enter into any document, do any act or thing which the Agent or Security Agent considers necessary or appropriate to preserve, perfect, protect or give effect to the consents, confirmations, undertakings and Security provided for in this Agreement.

7.	REPRESENTATIONS

Each Obligor makes each of the warranties and representations set out in clause 21 (Representations) of the Amended Facilities Agreement on the date of this Agreement and on the Fourth Amendment Effective Date.

8.	RELATIONSHIP WITH OTHER FINANCE DOCUMENTS

8.1	Status

This Agreement is designated by the Agent and each Obligor as a Finance Document.

8.2	Continuing effect

Except to the extent of the amendments effected by Clause 3 (Amendment and restatement), the Original Facilities Agreement shall continue in full force and effect.

8.3	Immediate Event of Default

After the Fourth Amendment Effective Date, failure by any Obligor to comply with its obligations under this Agreement (including to deliver the documents and other evidence set out in Schedule 3 (Conditions subsequent to Fourth Amendment Effective Date)) shall be an immediate Event of Default with respect to that Obligor.

9.	RELEASE

The Obligors hereby acknowledge and agree, as of the date hereof, that: (a) neither them nor any of their affiliates have any claim or cause of action against the Original Lender (or any of its affiliates, officers, directors, employees, attorneys, consultants, or agents) and (b) the Original Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the relevant Obligors and their affiliates under the Original Facilities Agreement and all other documents executed in connection therewith or referred to or incorporated therein. Notwithstanding the foregoing, the Original Lender wishes (and the Obligors agree) to eliminate any possibility that any past conditions, acts, omissions, events, or circumstances would impair or otherwise

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adversely affect any of the Original Lender’s rights, interests, security and/or remedies under the Original Facilities Agreement and all other documents executed in connection therewith or referred to or incorporated therein. Accordingly, for and in consideration of the agreements contained in this Agreement and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, each Obligor (for itself and its affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally, and irrevocably release and forever discharge the Original Lender and each of its affiliates, officers, directors, employees, attorneys, consultants, and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’’ fees, suits, demands, liabilities, actions, proceedings, and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute, or otherwise, which any Releasor has now or heretofore had, shall or may have against any Released Party by reason of any act, omission, or thing whatsoever done or omitted to be done on or prior to the date hereof arising out of, connected with or related in any way to this Agreement, the Original Facilities Agreement or all other documents executed in connection therewith or referred to or incorporated therein, or any act, event or transaction related or attendant thereto, or the agreements of the Original Lender contained therein, or the possession, use, operation or control of any of the assets of the Obligors, or the making of any facility or other advance, or the management of such facility or advance or the collateral granted (or purported to be granted) under the security documents.

10.	MISCELLANEOUS

The provisions of clauses 36 (Notices), 38 (Partial invalidity), 39 (Remedies and waivers) and 43 (Counterparts) of the Amended Facilities Agreement shall apply to this Agreement as if set out in full again here, with such changes as are appropriate to fit this context.

11.	LAW AND JURISDICTION

11.1	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

12.	ARBITRATION

12.1	Arbitration

Any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of in connection with this Agreement) (a “Dispute”) shall be referred to and finally resolved by arbitration under the Arbitration Rules of the London Court of International Arbitration (LCIA).

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12.2	Formation of arbitral tribunal, seat and language of arbitration

(a)

The arbitral tribunal shall consist of three arbitrators. The claimant(s), irrespective of number, shall nominate jointly one arbitrator; the respondent(s), irrespective of number, shall nominate jointly the second arbitrator, and a third arbitrator (who shall act as Chairman) shall be appointed by the arbitrators nominated by the claimant(s) and respondent(s) or, in the absence of agreement on the third arbitrator within 10 days of the appointment of the second arbitrator, by the LCIA Court (as defined in the Rules).

(b)	The seat of arbitration shall be London, England.

(c)	The language of the arbitration shall be English.

12.3	Recourse to courts

For the purposes of arbitration pursuant to this Clause 12 (Arbitration), the Parties waive any right of application to determine a preliminary point of law or appeal on a point of law under Sections 45 and 69 of the Arbitration Act 1996.

12.4	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)

irrevocably appoints Alliance One International Services Limited of Building A, Riverside Way, Camberley, Surrey, GU15 3YL as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by an agent for the service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)

If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Obligors’ Agent (on behalf of all the Obligors) must immediately (and in any event within 5 days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

EXECUTION:

This Agreement has been entered into on the date stated at the beginning of this Agreement and the parties have shown their acceptance of its terms by executing it at the end of the Schedules.

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SCHEDULE 1

EXISTING LOANS AND COMMITMENTS

Part I: Existing Loans

Disbursement Number	Principal amount outstanding (USD)	Repayment Date

Alliance One Malawi
CAD00012021306	19,898,447.32	21-Aug-22
CAD00012021317	1,000,000.00	2-Sep-22
CAD00012021325	3,800,000.00	22-Sep-22
CAD00012021332	2,000,000.00	26-Sep-22
CAD00012021337	2,000,000.00	16-Oct-22
CAD00012021347	2,120,000.00	5-Nov-22
CAD00012021350	2,000,000.00	12-Nov-22
CAD00012021356	3,030,000.00	19-Nov-22
CAD00012021359	2,000,000.00	27-Nov-22
CAD00012021368	2,300,000.00	10-Dec-22
CAD00012022385	1,000,000.00	6-Jan-23
CAD00012022399	2,315,000.00	15-Jan-23
CAD00012022480	1,525,000.00	6-Mar-23
CAD00012022528	3,500,000.00	4-May-23
CAD00012022550	2,000,000.00	18-May-23
CAD00012022558	3,755,000.00	26-May-23
Total principal amount outstanding: USD 54,243,447.32

Alliance One Tanzania
CAD00012022400	1,268,408.25	15-Jan-23
CAD00012022414	1,055,000.00	23-Jan-23
CAD00012022440	1,000,000.00	6-Feb-23

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Disbursement Number	Principal amount outstanding (USD)	Repayment Date
CAD00012022461	1,000,000.00	17-Feb-23
CAD00012022478	1,870,000.00	3-Mar-23
CAD00012022516	1,000,000.00	9-Apr-23
CAD00012022519	2,000,000.00	23-Apr-23
CAD00012022529	1,500,000.00	4-May-23
CAD00012022542	3,500,000.00	11-May-23
CAD00012022549	3,765,000.00	14-May-23
CAD00012022555	2,700,000.00	20-May-23
CAD00012022556	1,500,000.00	21-May-23
CAD00012022560	3,100,000.00	26-May-23
Total principal amount outstanding: USD 25,258,408.25

Alliance One Zambia
CAD00012021371	668,697.13	19-Dec-22
CAD00012022462	1,500,000.00	20-Feb-23
CAD00012022518	1,400,000.00	23-Apr-23
CAD00012022531	2,000,000.00	8-May-23
CAD00012022553	4,000,000.00	19-May-23
Total principal amount outstanding: USD 9,568,697.13

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Part II: Commitments

Name of Original Lender	Malawian Facility Commitment	Tanzanian Facility Commitment	Zambian Facility Commitment
Eastern and Southern African Trade and Development Bank	USD 100,000,000	USD 70,000,000	USD 15,000,000

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SCHEDULE 2

CONDITIONS PRECEDENT TO FOURTH AMENDMENT EFFECTIVE DATE

1.	Parent Guarantors, Alliance One Malawi and AOI LLC

(a)	A copy of a resolution of the board of directors of each Parent Guarantor, Alliance One Malawi and AOI LLC:

(i)

approving the terms of, and the transactions contemplated by, the New Finance Documents to which it is a party and resolving that it execute, deliver and perform the New Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the New Finance Documents to which it is a party on its behalf; and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the New Finance Documents to which it is a party.

(b)	A specimen of the signature of each person authorised by the resolution referred to in paragraph 1(a) above in relation to the New Finance Documents and related documents.

(c)

A certificate of each Parent Guarantor, Alliance One Malawi and AOI LLC (signed by a director or an authorised signatory) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments applicable to that Parent Guarantor, Alliance One Malawi or AOI LLC (as applicable) would not cause any borrowing, guarantee, security or similar limit binding on that Parent Guarantor, Alliance One Malawi or AOI LLC (as applicable) to be exceeded.

(d)

A certificate of an authorised signatory of each Parent Guarantor, Alliance One Malawi and AOI LLC certifying that each document relating to it specified in schedule 2 (Conditions precedent to Amendment Agreement Effective Date) of the Fourth Amendment and Restatement Agreement remains correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

(e)	Unless previously delivered, a certified copy of each Material Licence.

2.	Finance Documents

Each of the following, duly executed by each party thereto:

(a)	this Agreement; and

(b)	the Facility Fee Letter.

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3.	Transaction Security Document

The duly executed 2022 AOI LLC Security Confirmation.

4.	Legal opinions

The following legal opinions, each addressed to the Agent, the Security Agent and the Original Lender:

(a)

A legal opinion of Mayer Brown International LLP, legal advisers to the Agent and Arranger as to English law substantially in the form distributed to the Original Lender prior to signing this Agreement.

(b)	A legal opinion of RITZ Attorneys at Law, legal advisers to the Agent and Arranger as to Malawian law substantially in the form distributed to the Original Lender prior to signing this Agreement.

(c)

A legal opinion of Robinson, Bradshaw and Hinson, P.A. legal advisers to the Obligors, addressed to the Agent, the Security Agent and the Original Lender, as to Virginian law, in the form distributed to the Original Lender prior to signing this Agreement.

(d)

A legal opinion of Robinson Bradshaw and Hinson, P.A. legal advisers to the Obligors, addressed to the Agent, Security Agent and the Original Lender, as to North Carolina law, in the form distributed to the Original Lender prior to signing this Agreement.

5.	Product documentation and evidence

Each Borrower shall deliver to the Agent the following:

(a)

unless previously delivered, a certified copy of each Intermediate Sales Contract and each End Sales Contract (and Transportation Documents existing at that time in relation thereto) to which it is a party as at the Fourth Amendment Effective Date;

(b)	a schedule setting out its confirmed orders and business under negotiation as at the Fourth Amendment Effective Date;

(c)	a schedule setting out the estimated quantity in respect of:

(i)	shipments of green leaf tobacco to be delivered to it by its suppliers; and

(ii)	shipments to be delivered to Buyers under the End Sales Contracts,

in each case for each crop season from (and including) the Fourth Amendment Effective Date to (and including) the Termination Date; and

(iii)	a pillar report and inventory statistics prepared in respect it.

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6.	Other documents and evidence

(a)	A copy of the Original Financial Statements of each Obligor.

(b)	The Group Structure Chart.

(c)

A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Obligors’ Agent accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

(d)

Evidence that the fees, costs and expenses then due from the Obligors pursuant to Clause 14 (Fees), Clause 15.4 (Stamp taxes) and Clause 19 (Costs and expenses) of the Amended Facilities Agreement have been paid or will be paid by the Fourth Amendment Effective Date.

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SCHEDULE 3

CONDITIONS SUBSEQUENT TO FOURTH AMENDMENT EFFECTIVE DATE

1.	Malawian related issues

Satisfaction of the following requirements by the date falling 30 days after the date of this Agreement, or such later date as the Agent may agree:

Document	Registration process
Fourth Amendment and Restatement Agreement	Alliance One Malawi shall notify the Reserve Bank of Malawi of the amendment to the Original Facilities Agreement and deliver a duly executed copy of this Agreement to the Reserve Bank of Malawi.
Fourth Amendment and Restatement Agreement	Malawian stamp duty of approximately Malawian Kwacha 10,000 must be affixed to the document.

2.	Tanzanian related issues

Satisfaction of the following requirements by the date falling 30 days after the date of this Agreement, or such later date as the Agent may agree:

Document	Registration process
Fourth Amendment and Restatement Agreement	Tanzanian stamp duty of approximately Tanzania Shillings 2,000 must be affixed to the document.

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SCHEDULE 4

THE AMENDED FACILITIES AGREEMENT

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EXECUTION VERSION

Originally dated 13 June 2018, as supplemented by various facility renewal letters and as amended and amended and restated from time to time, including by an amendment and restatement agreement dated 27 June 2022

(1)	ALLIANCE ONE TOBACCO (MALAWI) LIMITED, ALLIANCE ONE TOBACCO (TANZANIA) LIMITED and ALLIANCE ONE ZAMBIA LIMITED as Borrowers

(2)	PYXUS INTERNATIONAL, INC.,

PYXUS PARENT, INC. and

PYXUS HOLDINGS, INC.,

as Parent Guarantors

(3)	EASTERN AND SOUTHERN AFRICAN TRADE AND DEVELOPMENT BANK as Mandated Lead Arranger

(4)	EASTERN AND SOUTHERN AFRICAN TRADE AND DEVELOPMENT BANK as Original Lender

(5)	EASTERN AND SOUTHERN AFRICAN TRADE AND DEVELOPMENT BANK as Agent

(6)	EASTERN AND SOUTHERN AFRICAN TRADE AND DEVELOPMENT BANK as Security Agent

USD 185,000,000

SECURED PRE-SHIPMENT AND EXPORT FINANCE FACILITIES AGREEMENT

L O N D O N

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Schedules

1.	Revised Commitments	172
2.	Form of Utilisation Request	173
3.	Form of Transfer Certificate	174
4.	Form of Assignment Agreement	176
5.	Loan to Value Ratio Certificate	178
6.	Timetables	180
7.	Original End Buyers	181
8.	Material Licences	182
9.	Disclosed Proceedings	183
10.	Original Sales Contracts	184

ii

THIS SECURED PRE-SHIPMENT AND EXPORT FINANCE AGREEMENT is originally dated 13 June 2018, as supplemented by various facility renewal letters, and as amended and amended and restated from time to time, including as amended and restated on the Fourth Amendment Effective Date (as defined below) (the “Agreement”).

BETWEEN:

(1)

PYXUS INTERNATIONAL, INC. (formerly known as Pyxus One, Inc.), a company incorporated and existing under the laws of Virginia, USA with the IRS employer identification number 85-2386250, and whose registered office is 8001 Aerial Center Parkway, Post Office Box 2009, Morrisville, NC 27560-2009, USA (“Parent”);

(2)

PYXUS PARENT, INC., a company incorporated and existing under the laws of Virginia, USA with the IRS employer identification number 85-2398341, and whose registered office is 8001 Aerial Center Parkway, Post Office Box 2009, Morrisville, NC 27560-2009, USA (“Pyxus Parent”);

(3)

PYXUS HOLDINGS, INC., a company incorporated and existing under the laws of Virginia, USA with the IRS employer identification number 85-2385176, and whose registered office is 8001 Aerial Center Parkway, Post Office Box 2009, Morrisville, NC 27560-2009, USA (“Pyxus Holdings” and, together with Parent and Pyxus Parent, the “Parent Guarantors”);

(4)

ALLIANCE ONE TOBACCO (MALAWI) LIMITED, a company incorporated and existing under the laws of the Republic of Malawi, with company number 1891 and whose postal address is P.O. Box 30522, Lilongwe 3, Malawi (“Alliance One Malawi”);

(5)

ALLIANCE ONE TOBACCO (TANZANIA) LIMITED, a company incorporated and existing under the laws of the United Republic of Tanzania, with company number 32885 and whose postal address is P.O. Box 1595, Kingolwira, Morogoro, United Republic of Tanzania (“Alliance One Tanzania”);

(6)

ALLIANCE ONE ZAMBIA LIMITED, a company incorporated and existing under the laws of the Republic of Zambia, with company number 40403 and whose registered address is Plot 4298 Buyatanshi Road, Industrial Area, Lusaka, Republic of Zambia and whose postal address is P.O. Box 30994, Lusaka, Zambia (“Alliance One Zambia” and, together with Alliance One Malawi and Alliance One Tanzania, the “Borrowers”);

(7)

EASTERN AND SOUTHERN AFRICAN TRADE AND DEVELOPMENT BANK, a body corporate established by Charter pursuant to Chapter Nine of the Treaty for the Establishment of the Preferential Trade Area for Eastern and Southern African States and having an office at 197 Lenana Place, Lenana Road, Nairobi, Kenya as mandated lead arranger (the “Arranger”);

(8)

EASTERN AND SOUTHERN AFRICAN TRADE AND DEVELOPMENT BANK, a body corporate established by Charter pursuant to Chapter Nine of the Treaty for the Establishment of the Preferential Trade Area for Eastern and Southern African States and having an office at 197 Lenana Place, Lenana Road, Nairobi, Kenya as original lender (the “Original Lender”);

(9)

EASTERN AND SOUTHERN AFRICAN TRADE AND DEVELOPMENT BANK, a body corporate established by Charter pursuant to Chapter Nine of the Treaty for the Establishment of the Preferential Trade Area for Eastern and Southern African States and having an office at 197 Lenana Place, Lenana Road, Nairobi, Kenya as agent of the other Finance Parties (the “Agent”); and

(10)

EASTERN AND SOUTHERN AFRICAN TRADE AND DEVELOPMENT BANK, a body corporate established by Charter pursuant to Chapter Nine of the Treaty for the Establishment of the Preferential Trade Area for Eastern and Southern African States and having an office at 197 Lenana Place, Lenana Road, Nairobi, Kenya as security trustee for the Secured Parties (the “Security Agent”).

BACKGROUND:

(A)

Pursuant to various offer letters, facility letters, facility renewal letters, the Master Renewal Facility Agreement (as defined below), various amendment agreements and various amendment and restatement agreements, the Original Lender has advanced various facilities to the Borrowers over many years.

(B)

Pursuant to the Fourth Amendment and Restatement Agreement, the Parties have agreed that, following the Fourth Amendment Effective Date, all outstanding loans will be governed by the terms of this Agreement, which will supersede the terms of any previous offer letter, facility letter or facility renewal letter, the terms of the original Master Renewal Facility Agreement, the terms of any previous amendment agreement and the terms of any previous amendment and restatement agreement.

(C)

The Original Lender has agreed to make available to the Borrowers the Commitments set out in Schedule 1 (Revised Commitments) on the terms of this Agreement as amended and restated by the Fourth Amendment and Restatement Agreement.

IT IS AGREED that:

SECTION 1

INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“2021 Amendment Agreement to the AOI LLC 2020 Collection Account Security Agreement” means the New York law governed amendment agreement dated 13 August 2021 relating to the AOI LLC 2020 Collection Account Security Agreement entered into between AOI LLC and the Security Agent.

“2021 Amendment Agreement to the AOI LLC 2020 Receivables Assignment Agreement” means the English law governed amendment agreement dated 13 August 2021 relating to the AOI LLC 2020 Receivables Assignment Agreement entered into between AOI LLC and the Security Agent.

“2021 Amendment Agreement to the Collection Account Control Agreement” means the New York law governed amendment agreement dated 11 August 2021 relating to the Collection Account Control Agreement entered into between AOI LLC, the Security Agent and the Collection Account Bank.

“2021 AOI LLC Security Confirmation” means the English law governed security confirmation deed dated 13 August 2021 between AOI LLC and the Security Agent for the benefit of the Secured Parties relating to each Transaction Security Document to which AOI LLC is a party.

“2022 AOI LLC Security Confirmation” means the English law governed security confirmation deed dated on or about the date of the Fourth Amendment and Restatement Agreement between AOI LLC and the Security Agent for the benefit of the Secured Parties relating to each Transaction Security Document to which AOI LLC is a party.

“Account Bank” means the Collection Account Bank and each Local Account Bank.

“Accounting Principles” means:

(a)	with respect to the Parent Guarantors, generally accepted accounting principles in the United States; and

(b)	with respect to the Borrowers, IFRS.

“Accounting Reference Date” means 31 March.

“Additional End Sales Contract” has the meaning given to that term in paragraph (b) of the definition of “End Sales Contract”.

“Additional Intermediate Sales Contract” has the meaning given to that term in paragraph (b) of the definition of “Intermediate Sales Contract”.

“Additional Sales Contract” means any Additional End Sales Contract or any Additional Intermediate Sales Contract.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Affiliate End Sales Contract” means any contract for the sale and delivery of Products between AOI LLC as seller and an End Buyer that is a Subsidiary of the Parent (other than an Obligor or AOI LLC) as buyer that meets the Eligibility Criteria.

“Alliance One Malawi Pledge Over Inventory” means the Mozambican law governed pledge agreement dated 17 September 2021 entered into between Alliance One Malawi and the Security Agent, pursuant to which Alliance One Malawi charges certain of its tobacco stocks located in Mozambique in favour of the Security Agent.

“Alliance One Malawi Tripartite Pledge Agreement” means the South African law governed pledge agreement dated 19 February 2021 entered into between Alliance One Malawi, the Security Agent and C. Steinweg Bridge Proprietary Limited, pursuant to which Alliance One Malawi charges certain of its tobacco stocks located in South Africa in favour of the Security Agent.

“Anti-Corruption Laws” means the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977, and any similar laws or regulations in any jurisdiction relating to bribery, corruption, money laundering or combating the financing of terrorism or any similar practices.

“AOI LLC” means Alliance One International, LLC, a limited liability company organised under the laws of the North Carolina, whose postal address is 8958 West Marlboro Road, Farmville, North Carolina, USA.

“AOI LLC 2020 Collection Account Security Agreement” means the New York law governed account security agreement originally dated 17 August 2020 (as amended from time to time, including pursuant to the 2021 Amendment Agreement to the AOI LLC 2020 Collection Account Security Agreement), pursuant to which AOI LLC grants a security interest in, inter alia, all amounts standing to the credit of the Collection Accounts, entered into between AOI LLC and the Security Agent.

“AOI LLC 2020 Receivables Assignment Agreement” means the English law governed receivables assignment agreement originally dated 18 August 2020 (as amended from time to time, including pursuant to the 2021 Amendment Agreement to the AOI LLC 2020 Receivables Assignment Agreement and the Q2 2022 Amendment Agreement) relating to the AOI LLC End Sales Contracts, entered into between AOI LLC and the Security Agent.

“AOI LLC End Sales Contract” has the meaning given to such term in the AOI LLC 2020 Receivables Assignment Agreement.

“AOI LLC Repeating Representations” has the meaning given to the term “Repeating Representations” in the AOI LLC 2020 Receivables Assignment Agreement.

“AOI LLC Security Documents” means:

(a)	AOI LLC 2020 Collection Account Security Agreement;

(b)	AOI LLC 2020 Receivables Assignment Agreement;

(c)	the Collection Account Control Agreement;

(d)	the 2021 Amendment Agreement to the AOI LLC 2020 Collection Account Security Agreement.

(e)	the 2021 Amendment Agreement to the AOI LLC 2020 Receivables Assignment Agreement;

(f)	the 2021 Amendment Agreement to the Collection Account Control Agreement;

(g)	the 2021 AOI LLC Security Confirmation;

(h)	the 2022 AOI LLC Security Confirmation; and

(i)	the Q2 2022 Amendment Agreement.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 4 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Auditors” means Deloitte & Touche LLP or any other firm approved in advance by the Majority Lenders (such approval not to be unreasonably withheld or delayed).

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means, in relation to a Facility, the period from and including the Q2 2021 Amendment Agreement Effective Date to and including the date falling one Month prior to the Termination Date.

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus:

(a)	its participation in any outstanding Loans under that Facility; and

(b)	in relation to any proposed Utilisation, its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date,

other than that Lender’s participation in any Loans under that Facility that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Break Costs” means the amount (if any) by which:

(a)

the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Nairobi, London and Port Louis and, in relation to any date for payment or purchase of dollars, New York and, with respect to any matter that involves any communication with or payment by or to a particular Borrower, that Borrower’s jurisdiction of incorporation.

“Business Report” means a report from the Borrowers in form and substance satisfactory to the Agent, in each case for the period to which the Business Report relates, to include (without limitation) for each Borrower:

(a)	confirmed orders and business under negotiation;

(b)	shipping schedules for each crop season;

(c)	sample shipping documents; and

(d)	pillar reports and inventory statistics.

“Buyer” means an End Buyer or an Intermediate Buyer.

“Change of Control” means:

(a)	the Parent ceases directly or indirectly to control Pyxus Parent;

(b)	Pyxus Parent ceases directly or indirectly to control Pyxus Holdings; or

(c)	Pyxus Holdings ceases directly or indirectly to control any Borrower.

For the purposes of this definition, “control” of a person means:

(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, more than 50 per cent. of the maximum number of votes that might be cast at a general meeting of that person;

(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of that person; or

(C)	give directions with respect to the operating and financial policies of that person with which the directors or other equivalent officers of that person are obliged to comply; or

(ii)

the holding beneficially of 99.99 per cent. of the issued share capital of that person (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

“Charged Property” means all of the assets of the Borrowers and AOI LLC which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Charter” means the 1985 charter for the establishment of the Preferential Trade Area for Eastern and Southern African States, as the same may be amended or re-enacted from time to time.

“Collateral Management Agreement” means each of the Malawian Collateral Management Agreements and the Tanzanian Collateral Management Agreement.

“Collateral Manager” means each of the Malawian Collateral Managers and the Tanzanian Collateral Manager.

“Collection Account” means each of the Malawian Collection Account, the Tanzanian Collection Account and the Zambian Collection Account.

“Collection Account Bank” means Bank of America, N.A..

“Collection Account Control Agreement” means the New York law governed account control agreement dated 19 August 2020 (as amended from time to time, including pursuant to the 2021 Amendment Agreement to the Collection Account Control Agreement) entered into between AOI LLC, the Security Agent and the Collection Account Bank.

“Commitment” means a Malawian Facility Commitment, a Tanzanian Facility Commitment or a Zambian Facility Commitment.

“Confidential Information” means all information relating to any Obligor, the Group, the Transaction Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 41.1 (Confidential Information); or

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

(ii)	any Funding Rate.

“Confidentiality Undertaking” means a confidentiality undertaking in such form as agreed between the Obligors’ Agent and the Agent.

“Contractual Rights Assignment Agreement” means each assignment agreement over any Borrowers’ rights, title and interest in and to any Intermediate Sales Contract, between that Borrower and the Security Agent, including the Malawian 2020 Security Agreement, the Tanzanian 2020 Contractual Rights Assignment Agreement and the Zambian 2020 Contractual Rights Assignment Agreement.

“Default” means an Event of Default or any event or circumstance specified in Clause 27 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)

which has failed to make its participation in a Loan available (or has notified the Agent or the Obligor’s Agent (which has notified the Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with Clause 6.4 (Lenders’ participation), unless:

(i)	its failure to pay is caused by:

(A)	an administrative or technical error; or

(B)	a Disruption Event, and

payment is made within 10 Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question;

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which any insolvency or similar proceeding has occurred and is continuing.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Discounting Bank” means The Standard Bank of South Africa Limited (acting through its Corporate and Investment Banking Division).

“Discounting Borrower” means, in respect of Discounting Invoice Receivables owed to AOI LLC under a Discounting Invoice which are the subject of a Permitted

Receivables Disposal, the Borrower that sold to AOI LLC (as Intermediate Buyer under an Intermediate Sales Contract) the Products that were subsequently sold by AOI LLC to an End Buyer pursuant to such Discounting Invoice.

“Discounting Invoice” means an invoice or other applicable written payment instruction issued by AOI LLC to an End Buyer under an AOI LLC End Sales Contract which satisfies either of the following conditions:

(a)	such invoice or written payment instruction provides for all amounts payable to AOI LLC thereunder to be paid to the Discounting Bank; or

(b)	any Discounting Invoice Receivables arising under such invoice or written payment instruction have been disposed of by AOI LLC to the Discounting Bank by way of a Permitted Receivables Disposal.

“Discounting Invoice Receivables” means all invoiced monies or other receivables under or arising from a Discounting Invoice owing to, payable to or for the benefit of AOI LLC now or in the future, resulting from the sale of tobacco originating in Malawi, Tanzania or Zambia.

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Eastern Sales” means the sale of any Product to Eastern Company S.A.E or its Affiliates.

“Eligibility Criteria” means:

(a)	in relation to any Intermediate Sales Contract:

(i)	the counterparty to that contract is an Intermediate Buyer;

(ii)	it provides for all amounts payable to the Borrower that is the seller under that Intermediate Sales Contract to be:

(A)	paid in USD;

(B)	paid directly to that Borrower’s Local Account;

(C)	paid upon demand by the relevant Borrower; and

(D)	made without any withholding, counterclaim, deduction or set-off whatsoever (save to the extent expressly permitted under the terms of that contract as specifically approved by the Agent);

(iii)	it complies with any payment or other conditions that were imposed by the Agent when confirming the designation of the counterparty to that contract as an Intermediate Buyer (if any);

(iv)	it is capable of being freely assigned by the relevant Borrower (as seller) without any further consent of the relevant counterparty;

(v)	it is expressed to be governed by English law, Swiss law, a Relevant Jurisdiction of the relevant Borrower or the law of another jurisdiction acceptable to the Agent; and

(vi)	it provides for disputes to be submitted to arbitration in or to the courts of a jurisdiction acceptable to the Agent;

(b)	in relation to any End Sales Contract (including any End Sales Contract made by way of purchase order):

(i)	the counterparty to that contract is an End Buyer;

(ii)

it (or the invoices or other applicable written payment instructions issued thereunder) provide(s) for all amounts payable to the relevant Borrower or AOI LLC (as seller) which the relevant Borrower has designated, or intends to designate, as “LTV Receivables” to be:

(A)	paid in USD;

(B)	in the case of amounts payable to AOI LLC, paid directly to the Collection Account maintained in the relevant Borrower’s name;

(C)

in the case of amounts payable to a Borrower, paid directly to the Collection Account maintained in that Borrower’s name or (in the case of Local Sales Contracts only) paid directly to that Borrower’s Local Account; and

(D)	paid within no more than 180 days from the date of delivery;

(iii)

other than in respect of the terms of any Discounting Invoice issued thereunder, it complies with any payment or other conditions that were imposed by the Agent when confirming the designation of the counterparty to that contract as an End Buyer (if any);

(iv)	other than in respect of any Discounting Invoice Receivables arising thereunder, the Borrower or AOI LLC is beneficially entitled to the receivables arising thereunder which relate to any Product;

(v)

other than in respect of any Discounting Invoice Receivables arising thereunder, the receivables arising thereunder which relate to any Product are capable of being freely assigned by the relevant Borrower or AOI LLC (as seller) without any further consent of the relevant counterparty or, where such consent is required, this has been or will be obtained and presented to the Security Agent prior to such contract becoming subject to the Transaction Security constituted by the relevant Receivables Assignment Agreement.

“Eligible Institution” means any Lender or other bank, financial institution, trust, fund or other entity selected by the Obligors’ Agent and which, in each case, is not a member of the Group.

“End Buyer” means:

(a)	each of the persons listed as such in Schedule 7 (Original End Buyers) (an “Original End Buyer”);

(b)	(without prejudice to Clause 25.11 (Local Sales Contracts)) any Subsidiary of the Parent (other than an Obligor or AOI LLC) that purchases Product from a Borrower or AOI LLC; and

(c)	any other person which has become an End Buyer in accordance with Clause 25.9 (Additional End Buyers and Additional End Sales Contracts),

but excluding any such person that has ceased to be an End Buyer in accordance with Clause 25.8 (Buyer failure).

“End Sales Contract” means each of:

(a)	the sales contracts listed in Part I (Original End Sales Contracts) of Schedule 10 (Original Sales Contracts) (each, an “Original End Sales Contract”); and

(b)

any other contract for the sale and delivery of Products between a Borrower or AOI LLC as seller and an End Buyer as buyer that has become an End Sales Contract in accordance with Clause 25.9 (Additional End Buyers and Additional End Sales Contracts) (each, an “Additional End Sales Contract”), but excluding any such contract that has ceased to be an End Sales Contract in accordance with Clause 25.7 (Sales Contract failure) or Clause 25.8 (Buyer failure) or otherwise ceases to be an End Sales Contract as noticed in writing to the Agent by the applicable Borrower or the Parent.

“Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including, without limitation, land under water).

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law or regulation which relates to:

(a)	the pollution or protection of the Environment;

(b)	the conditions of the workplace; or

(c)

the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

“Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group.

“Event of Default” means any event or circumstance specified as such in Clause 27 (Events of Default).

“Excluded Activity” means each of the following:

(a)	production of or trade in military weapons and ammunitions;

(b)

production of or trade in any product or activity deemed or legislated as illegal under the host country regulations or international conventions and agreements including but not limited to ozone depleting substances, asbestos and certain pesticides, herbicides and chemicals;

(c)

performing any trade, business or other activities in areas gazetted by host countries through national or international legislation and deemed to have a high biodiversity and/or any other activities that lead to substantial destruction of the environment;

(d)	production or use of or trade in hazardous materials such as radioactive materials;

(e)	trade in wildlife or wildlife products regulated under the Convention on International Trade in Endangered Species of Wild Fauna and Flora (“CITES”);

(f)	production or trade in chemicals, pesticides/herbicides subject to international phase-outs or bans;

(g)	production of or trade in pharmaceuticals subject to international phase-outs or bans;

(h)	forced labour or child labour;

(i)	gambling, casinos and equivalent enterprises; and

(j)	unsustainable fishing methods (including drift net fishing in the marine environment using nets in excess of 2.5 km in length).

“Existing Loan” means each of the Loans set out in part I (Existing Loans) of schedule 1 (Existing Loans and Commitments) of the Fourth Amendment and Restatement Agreement.

“Facility” means the Malawian Facility, the Tanzanian Facility or the Zambian Facility.

“Facility Office” means:

(a)

in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

“Fee Letter” means:

(a)	the fee letter dated 24 June 2021 entered into by the Parent and the Agent;

(b)	the fee letter dated on or about the date of the Fourth Amendment and Restatement Agreement entered into by the Parent and the Agent; and

(c)	any other fee letter which may be entered into between the Parent and the Agent from time to time.

“Finance Document” means this Agreement, the First Amendment and Restatement Agreement, the Second Amendment and Restatement Agreement, the Third Amendment and Restatement Agreement, the Q2 2021 Amendment Agreement, the Q2 2022 Amendment Agreement, the Fourth Amendment and Restatement Agreement, any Loan to Value Ratio Certificate, any Fee Letter, each Transaction Security Document, each Collateral Management Agreement, any Utilisation Request and any other document designated as a “Finance Document” by the Agent and the Obligors’ Agent or any Borrower.

“Finance Lease” means any lease or hire purchase contract, a liability under which would, in accordance with the Accounting Principles, be treated as a balance sheet liability.

“Finance Party” means the Agent, the Arranger, the Security Agent or a Lender.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of Finance Leases;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirement for de-recognition under the Accounting Principles);

(f)

any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)

any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of (i) an underlying liability of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition or (ii) any liabilities of any member of the Group relating to any post-retirement benefit scheme;

(h)

any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer) before the Termination Date or are otherwise classified as borrowings under the Accounting Principles;

(i)

any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 180 days after the date of supply;

(j)

any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and

(k)	the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above.

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Year” means the annual accounting period of the Group ending on or about 31 March in each year.

“First Amendment and Restatement Agreement” means the amendment and restatement agreement dated 13 August 2020 entered into between (amongst others), the Borrowers, the Arranger, the Agent and the Security Agent pursuant to which this Agreement was first amended and restated.

“First Amendment Effective Date” means 19 August 2020.

“Fourth Amendment and Restatement Agreement” means the amendment and restatement agreement dated 27 June 2022 entered into between (amongst others), the Borrowers, the Arranger, the Agent and the Security Agent pursuant to which this Agreement was amended and restated for the fourth time.

“Fourth Amendment Effective Date” has the meaning given to the term “Fourth Amendment Effective Date” in the Fourth Amendment and Restatement Agreement.

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to Clause 13.3(a)(ii) (Cost of funds).

“Group” means the Parent and each of its Subsidiaries from time to time.

“Group Structure Chart” means the group structure chart delivered to the Agent pursuant to clause 2.1 (Conditions precedent and conditions subsequent) of the Fourth Amendment and Restatement Agreement.

“Guarantor” means the Parent Guarantors.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 12 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 11.3 (Default interest).

“Intermediate Buyer” means AOI LLC, Alliance One Malawi, Alliance One Tanzania and any other Affiliate of a Borrower that the Agent has notified that Borrower in writing is acceptable to it.

“Intermediate Sales Contract” means each of:

(a)

the sales contracts delivered by the Borrowers listed in Part II (Original Intermediate Sales Contracts) of Schedule 10 (Original Sales Contracts) (each, an “Original Intermediate Sales Contract”); and

(b)

any other contract for the sale and delivery of Products between a Borrower as seller and an Intermediate Buyer as buyer that is designated as an “Intermediate Sales Contract” by the relevant Borrower and the Agent (each, an “Additional Intermediate Sales Contract”).

“Legal Reservations” means:

(a)

the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)

the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim; and

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction.

“Lender” means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender” in accordance with Clause 28 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

“LIBOR” means, in relation to any Loan, the Screen Rate as of the Specified Time for dollars for a 12 month period commencing on the Utilisation Date of that Loan, and if that rate is less than zero, LIBOR shall be deemed to be zero.

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“LMA” means the Loan Market Association.

“Loan” means a Malawian Facility Loan, Tanzanian Facility Loan or Zambian Facility Loan.

“Loan to Value Ratio” has the meaning given to that term in Clause 23.1 (Definitions).

“Loan to Value Ratio Certificate” means a certificate substantially in the form set out in Schedule 5 (Loan to Value Ratio Certificate).

“Local Account” means each of the Malawian Local Account, the Tanzanian Local Account, the Zambian Local Account.

“Local Account Bank” means each of the Malawian Local Account Bank, the Tanzanian Local Account Bank and the Zambian Local Account Bank.

“Local Currency” means, in respect of a Borrower, the lawful currency of the jurisdiction of incorporation of that Borrower as determined by the Agent.

“Local Sales Contract” means an End Sales Contract entered into directly between a Borrower and an End Buyer that provides for all amounts payable to the Borrower under it which that Borrower has designated, or intends to designate, as “LTV Receivables” to be paid directly to the Local Account of that Borrower.

“LTV Receivables” has the meaning given to such term in Clause 23.1 (Definitions).

“Majority Lenders” means:

(a)

in relation to a specified Facility or Facilities, a Lender or Lenders whose Commitments aggregate at least 51 per cent. of the aggregate Commitments under that Facility or Facilities (or, if the Commitments under the Facility or Facilities have been reduced to zero, aggregated at least 51 per cent. of such Commitments immediately prior to that reduction); or

(b)

otherwise, a Lender or Lenders whose Commitments aggregate at least 51 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated at least 51 per cent. of the Total Commitments immediately prior to that reduction).

“Malawian 2020 Security Agreement” means the Malawian law governed security agreement dated 18 August 2020 entered between Alliance One Malawi and the Security Agent, pursuant to which Alliance One Malawi charges certain of its tobacco stocks and receivables, assigns certain of its contractual rights under Intermediate Sales Contracts, assigns certain of its receivables arising under its End Sales Contracts (in each case subject to certain exceptions) and charges the Malawian Local Account.

“Malawian Collateral Management Agreement” means each of:

(a)

prior to the date of the Replacement Malawian Collateral Management Agreement only, the collateral management agreement dated 26 August 2020 between the Security Agent, Alliance One Malawi and Vallis Group Limited, relating to tobacco stocks located in Malawi;

(b)	from (and including) the date of the Replacement Malawian Collateral Management Agreement onwards, the Replacement Malawian Collateral Management Agreement;

(c)

the collateral management agreement dated 19 February 2021 entered into between the Security Agent, Alliance One Malawi and C. Steinweg Bridge Proprietary Limited, relating to tobacco stocks located in South Africa; and

(d)

the collateral management agreement dated 13 August 2021 entered into between the Security Agent, Alliance One Malawi and Transcom Sharaf Logistica Limitada relating to tobacco stocks located in Mozambique, and any reference to the “Malawian Collateral Management Agreement” shall mean all or any of such collateral management agreements, as applicable.

“Malawian Collateral Manager” means each of:

(a)	prior to the date of the Replacement Malawian Collateral Management Agreement only, Vallis Group Limited, with respect to tobacco stocks located in Malawi;

(b)	from (and including) the date of the Replacement Malawian Collateral Management Agreement onwards, Transcom Sharaf Limited, with respect to tobacco stocks located in Malawi;

(c)	C Steinweg Bridge Proprietary Limited, with respect to tobacco stocks located in South Africa; and

(d)	Transcom Sharaf Logistica Limitada, with respect to tobacco stocks located in Mozambique,

or such other collateral manager acceptable to the Lenders, and any reference to the “Malawian Collateral Manager” shall mean all or any of such collateral managers, as applicable.

“Malawian Collection Account” means the bank account opened and maintained in Alliance One Malawi’s name and designated the “Alliance One Malawi Collection Account” by AOI LLC with the Collection Account Bank in accordance with Clause 26.1 (Designation of Collection Accounts) and includes any interest of AOI LLC in any replacement account or any sub-division or sub-account of that account.

“Malawian Facility” means the revolving credit facility made available under this Agreement as described in Clause 2.1(a) (The Facilities).

“Malawian Facility Commitment” means:

(a)

in relation to the Original Lender, the amount set opposite its name under the heading “Malawian Facility Commitment” in Schedule 1 (Revised Commitments) and the amount of any other Malawian Facility Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Malawian Facility Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Malawian Facility Loan” means a loan made or to be made under the Malawian Facility or the principal amount outstanding for the time being of that loan.

“Malawian Local Account” means the bank account opened and maintained by Alliance One Malawi with the Malawian Local Account Bank in accordance with Clause 26.3(a) (Designation of Local Accounts) and includes any interest of Alliance One Malawi in any replacement account or any sub-division or sub-account of that account.

“Malawian Local Account Bank” means Standard Bank of Malawi.

“Malawian Secured Obligations” means all obligations at any time due, owing or incurred by Alliance One Malawi to any Secured Party under the Finance Documents to which Alliance One Malawi is a party, including the obligations set out in Clause 31.2 (Parallel debt (Covenant to pay the Security Agent)) whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity).

“Malawian Security Documents” means:

(a)	the Malawian 2020 Security Agreement;

(b)	the Alliance One Malawi Tripartite Pledge Agreement; and

(c)	the Alliance One Malawi Pledge Over Inventory.

“Margin” means:

(a)	subject to paragraph (b):

(i)	in relation to any Existing Loan, 6.00 per cent. per annum; and

(ii)	in relation to any New Loan, 5.50 per cent. per annum; or

(b)	in respect of any Loans owed under a particular Facility to a Margin Change Lender, such other percentage per annum determined in accordance with Clause 3 (Seasonal Review).

“Margin Change Lender” has the meaning given to such term in paragraph (a)(iii) in Clause 3 (Seasonal Review).

“Master Renewal Facility Agreement” means the master renewal facility agreement originally dated 13 June 2018 entered into between the Borrowers, the Arranger, the Agent and the Security Agent.

“Material Adverse Effect” means a material adverse effect on:

(a)

the business (including the production and export capacity), operations, property or financial condition of AOI LLC, any Borrower, the Borrowers taken as a whole or the Relevant Group taken as a whole; or

(b)	the ability of an Obligor or AOI LLC to perform its obligations under the Transaction Documents; or

(c)

the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

“Material Licence” means each of the licences referred to in Schedule 8 (Material Licences), as such list may be amended in writing by the Agent and the Obligors’ Agent and as such licences may be renewed from time to time.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“New Lender” has the meaning given to that term in Clause 28 (Changes to the Lenders).

“New Loan” means any Loan utilised on or after the Fourth Amendment Effective Date.

“Obligor” means a Borrower or a Guarantor.

“Obligors’ Agent” means the Parent, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.3 (Obligors’ Agent).

“Original End Buyer” has the meaning given to that term in paragraph (a) of the definition of “End Buyer”.

“Original Financial Statements” means:

(a)	in relation to each Borrower, its audited consolidated financial statements for the Financial Year ended 31 March 2021; and

(b)	in relation to Parent, its audited consolidated financial statements for the Financial Year ended 31 March 2021.

“Original Jurisdiction” means, in relation to an Obligor or AOI LLC, the jurisdiction under whose laws that entity is incorporated as at the date of this Agreement.

“Original Sales Contract” means:

(a)	each Original End Sales Contract (which has the meaning given to that term in paragraph (a) of the definition of “End Sales Contract”); and

(b)	each Original Intermediate Sales Contract (which has the meaning given to that term in paragraph (a) of the definition of “Intermediate Sales Contract”).

“Party” means a party to this Agreement.

“Permitted Disposal” means any sale, lease, licence, transfer or other disposal which is on arm’s length terms:

(a)	of trading stock (including sales of inventory) or cash made by any Borrower in the ordinary course of trading of the disposing entity;

(b)

of assets (other than shares or businesses) in exchange for other assets comparable or superior as to type, value and quality (other than an exchange of a non-cash asset for cash, which is permitted only if the proceeds of the disposal are used immediately to purchase an asset to replace the asset the subject of the disposal or are deposited into a Collection Account);

(c)	of any Unproductive Fixed Asset; and

(d)	arising as a result of any Permitted Security.

“Permitted Financial Indebtedness” means Financial Indebtedness:

(a)

arising under a foreign exchange transaction for spot or forward delivery entered into by a Borrower in connection with protection against fluctuation in currency rates where that foreign exchange exposure arises in the ordinary course of trade of that Borrower, but not a foreign exchange transaction for investment or speculative purposes;

(b)	arising under a Permitted Loan or a Permitted Guarantee or as permitted by Clause 24.20 (Treasury Transactions);

(c)

under Finance Leases of vehicles, plant, equipment or computers entered into by a Borrower, provided that the aggregate capital value of all such items so leased under outstanding leases by the Borrowers does not exceed USD 1,000,000 (or its equivalent in other currencies) at any time; and

(d)	not permitted by the preceding paragraphs and the outstanding principal amount of which does not exceed USD 7,500,000 (or its equivalent) in aggregate between the Borrowers at any time.

“Permitted Guarantee” means:

(a)	the endorsement of negotiable instruments in the ordinary course of trade; or

(b)

the guarantee provided by Alliance One Malawi arising under the Standard Bank Facility Agreement, provided that the aggregate principal amount guaranteed does not exceed USD 40,000,000 (or its equivalent in other currencies) at any time;

(c)

the guarantees provided by Alliance One Malawi arising under the Seasonal Trade Finance Facility Agreement, provided that the aggregate principal amount guaranteed does not exceed USD 45,000,000 (or its equivalent in other currencies) at any time;

(d)

the guarantees provided by Alliance One Malawi for the benefit of its suppliers, provided that the aggregate principal amount guaranteed does not exceed USD 3,500,000 (or its equivalent in other currencies) at any time;

(e)	a guarantee provided by Alliance One Zambia for the benefit of its suppliers, provided that the aggregate principal amount guaranteed does not exceed USD 11,500,000; and

(f)	any guarantee permitted under Clause 24.17 (Financial Indebtedness).

“Permitted Loan” means:

(a)	any trade credit extended by any Borrower to its customers on normal commercial terms and in the ordinary course of its trading activities; and

(b)

a loan made by a Borrower to an employee or director of any member of the Group if the amount of that loan when aggregated with the amount of all loans to employees and directors by members of the Group does not exceed USD 500,000 (or its equivalent) at any time.

“Permitted Receivables Disposal” means a disposal by AOI LLC to the Discounting Bank of any Discounting Invoice Receivables, provided that:

(a)

the aggregate proceeds of such disposal paid or to be paid to AOI LLC (after deducting any sales commission payable in respect of such Discounting Invoice Receivables in accordance with Clause 9.4 (Proceeds from Permitted Receivables Disposal)) are not less than 85 per cent. of the book value of such Discounting Invoice Receivables;

(b)	the proceeds of the disposal of such Discounting Invoice Receivables are immediately deposited into a Collection Account; and

(c)

details of the Discounting Invoice Receivables and related Discounting Invoice have been, or will be, disclosed to the Agent in the Loan to Value Ratio Certificate delivered to the Agent immediately following such disposal in accordance with paragraph (c) of Clause 22.11 (Loan to Value Ratio Certificate).

“Permitted Security” means:

(a)	any lien arising by operation of law and in the ordinary course of trading of a Borrower and not as a result of any default or omission by any member of the Group;

(b)

any payment or close out netting or set-off arrangement pursuant to any Treasury Transaction or foreign exchange transaction entered into by a Borrower which constitutes Permitted Financial Indebtedness, excluding any Security or Quasi-Security under a credit support arrangement;

(c)	any Security or Quasi-Security over or affecting any asset acquired by a Borrower after the First Amendment Effective Date if:

(i)	the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by that Borrower;

(ii)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by that Borrower; and

(iii)	the Security or Quasi-Security is removed or discharged within three months of the date of acquisition of such asset;

(d)

any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a Borrower in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group;

(e)	any Quasi-Security arising as a result of a disposal which is a Permitted Disposal;

(f)	any Security or Quasi-Security arising as a consequence of any Finance Lease permitted pursuant to paragraph (c) of the definition of “Permitted Financial Indebtedness”; or

(g)

any Security granted over receivables and inventory of Alliance One Malawi financed by the Standard Bank Facility Agreement, other than any assets of Alliance One Malawi which are subject to Transaction Security.

“Permitted Transaction” means any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Finance Documents.

“Products” means green leaf tobacco and processed tobacco for export, in each case, which is purchased, processed and packaged by the Borrowers and in the case of Alliance One Malawi only, which is financed by the Finance Parties.

“Q2 2021 Amendment Agreement” means the amendment agreement dated 24 June 2021 entered into between, amongst others, the Obligors, the Arranger, the Agent and the Security Agent, pursuant to which this Agreement was amended.

“Q2 2021 Amendment Agreement Effective Date” has the meaning given to the term “Amendment Agreement Effective Date” in the Q2 2021 Amendment Agreement.

“Q2 2022 Amendment Agreement” means the amendment agreement dated 26 May 2022 entered into between, amongst others, the Obligors, the Arranger, the Agent and the Security Agent, pursuant to which this Agreement and the AOI LLC 2020 Receivables Assignment Agreement was amended.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Quasi-Security” has the meaning given to that term in Clause 24.12 (Negative pledge).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the Relevant Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).

“Receivables Assignment Agreement” means each assignment agreement over any Borrower’s or AOI LLC’s rights, title and interest in and to receivables arising under any End Sales Contract between that Borrower or AOI LLC and the Security Agent, including the AOI LLC 2020 Receivables Assignment Agreement, the Malawian 2020 Security Agreement, the Tanzanian 2020 Receivables Assignment Agreement and the Zambian 2020 Receivables Assignment Agreement.

“Receiver” means a receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Group” means each Obligor and AOI LLC.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.

“Relevant Market” means the London interbank market.

“Repayment Date” means:

(a)

in relation to any Existing Loan, the date set out in part I (Existing Loans) of schedule 1 (Existing Loans and Commitments) of the Fourth Amendment and Restatement Agreement opposite the disbursement number of such Existing Loan in the column titled “Repayment Date”;

(b)	in relation to any New Loan, the date set out as such in the Utilisation Request for that Loan.

“Replacement Malawian Collateral Management Agreement” means the collateral management agreement entered into or to be entered into between the Security Agent, Alliance One Malawi and Transcom Sharaf Limited, relating to tobacco stocks stored in Malawi and in form and substance satisfactory to the Security Agent.

“Repeating Representations” means each of the representations set out in Clause 21.2 (Status) to Clause 21.7 (Governing law and enforcement), Clause 21.11 (No default), Clause 21.12(d) (No misleading information), Clause 21.13(d), Clause 21.13(e) and Clause 21.13(f) (Financial Statements), Clause 21.19 (Sanctions), Clause 21.21 (Ranking) to Clause 21.23 (Legal and beneficial ownership), Clause 21.27 (Sales Contracts) and Clause 21.28 (Centre of main interests and establishments).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Sales Contract” means an End Sales Contract or an Intermediate Sale Contract.

“Sanctioned Country” means at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the date of the Fourth Amendment and Restatement Agreement, including Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means at any time:

(a)

any person listed in any Sanctions-related list of designated persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority;

(b)	any person operating, organized or resident in a Sanctioned Country;

(c)	any person owned or controlled by any such person or persons described in the foregoing paragraphs (a) or (b); or

(d)	any person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by:

(a)	the African Union;

(b)	the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State;

(c)	the United Nations Security Council;

(d)	the European Union;

(e)	any European Union member state;

(f)	Her Majesty’s Treasury of the United Kingdom; or

(g)	other relevant sanctions authorities.

“Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for dollars for a 12 month period displayed (before any correction, recalculation or republication by the administrator) on page LIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Obligors’ Agent.

“Seasonal Review Effective Date” means, with respect to a Seasonal Review Period in any year, 30 June of that year.

“Seasonal Review Period” means, in respect of each year, the period from and including 1 February to and including 30 April in that year.

“Seasonal Trade Finance Facility Agreement” means the secured seasonal trade finance facility agreement originally dated 26 March 2019 (as amended and restated by an amendment and restatement agreement dated 19 May 2020), as further amended, modified, supplemented and renewed from time to time, entered into between Mashonaland Tobacco Company (PVT) Limited as borrower, Alliance One Malawi and Alliance One International GmbH as guarantors and Standard Finance (Isle of Man) Limited as lender.

“Second Amendment and Restatement Agreement” means the amendment and restatement agreement dated 24 August 2020 entered into between (amongst others), the Obligors, the Arranger, the Agent and the Security Agent pursuant to which this Agreement was amended and restated for the second time.

“Secured Obligations” means the Malawian Secured Obligations, the Tanzanian Secured Obligations and the Zambian Secured Obligations.

“Secured Parties” means each Finance Party from time to time party to this Agreement and any Receiver or Delegate.

“Secured Receivables” has the meaning given to such term in Clause 23.1 (Definitions).

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Shipment” means a shipment of Products that is being, has been or will be delivered under a Sales Contract.

“Specified Time” means a time determined in accordance with Schedule 6 (Timetables).

“Spot Rate of Exchange” means any publicly available spot rate of exchange selected by the Agent (acting reasonably), for the purchase of the relevant Local Currency with dollars in any foreign exchange market selected by the Agent (acting reasonably) at a time reasonably selected by the Agent (acting reasonably) on a particular day.

“Standard Bank Facility Agreement” means the secured seasonal trade finance facility agreement originally dated 21 October 2014 (as amended and restated by way of an amendment and restatement agreement dated 19 May 2020), as further amended, modified, supplemented, and renewed from time to time, entered into between Alliance One International GmbH as borrower, Alliance One Malawi and Mashonaland Tobacco Company (PVT) Limited as guarantors and The Standard Bank of South Africa Limited, Isle of Man Branch as lender.

“Subsidiary” means any person (referred to as the “first person”) in respect of which another person (referred to as the “second person”):

(a)

holds a majority of the voting rights in that first person or has the right under the constitution of the first person to direct the overall policy of the first person or alter the terms of its constitution; or

(b)	is a member of that first person and has the right to appoint or remove a majority of its board of directors or equivalent administration, management or supervisory body; or

(c)

has the right to exercise a dominant influence (which must include the right to give directions with respect to operating and financial policies of the first person which its directors are obliged to comply with whether or not for its benefit) over the first person by virtue of provisions contained in the articles (or equivalent) of the first person or by virtue of a control contract which is in writing and is authorised by the articles (or equivalent) of the first person and is permitted by the law under which such first person is established; or

(d)

is a member of that first person and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in the first person or the rights under its constitution to direct the overall policy of the first person or alter the terms of its constitution; or

(e)	has the power to exercise, or actually exercises dominant influence or control over the first person; or

(f)	together with the first person are managed on a unified basis,

and, for the purposes of this definition, a person shall be treated as a member of another person if any of that person’s Subsidiaries is a member of that other person or if any shares in that other person are held by a person acting on behalf of it or any of its Subsidiaries.

“Tanzanian 2015 Debenture” means the Tanzanian law governed debenture deed dated 20 July 2015 and registered at the Tanzanian Companies Registry on 20 July 2015 entered into between Alliance One Tanzania and the Original Lender.

“Tanzanian 2015 Debenture Amendment Agreement” means the Tanzanian law governed deed of amendment to the Tanzanian 2015 Debenture dated 17 August 2020 entered into between Alliance One Tanzania and the Original Lender.

“Tanzanian 2015 Receivables Assignment Agreement” means the English law governed deed of assignment of receivables dated 20 July 2015 as amended by the first addendum dated 22 June 2018 entered into between Alliance One Tanzania and the Original Lender.

“Tanzanian 2020 Account Security Agreement” means the Tanzanian law governed account security agreement dated 17 August 2020 entered into between Alliance One Tanzania and the Security Agent.

“Tanzanian 2020 Contractual Rights Assignment Agreement” means the Tanzanian law governed contractual rights assignment agreement relating to Alliance One Tanzania’s Intermediate Sales Contracts dated 18 August 2020 entered into between Alliance One Tanzania and the Security Agent and which forms part of, and is included in, the Tanzanian 2020 Debenture.

“Tanzanian 2020 Debenture” means the Tanzanian law governed debenture deed dated 18 August 2020 entered into between Alliance One Tanzania and the Security Agent.

“Tanzanian 2020 Receivables Assignment Agreement” means the Tanzanian law governed receivables assignment agreement relating to Alliance One Tanzania’s End Sales Contracts dated 18 August 2020 entered into between Alliance One Tanzania and the Security Agent and which forms part of, and is included in, the Tanzanian 2020 Debenture.

“Tanzanian 2021 Deeds of Variation” means:

(a)

the deed of amendment dated 22 July 2021 entered into by Alliance One Tanzania and the Security Agent relating to the Tanzanian 2020 Debenture (including the Tanzanian 2020 Receivables Assignment Agreement and Tanzanian 2020 Contractual Rights Assignment Agreement);

(b)	the deed of amendment dated 22 July 2021 entered into by Alliance One Tanzania and the Security Agent relating to the Tanzanian 2015 Debenture and Tanzanian 2015 Debenture Amendment Agreement; and

(c)	the deed of amendment dated 22 July 2021 entered into by Alliance One Tanzania and the Security Agent relating to the Tanzanian 2020 Account Security Agreement.

“Tanzanian Collateral Management Agreement” means the collateral management agreement dated 25 March 2022 entered into between the Security Agent, Alliance One Tanzania and the Tanzanian Collateral Manager.

“Tanzanian Collateral Manager” means C. Steinweg Bridge Tanzania Ltd., or such other collateral manager acceptable to the Lenders.

“Tanzanian Collection Account” means the bank account opened and maintained in Alliance One Tanzania’s name and designated the “Alliance One Tanzania Collection Account” by AOI LLC with the Collection Account Bank in accordance with Clause 26.1 (Designation of Collection Accounts) and includes any interest of AOI LLC in any replacement account or any sub-division or sub-account of that account.

“Tanzanian Facility Commitment” means:

(a)

in relation to the Original Lender, the amount set opposite its name under the heading “Tanzanian Facility Commitment” in Schedule 1 (Revised Commitments) and the amount of any other Tanzanian Facility Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Tanzanian Facility Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Tanzanian Facility Loan” means a loan made or to be made under the Tanzanian Facility or the principal amount outstanding for the time being of that loan.

“Tanzanian Facility” means the revolving credit facility made available under this Agreement as described in Clause 2.1(b) (The Facilities).

“Tanzanian Local Account” means the bank account opened and maintained by Alliance One Tanzania with the Tanzanian Local Account Bank in accordance with Clause 26.3(b) (Designation of Local Accounts) and includes any interest of Alliance One Tanzania in any replacement account or any sub-division or sub-account of that account.

“Tanzanian Local Account Bank” means Stanbic Bank Tanzania Ltd.

“Tanzanian Secured Obligations” means all obligations at any time due, owing or incurred by Alliance One Tanzania to any Secured Party under the Finance Documents to which Alliance One Tanzania is a party, including the obligations set out in Clause 31.2 (Parallel debt (Covenant to pay the Security Agent)) whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity).

“Tanzanian Security Documents” means:

(a)	Tanzanian 2015 Debenture;

(b)	Tanzanian 2015 Debenture Amendment Agreement;

(c)	Tanzanian 2015 Receivables Assignment Agreement;

(d)	Tanzanian 2020 Account Security Agreement;

(e)	Tanzanian 2020 Contractual Rights Assignment Agreement;

(f)	Tanzanian 2020 Debenture;

(g)	Tanzanian 2020 Receivables Assignment Agreement; and

(h)	each Tanzanian 2021 Deed of Variation.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Termination Date” means, in relation to a Facility, 30 June 2024, or such earlier date as may be determined for that Facility in accordance with Clause 3 (Seasonal Review).

“Test Date” means, save as otherwise provided in this Agreement:

(a)	each Utilisation Date; and

(b)	the first day of each calendar month, starting with the calendar month commencing after the first Utilisation Date.

“Third Amendment and Restatement Agreement” means the amendment and restatement agreement dated 12 August 2021 entered into between (amongst others), the Borrowers, the Arranger, the Agent and the Security Agent pursuant to which this Agreement was amended and restated for the third time.

“Top Tier End Buyer” means:

(a)	Philip Morris International Management, a corporation organised under the laws of Switzerland;

(b)	JT International SA, a corporation organised under the laws of Switzerland;

(c)	China Tobacco International Inc., a corporation organised under the laws of China;

(d)	Eastern Company S.A.E., a corporation organised under the laws of Egypt;

(e)	British American Tobacco (GLP) Ltd., a corporation organised under the laws of England;

(f)	PT. Sumatra Tobacco Trading Company, a corporation organised under the laws of Indonesia;

(g)	KT&G Corporation, a corporation organised under the laws of Korea;

(h)	Imperial Tobacco Polska S.A., a corporation organised under the laws of Poland;

(i)	Philip Morris USA, a corporation organised under the laws of the United States of America;

(j)	BMJ Industries FZ LLC;

(k)	Brasfumo del Paraguay S.A.;

(l)	International Masis Tabak LLC;

(m)	Scandinavian Tobacco Group Assens;

(n)	United Tobacco Company Spa;

(o)	Globe Leaf LLC;

(p)	European Tobacco Sigara ve;

(q)	Regie Libanaise Des Tabacs Et Tomba;

(r)	Tutun-CTC S.A.; and

(s)	Caspian Galaxy LLC,

and in each case, their Affiliates.

“Total Commitments” means the aggregate of the Total Malawi Facility Commitments, Total Tanzanian Facility Commitments and Total Zambian Facility Commitments, being USD 185,000,000 as at the Fourth Amendment Effective Date.

“Total Malawi Facility Commitments” means, at any time, the aggregate of the Malawi Facility Commitments at that time, being USD 100,000,000 as at the Fourth Amendment Effective Date.

“Total Tanzanian Facility Commitments” means, at any time, the aggregate of the Tanzanian Facility Commitments at that time, being USD 70,000,000 as at the Fourth Amendment Effective Date.

“Total Zambian Facility Commitments” means, at any time, the aggregate of the Zambian Facility Commitments, being USD 15,000,000 as at the Fourth Amendment Effective Date.

“Transaction Accounts” means the Collection Accounts and the Local Accounts.

“Transaction Documents” means the Finance Documents and the Sales Contracts.

“Transaction Security” means the Security created or expressed to be created in favour of the Security Agent (or the Original Lender in respect of any Security created prior to the First Amendment Effective Date) pursuant to the Transaction Security Documents.

“Transaction Security Documents” means each of:

(a)	the Malawian Security Documents;

(b)	the Tanzanian Security Documents;

(c)	the Zambian Security Documents; and

(d)	the AOI LLC Security Documents,

together with any other document entered into by any Obligor or AOI LLC creating or expressed to create any Security over all or any part of its assets in respect of any of the obligations of any of the Obligors under any of the Finance Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 3 (Form of Transfer Certificate) or any other form agreed between the Agent and the Obligors’ Agent.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Transportation Documents” means, in relation to a Shipment, bills of lading, purchase orders, commercial invoices (including any invoice or other applicable written payment instruction issued by a Borrower to an Intermediate Buyer pursuant or relating to an Intermediate Sales Contract or by a Borrower or AOI LLC to an End Buyer pursuant to or relating to an End Sales Contract) and, upon the request of the Agent, any document relating to that Shipment when in the process of transportation, including all documents to be delivered under the relevant Sales Contract.

“Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“Unproductive Fixed Asset” means any fixed asset which is not used by that Borrower in the purchasing, processing or packaging of tobacco and does not otherwise contribute materially to the manufacturing operations of that Borrower.

“Utilisation” means a utilisation of a Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the relevant form set out in Schedule 2 (Form of Utilisation Request).

“VAT” means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)

any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

“Zambian 2015 Receivables Assignment Agreement” means the Zambian law governed deed of assignment of receivables dated 6 February 2015 entered into between Alliance One Zambia and the Original Lender.

“Zambian 2015 Receivables Assignment Agreement Deed of Variation” means the Zambian law governed amendment agreement relating to the Zambian 2015 Receivables Assignment Agreement dated 17 August 2020 entered into between Alliance One Zambia and the Original Lender.

“Zambian 2018 Fixed and Floating Charge” means the Zambian law governed fixed and floating charge dated 25 June 2018 entered into between Alliance One Zambia and the Original Lender.

“Zambian 2020 Account Security Agreement” means the Zambian law governed account security agreement dated 18 August 2020 entered into between Alliance One Zambia and the Security Agent.

“Zambian 2020 Contractual Rights Assignment Agreement” means the Zambian law governed contractual rights assignment agreement relating to Alliance One Zambia’s Intermediate Sales Contracts dated 17 August 2020 entered into between Alliance One Zambia and the Security Agent.

“Zambian 2020 Receivables Assignment Agreement” means the Zambian law governed deed of assignment of receivables relating to Alliance One Zambia’s End Sales Contracts dated 17 August 2020 entered into between Alliance One Zambia and the Security Agent.

“Zambian Collection Account” means the bank account opened and maintained in Alliance One Zambia’s name and designated the “Alliance One Zambia Collection Account” by AOI LLC with the Collection Account Bank in accordance with Clause 26.1 (Designation of Collection Accounts) and includes any interest of AOI LLC in any replacement account or any sub-division or sub-account of that account.

“Zambian Facility” means the revolving credit facility made available under this Agreement as described in Clause 2.1(c) (The Facilities).

“Zambian Facility Commitment” means:

(a)

in relation to the Original Lender, the amount set opposite its name under the heading “Zambian Facility Commitment” in Schedule 1 (Revised Commitments) and the amount of any other Zambian Facility Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Zambian Facility Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Zambian Facility Loan” means a loan made or to be made under the Zambian Facility or the principal amount outstanding for the time being of that loan.

“Zambian June 2018 Receivables Assignment Agreement” means the Zambian law governed deed of assignment of receivables dated 25 June 2018 entered into between Alliance One Zambia and the Original Lender.

“Zambian Local Account” means the bank account opened and maintained by Alliance One Zambia with the Zambian Local Account Bank in accordance with Clause 26.3(c) (Designation of Local Accounts) and includes any interest of Alliance One Zambia in any replacement account or any sub-division or sub-account of that account.

“Zambian Local Account Bank” means ABSA Zambia Plc.

“Zambian Secured Obligations” means all obligations at any time due, owing or incurred by Alliance One Zambia to any Secured Party under the Finance Documents, to which Alliance One Zambia is a party, including the obligations set out in Clause 31.2 (Parallel debt (Covenant to pay the Security Agent)) whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity).

“Zambian Security Documents” means:

(a)	Zambian 2015 Receivables Assignment Agreement;

(b)	Zambian 2015 Receivables Assignment Agreement Deed of Variation;

(c)	Zambian June 2018 Receivables Assignment Agreement;

(d)	Zambian September 2018 Receivables Assignment Agreement;

(e)	Zambian 2018 Fixed and Floating Charge;

(f)	Zambian 2020 Account Security Agreement;

(g)	Zambian 2020 Contractual Rights Assignment Agreement; and

(h)	Zambian 2020 Receivables Assignment Agreement.

“Zambian September 2018 Receivables Assignment Agreement” means the Zambian law governed deed of assignment of receivables dated 13 September 2018 entered into between Alliance One Zambia and the Original Lender.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)

the “Agent”, the “Arranger”, any “Finance Party”, any “Lender”, any “Obligor”, any “Party”, any “Secured Party”, the “Security Agent” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)	a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Obligors’ Agent and the Agent or, if not so agreed, is in the form specified by the Agent;

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)

a “Finance Document” or a “Transaction Document” or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(v)	a “group of Lenders” includes all the Lenders;

(vi)

“guarantee” means (other than in Clause 20 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(viii)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(ix)

a “regulation” includes any regulation, rule, official directive or legally binding request of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(x)	a provision of law is a reference to that provision as amended or re-enacted from time to time; and

(xi)	a time of day is a reference to London time.

(b)

The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only.

(d)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

1.3	Currency symbols and definitions

In any Finance Document “$”, “USD” and “dollars” denote the lawful currency of the United States of America.

1.4	Third party rights

(a)

Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

SECTION 2

THE FACILITIES

2.	THE FACILITIES

2.1	The Facilities

Subject to the terms of this Agreement, the Lenders make available:

(a)	to Alliance One Malawi, a revolving credit facility in an aggregate amount equal to the Total Malawi Facility Commitments;

(b)	to Alliance One Tanzania, a revolving credit facility in an aggregate amount equal to the Total Tanzanian Facility Commitments; and

(c)	to Alliance One Zambia, a revolving credit facility in an aggregate amount equal to the Total Zambian Facility Commitments.

2.2	Finance Parties’ rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with Clause 2.2(c). The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.3	Obligors’ Agent

(a)

Each Obligor by its execution of the Fourth Amendment and Restatement Agreement irrevocably appoints the Parent (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)

the Parent on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Parent,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

3.	SEASONAL REVIEW

(a)	If, in relation to any Facility, a Lender notifies the Agent during a Seasonal Review Period that:

(i)

it requires all of its Commitments under that Facility to be cancelled and all of the Loans owed to it under that Facility to be repaid on the Seasonal Review Effective Date relating to that Seasonal Review Period (any such Lender being an “Exiting Lender” and any such notice being an “Exiting Lender Notice”);

(ii)

it requires part (but not all) of its Commitments under that Facility to be cancelled and/or part (but not all) of the Loans owed to it under that Facility to be repaid on the Seasonal Review Effective Date relating to that Seasonal Review Period (any such Lender being a “Decreasing Lender” and any such notice being a “Decreasing Lender Notice”);

(iii)

it has agreed with the relevant Borrower that the Margin applicable to any Loans under that Facility should be increased or decreased to a specific percentage per annum following the Seasonal Review Effective Date relating to that Seasonal Review Period (any such Lender being a “Margin Change Lender” and any such notice being a “Margin Change Notice”); or

(iv)

the Facility Fee applicable under that Facility (payable pursuant to Clause 14.1 (a “Facility Fee”)) should be increased or decreased to a specific percentage per annum following the Seasonal Review Effective Date relating to that Seasonal Review Period (any such Lender being a “Facility Fee Change Lender” and any such notice being a “Facility Fee Notice”), the Agent will promptly forward such notice to the Parent and the relevant Borrower under that Facility, including any further details provided by the Exiting Lender, the Decreasing Lender, the Margin Change Lender or the Facility Fee Change Lender (as applicable).

(b)	Following the delivery of:

(i)

an Exiting Lender Notice by an Exiting Lender in relation to a Facility in accordance with paragraph (a) above, all of the Commitments of that Exiting Lender under that Facility will be cancelled, and the relevant Borrower must repay all of the Loans owed to that Lender, in each case on the relevant Seasonal Review Effective Date; or

(ii)

a Decreasing Lender Notice by a Decreasing Lender in relation to a Facility in accordance with paragraph (a) above, the Commitments of that Decreasing Lender under that Facility that are requested to be cancelled in the Decreasing Lender Notice will be cancelled, and the relevant Borrower must repay the amount of the Loans owed to that Lender that are requested to be repaid in the Decreasing Lender Notice, in each case on the relevant Seasonal Review Effective Date.

(c)

Notwithstanding anything to the contrary in this Agreement, the Agent is entitled to apply any amount received from a Borrower pursuant to paragraph (b) above against amounts owed to the relevant Exiting Lender or Decreasing Lender (as the case may be) under the relevant Facility, rather than pro rata across all Lenders under the relevant Facility.

(d)

Following the cancellation of all of an Exiting Lender’s Commitments under a particular Facility in accordance with the above, it will no longer constitute a Lender under that Facility for the purpose of Clause 40 (Amendments and Waivers).

(e)	Following each Seasonal Review Effective Date, the Agent will notify each Lender of the overall Commitments, Available Commitments and the outstanding Loans under each Facility.

(f)

Following the delivery of a Margin Change Notice by a Margin Change Lender in accordance with paragraph (a) above, unless the relevant Borrower or Parent notifies the Agent to object to the proposed change to the Margin prior to the end of the relevant Seasonal Review Period, interest on the amount of any Loans owed to that Margin Change Lender under the relevant Facility will be calculated pursuant to Clause 11.1 (Calculation of interest) using the Margin as specified in the relevant Margin Change Notice from the relevant Seasonal Review Effective Date.

(g)

Following the delivery of a Facility Fee Notice by a Facility Fee Change Lender in accordance with paragraph (a) above, unless the relevant Borrower or Parent notifies the Agent to object to the proposed change to the relevant Facility Fee prior to the end of the relevant Seasonal Review Period, the Parent and the Agent shall enter into a Fee Letter as soon as reasonably practicable after the Facility Fee Notice (and in any event no later than the Seasonal Review Effective Date) using the Facility Fee as specified in that Facility Fee Notice. The Facility Fee will be calculated using the Facility Fee as specified in the relevant Facility Fee Notice from the relevant Seasonal Review Effective Date and, unless agreed otherwise in the relevant Fee Letter, will be payable on the relevant Seasonal Review Effective Date.

(h)

Each Lender is entitled to deliver an Exiting Lender Notice, a Decreasing Lender Notice, a Margin Change Notice or a Facility Fee Notice in relation to any Facility and any Seasonal Review Effective Date in its absolute discretion.

(i)	There is no limitation on the number of Decreasing Lender Notices or Margin Change Notices that a Lender may deliver over the life of the Facilities.

(j)

A Lender may deliver both a Decreasing Lender Notice and a Margin Change Notice in relation to the same Facility and the same Seasonal Review Effective Date, but cannot deliver either a Decreasing Lender Notice or a Margin Change Notice in relation to a Facility and a Seasonal Review Effective Date if it has already delivered an Exiting Lender Notice in respect of that Facility and that Seasonal Review Effective Date (and vice versa).

(k)

Notwithstanding anything contained in this Clause, if a Borrower and the Parent agree with a Lender in writing to any Commitment amounts or pricing terms relating to a Facility following the end of a Seasonal Review Period but prior to the following Seasonal Review Effective Date, such terms will prevail with respect to that Facility from that Seasonal Review Effective Date.

4.	PURPOSE

4.1	Purpose

Each Borrower shall apply all amounts borrowed by it under the Facilities towards the purchasing, processing and packaging of green leaf tobacco for export.

4.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

5.	CONDITIONS OF UTILISATION

5.1	Initial conditions precedent

[Intentionally left blank]

5.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 6.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	no Default is continuing or would result from the proposed Utilisation;

(b)	the Repeating Representations and the AOI LLC Repeating Representations are true in all material respects;

(c)	the Agent is satisfied that:

(i)	the relevant Borrower would be in compliance with Clause 23.2 (Loan to Value ratio); or

(ii)

the relevant Borrower would be in compliance with Clause 23.2 (Loan to Value ratio) within fifteen (15) Business Days of the proposed Utilisation Date as a result of the Borrower prepaying Loans borrowed by it in accordance with Clause 9.4 (Proceeds from Permitted Receivables Disposal), in each case tested as if the Loan requested was utilised at that time in full and after giving effect to any purchase of any Product to be purchased using the proceeds of such Loan;

(d)

to the extent Products are to be financed by the Loan requested, the Agent has received all of the following documents and other evidence relating to such Products (including by way of documents and other evidence previously delivered), in form and substance satisfactory to it:

(i)	certified copies of any agreement, invoice, other written payment instruction or other document between the relevant Borrower and any Supplier requested by the Agent; and

(ii)	a certified copy of each Sales Contract (and Transportation Documents existing at that time in relation thereto), if available;

(iii)	indications of the identity of the potential End Buyers of the Products, if available; and

(e)	the Agent has received any other documents and other evidence as the Agent may request (in its discretion).

SECTION 3

UTILISATION

6.	UTILISATION

6.1	Delivery of a Utilisation Request

A Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

6.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Facility to be utilised (which is the Facility made available to that Borrower pursuant to Clause 2.1 (The Facilities));

(ii)	it identifies what the proceeds of the Utilisation will be used for;

(iii)	the proposed Utilisation Date is a Business Day within the Availability Period;

(iv)	the currency and amount of the Utilisation comply with Clause 6.3 (Currency and amount); and

(v)	the proposed Repayment Date is a date that is:

(A)	no later than 360 days after the proposed Utilisation Date; and

(B)	on or earlier than the Termination Date.

(b)	Only one Loan may be requested in each Utilisation Request.

6.3	Currency and amount

(a)	The currency specified in a Utilisation Request delivered by a Borrower must be dollars.

(b)	The amount of the proposed Loan must be not more than the Available Facility and a minimum of USD 1,000,000 or, if less, the Available Facility.

(c)

A Borrower may request in a Utilisation Request that a Loan be disbursed in its Local Currency, provided that the Utilisation Request must still specify a dollar amount. The Lenders may consider any such request in their sole discretion, and a Loan will only be made available in that Borrower’s Local Currency if each Lender under the relevant Facility confirms to the Agent that it consents to such request by the Specified Time. No Lender is obliged to make its participation in a Loan available in a Local Currency.

(d)	If all Lenders under the relevant Facility agree to a request from a Borrower pursuant to Clause 6.3(c) by the Specified Time:

(i)	the Agent will calculate the amount of the Loan in the relevant Local Currency using the Spot Rate of Exchange on the date which is two Business Days before the Utilisation Date;

(ii)

the Agent shall notify the relevant Borrower and each relevant Lender of the Local Currency amount of such Loan and the amount in the Local Currency of its participation in that Loan by the Specified Time;

(iii)

if the conditions set out in this Agreement have been met, each Lender shall make its participation in the relevant Loan available in the relevant Local Currency by the Utilisation Date through its Facility Office;

(iv)

notwithstanding that the Loan has been made available in a Local Currency, the Loan shall be deemed to be a dollar denominated Loan for all other purposes, the principal amount of which is the dollar amount referred to in the Utilisation Request for that Loan (or the principal amount in dollars outstanding for the time being of that Loan); and

(v)	the Borrower irrevocably acknowledges and agrees that it will be obliged to repay the relevant Loan in dollars.

(e)

If a Borrower requests in a Utilisation Request that a Loan under a Facility be made available in a Local Currency but not all of the Lenders under that Facility provide their consent to such request to the Agent by the Specified Time, no Loan will be made available as a result of such Utilisation Request.

6.4	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)	The Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan by the Specified Time.

6.5	Cancellation of Commitment

The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

7.	REPAYMENT

Subject to Clause 3 (Seasonal Review), each Borrower must repay each Loan utilised by it on the Repayment Date of such Loan. A Repayment Date must be no later than the Termination Date.

8.	VOLUNTARY PREPAYMENT AND CANCELLATION

8.1	Voluntary prepayment of Loans

A Borrower may, if it gives the Agent not less than 5 Business Days’ (or such shorter period as the Agent may agree) prior notice, prepay the whole or any part of a Loan (but, if in part, being an amount that reduces the amount of that Loan by a minimum amount of USD 1,000,000).

8.2	Right of replacement or repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under Clause 15.2(c) (Tax gross-up); or

(ii)	any Lender claims indemnification from the Obligors’ Agent (or a Borrower, as applicable) under Clause 15.3 (Tax indemnity) or Clause 16.1 (Increased Costs),

the Obligors’ Agent may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans.

(b)	On receipt of a notice of cancellation referred to in Clause 8.2(a), the Commitment(s) of that Lender shall immediately be reduced to zero.

(c)

On the last day of each Interest Period which ends after the Obligors’ Agent has given notice of cancellation under Clause 8.2(a) (or, if earlier, the date specified by the Obligors’ Agent in that notice), each relevant Borrower shall repay that Lender’s participation in that Loan together with all interest and other amounts accrued under the Finance Documents and that Lender’s corresponding Commitment shall be immediately cancelled in the amount of the participations repaid.

8.3	Right of cancellation in relation to a Defaulting Lender

(a)

If any Lender (other than the Original Lender) becomes a Defaulting Lender, the Obligors’ Agent may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent 10 Business Days’ notice of cancellation of each Available Commitment of that Lender.

(b)	On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall be immediately reduced to zero.

(c)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

9.	MANDATORY PREPAYMENT AND CANCELLATION

9.1	Illegality

If, in any applicable jurisdiction, it is or becomes unlawful for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Loan:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying each relevant Borrower, each relevant Available Commitment of that Lender will be immediately cancelled; and

(c)

each Borrower shall repay that Lender’s participation in the affected Loans made to it on the last day of the Interest Period for each such Loan occurring after the Agent has delivered such notice or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding affected Commitments shall be immediately cancelled in the amount of the participations repaid.

9.2	Change of Control

Upon the occurrence of:

(a)	a Change of Control; or

(b)	the sale of all or substantially all of the assets of any Obligor whether in a single transaction or a series of related transactions,

(i)	that Obligor or the Obligors’ Agent shall promptly notify the Agent upon becoming aware of that event;

(ii)	a Lender shall not be obliged to fund a Utilisation for a Borrower that is such Obligor (or for any Borrower if such Obligor is a Guarantor); and

(iii)

if a Lender so requires and notifies the Agent within 10 days of an Obligor or the Obligors’ Agent notifying the Agent of the event, the Agent shall, by not less than 10 days’ notice to the relevant Borrower(s), cancel all or part of the Available Commitments of that Lender and declare the participation of that Lender in such Loans as requested by that Lender, together with accrued interest on such Loans, and (if that Lender has requested all Loans owed to it be repaid) all other amounts accrued under the Finance Documents to which it is entitled immediately due and payable, whereupon each such Available Commitment will be immediately cancelled, such Commitments of that Lender shall immediately cease to be available for further utilisation and such Loans, such accrued interest and such other amounts shall become immediately due and payable.

9.3	Sale proceeds

(a)	Following the sale of any Product:

(i)	each Borrower shall prepay any Loans borrowed by it in an amount equal to any related sale proceeds received by that Borrower relating to the sale of such Product; and

(ii)

each Borrower shall prepay (or shall procure that AOI LLC prepays) any Loans borrowed by such Borrower in an amount equal to any related sales proceeds received by AOI LLC relating to the sale of such Product, in each case within 3 Business Days of such receipt and after deducting the relevant amount of sales commission on such sale, up to a maximum amount equal to four per cent. of such sales proceeds (or, in the case of Eastern Sales only, up to a maximum amount equal to six per cent. of such sales proceeds).

(b)

A Borrower shall not be required to prepay any Loans with any sale proceeds it receives from AOI LLC pursuant to an Intermediate Sales Contract in accordance with paragraph (a)(i) above to the extent that corresponding sale proceeds received by AOI LLC pursuant to either:

(i)	the sale of Product under a related End Sales Contract; or

(ii)	the disposal of Discounting Invoice Receivables under a related End Sales Contract,

have already been applied in prepayment of such Loans in accordance with paragraph (a)(ii) above or Clause 9.4 (Proceeds from Permitted Receivables Disposal).

9.4	Proceeds from Permitted Receivables Disposal

Following a Permitted Receivables Disposal, the applicable Discounting Borrower shall prepay (or shall procure that AOI LLC prepays) any Loans borrowed by that Discounting Borrower in an amount equal to any sales proceeds received by AOI LLC relating to such Permitted Receivables Disposal within 3 Business Days of such receipt, after deducting the relevant amount of sales commission payable in relation to the Discounting Invoice Receivables sold pursuant to such Permitted Receivables Disposal, up to a maximum amount equal to four per cent. of the book value of such Discounting Invoice Receivables (or, in the case of Eastern Sales only, up to a maximum amount equal to six per cent. of the book value of such Discounting Invoice Receivables).

10.	RESTRICTIONS

10.1	Notices of cancellation or prepayment

Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 8 (Voluntary prepayment and cancellation) or Clause 9 (Mandatory prepayment and cancellation) shall (subject to the terms of those Clauses) be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

10.2	Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

10.3	Allocation of prepayments and cancellations

A prepayment of Loans under a Facility by a Borrower pursuant to Clause 8.1 (Voluntary prepayment of Loans), Clause 9.3 (Sale proceeds) or Clause 9.4 (Proceeds from Permitted Receivables Disposal) shall be applied on a pro rata basis as between the Loans and Lenders under that Facility.

10.4	Reborrowing

Unless a contrary indication appears in this Agreement, any part of a Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

10.5	Prepayment in accordance with Agreement

The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

10.6	No reinstatement of Commitments

No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

10.7	Agent’s receipt of notices

If the Agent receives a notice under Clause 8 (Voluntary prepayment and cancellation) or Clause 9 (Mandatory prepayment and cancellation), it shall promptly forward a copy of that notice or election to either the Obligors’ Agent, the affected Borrower or the affected Lender(s), as appropriate.

10.8	Cancellation

If all or part of any Lender’s participation in a Loan is repaid or prepaid and is not available for redrawing (other than by operation of Clause 5.2 (Further conditions precedent)), an amount of that Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

SECTION 5

COSTS OF UTILISATION

11.	INTEREST

11.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	LIBOR.

11.2	Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of the Interest Period of that Loan.

11.3	Default interest

(a)	If an Obligor fails to pay any amount payable by it under a Finance Document on its due date:

(i)

interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is two per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably); and

(ii)	any interest accruing under this Clause 11.3 shall be immediately payable by that Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)

the rate of interest applying to the overdue amount during that first Interest Period shall be two per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

(c)

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

11.4	Notification of rates of interest

(a)	The Agent shall promptly notify the Lenders and the relevant Borrower (or the Obligors’ Agent) of the determination of a rate of interest under this Agreement.

(b)	The Agent shall promptly notify the relevant Borrower (or the Obligors’ Agent) of each Funding Rate relating to a Loan.

12.	INTEREST PERIODS

12.1	Interest Periods

(a)	Each Loan will have a single Interest Period.

(b)	The Interest Period for a Loan will start on its Utilisation Date and end on its Repayment Date.

12.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

13.	CHANGES TO THE CALCULATION OF INTEREST

13.1	Unavailability of Screen Rate

If no Screen Rate is available for LIBOR for:

(a)	USD; or

(b)	a 12 month period,

there shall be no LIBOR for that Loan and Clause 13.3 (Cost of funds) shall apply to that Loan for that Interest Period.

13.2	Market disruption

If before close of business in London on the Quotation Day for the relevant Interest Period the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 40 per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of LIBOR then Clause 13.3 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

13.3	Cost of funds

(a)	If this Clause 13.3 applies, the rate of interest on each Lender’s share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)

the rate notified to the Agent by that Lender as soon as practicable and in any event by close of business on the date falling 5 Business Days after the Quotation Day (or, if earlier, on the date falling 5 Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)

If this Clause 13.3 applies and the Agent or the Obligors’ Agent so requires, the Agent and the Obligors’ Agent shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to Clause 13.3(b) shall, with the prior consent of all the Lenders and the Obligors’ Agent, be binding on all Parties.

(d)	If this Clause 13.3 applies pursuant to Clause 13.2 (Market disruption) and:

(i)	a Lender’s Funding Rate is less than LIBOR; or

(ii)	a Lender does not supply a quotation by the time specified in Clause 13.3(a)(ii),

the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of Clause 13.3(a), to be LIBOR.

13.4	Notification to Obligors’ Agent

If Clause 13.3 (Cost of funds) applies the Agent shall, as soon as is practicable, notify the Obligors’ Agent and/or any affected Borrowers.

13.5	Break Costs

(a)

Each Borrower shall, within three Business Days of demand by a Lender, pay to that Lender its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

14.	FEES

14.1	Facility Fee

The Obligors shall pay to the Agent a Facility Fee in the amount and at the times agreed in a Fee Letter.

14.2	Utilisation Fee

(a)

Each Borrower shall pay to the Agent (for the account of each Lender pro rata) a non-refundable fee in dollars computed at the rate of 0.25 per cent of any Loan utilised by that Borrower (“Utilisation Fee”).

(b)	Each Utilisation Fee is payable on or prior to the Utilisation of the Loan to which it relates.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

15.	TAX GROSS UP AND INDEMNITIES

15.1	Definitions

In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

Unless a contrary indication appears, in this Clause 15 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

15.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

Each Obligor shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Obligors’ Agent and that Obligor.

(c)

If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)

If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)

Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

15.3	Tax indemnity

(a)

Each Obligor shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Clause 15.3(a) shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)

under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost is compensated for by an increased payment under Clause 15.2 (Tax gross-up).

(c)

A Protected Party making, or intending to make a claim under Clause 15.3(a) shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Obligors’ Agent.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 15.3, notify the Agent.

15.4	Stamp taxes

Each Obligor shall pay and, within three Business Days of demand, indemnify each Secured Party and Arranger against any cost, loss or liability that Secured Party or Arranger incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

15.5	VAT

(a)

All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to Clause 15.5(b), if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party

(in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)

If VAT is or becomes chargeable on any supply made by any Finance Party (the “VAT Supplier”) to any other Finance Party (the “ VAT Recipient”) under a Finance Document, and any Party other than the VAT Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the VAT Supplier (rather than being required to reimburse or indemnify the VAT Recipient in respect of that consideration):

(i)

(where the VAT Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the VAT Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The VAT Recipient must (where this Clause 15.5(b)(i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the VAT Recipient receives from the relevant tax authority which the VAT Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)

(where the VAT Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the VAT Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)

Any reference in this Clause 15.5 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

(e)

In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

16.	INCREASED COSTS

16.1	Increased Costs

(a)

Subject to Clause 16.3 (Exceptions), each Obligor shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the First Amendment Effective Date.

(b)	In this Agreement “Increased Costs” means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

16.2	Increased Cost claims

(a)

A Finance Party intending to make a claim pursuant to Clause 16.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Obligors’ Agent or a Borrower.

(b)	Any demand or claim made by a Finance Party pursuant to Clause 16.1 (Increased Costs) must be made within 270 days of such Finance Party becoming aware of the event giving rise to that claim.

(c)

Each Finance Party shall, as soon as practicable after a demand by the Agent (on its own behalf or following a request by the relevant Borrower), provide a certificate confirming the amount of its Increased Costs.

16.3	Exceptions

(a)	Clause 16.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)

compensated for by Clause 15.3 (Tax indemnity) (or would have been compensated for under Clause 15.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in Clause 15.3(b) (Tax indemnity) applied); or

(iii)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)	In this Clause 16.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 15.1 (Definitions).

17.	OTHER INDEMNITIES

17.1	Currency indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify the Arranger and each other Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

17.2	Other indemnities

(a)	Each Obligor shall, within three Business Days of demand, indemnify the Arranger and each other Secured Party against any cost, loss or liability incurred by it as a result of:

(i)	the occurrence of any Event of Default;

(ii)

a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 33 (Sharing among the Finance Parties);

(iii)

funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(iv)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Obligors’ Agent.

(b)

Each Obligor shall promptly indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate, against any cost, loss or liability incurred by that Finance Party or its Affiliate (or officer or employee of that Finance Party or Affiliate) in connection with or arising out of the use of proceeds under a Facility or Transaction Security being taken over the Charged Property (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the use of proceeds under the Facility), unless such loss or liability is caused by the gross negligence or wilful misconduct of that Finance Party or its Affiliate (or employee or officer of that Finance Party or Affiliate). Any Affiliate or any officer or employee of a Finance Party or its Affiliate may rely on this Clause 17.2.

17.3	Indemnity to the Agent

Each Obligor shall promptly indemnify the Agent against:

(a)	any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default after sending notice to the relevant Borrower or the Obligors’ Agent on its belief that there is a default;

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and

(b)

any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 34.10 (Disruption to payment systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent in acting as Agent under the Finance Documents.

17.4	Indemnity to the Security Agent

(a)	Each Obligor jointly and severally shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i)	any failure by an Obligor to comply with its obligations under Clause 19 (Costs and Expenses);

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of the Transaction Security;

(iv)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(v)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(vi)

acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct).

(b)

Each Obligor expressly acknowledges and agrees that the continuation of its indemnity obligations under this Clause 17.4 will not be prejudiced by any release under Clause 31.25 (Releases) or otherwise in accordance with the terms of this Agreement.

(c)

The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 17.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

18.	MITIGATION BY THE LENDERS

18.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Obligors’ Agent, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 9.1 (Illegality), Clause 15 (Tax Gross Up and Indemnities) or Clause 16 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Clause 18.1(a) does not in any way limit the obligations of any Obligor under the Finance Documents.

18.2	Limitation of liability

(a)	Each Obligor shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 18.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 18.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

19.	COSTS AND EXPENSES

19.1	Transaction expenses

Each Obligor shall promptly on demand pay the Agent, the Arranger and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution and perfection of:

(a)	the Transaction Security, this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the First Amendment Effective Date.

19.2	Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 34.9 (Change of currency), the Obligors shall, within three Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

19.3	Security Agent’s management time and additional remuneration

(a)

Any amount payable to the Security Agent under Clause 17.4 (Indemnity to the Security Agent) and this Clause 19 shall include the cost of utilising the Security Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Security Agent may notify to the Obligors’ Agent and the Lenders, and is in addition to any other fee paid or payable to the Security Agent.

(b)	Without prejudice to Clause 19.3(a), in the event of:

(i)	a Default;

(ii)

the Security Agent being requested by an Obligor or the Majority Lenders to undertake duties which the Security Agent and the Obligors’ Agent agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or

(iii)	the Security Agent and the Obligors’ Agent agreeing that it is otherwise appropriate in the circumstances,

the Obligors shall pay to the Security Agent any additional remuneration that may be agreed between them or determined pursuant to Clause 19.3(c).

(c)

If the Security Agent and the Obligors’ Agent fail to agree upon the nature of the duties or upon the additional remuneration referred to in Clause 19.3(b) or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Obligors’ Agent or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Obligors) and the determination of any investment bank shall be final and binding upon the Parties.

19.4	Enforcement and preservation costs

Each Obligor shall, within three Business Days of demand, pay to the Arranger and each other Secured Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

SECTION 7

GUARANTEE

20.	GUARANTEE AND INDEMNITY

20.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor’s obligations under the Finance Documents;

(b)

undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)

agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 20 if the amount claimed had been recoverable on the basis of a guarantee.

20.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

20.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 20 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

20.4	Waiver of defences

The obligations of each Guarantor under this Clause 20 will not be affected by an act, omission, matter or thing which, but for this Clause 20, would reduce, release or prejudice any of its obligations under this Clause 20 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

20.5	Guarantor intent

Without prejudice to the generality of Clause 20.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

20.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 20. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

20.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 20.

20.8	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 20:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under this Clause 20 any guarantee, letter of credit, bond, indemnity or similar assurance;

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 34 (Payment mechanics).

20.9	Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)

that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)

each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

20.10	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

21.	REPRESENTATIONS

21.1	General

Each Obligor makes the representations and warranties set out in this Clause 21 to each Finance Party.

21.2	Status

(a)	It is a limited liability corporation, duly incorporated and validly existing under the law of its Original Jurisdiction.

(b)	In respect of each Obligor (other than the Parent Guarantors), it does not have any Subsidiaries.

(c)	It has the power to own its assets and carry on its business as it is being conducted.

21.3	Binding obligations

Subject to the Legal Reservations and Perfection Requirements:

(a)	the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)

(without limiting the generality of Clause 21.3(a)), each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

21.4	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents to which it is a party and the granting of the Transaction Security do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	the constitutional documents of any member of the Relevant Group; or

(c)

any agreement or instrument binding upon it or any member of the Relevant Group or any of its or any member of the Relevant Group’s assets or constitute a default or termination event (however described) under any such agreement or instrument.

21.5	Power and authority

(a)

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

(b)	No limit on its powers will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

21.6	Validity and admissibility in evidence

(a)	All Authorisations and any other acts, conditions or things required or desirable:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(ii)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained, effected, done, fulfilled or performed and are in full force and effect except any Authorisation or other act, condition or thing referred to in Clause 21.9 (No filing or stamp taxes), which will be promptly obtained, effected, done, fulfilled or performed after the date of this Agreement.

(b)	All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Relevant Group have been obtained or effected and are in full force and effect.

(c)	All the Material Licences have been obtained and are in full force and effect.

21.7	Governing law and enforcement

(a)	The choice of governing law of the Transaction Documents will be recognised and enforced in its Relevant Jurisdictions.

(b)	Any judgment obtained in relation to a Transaction Document in the relevant jurisdiction as specified in that Transaction Document will be recognised and enforced in its Relevant Jurisdictions.

(c)

Any arbitral award obtained in relation to a Transaction Document in the relevant seat of that arbitral tribunal specified in that Transaction Document will be recognised and enforced in its Relevant Jurisdictions.

21.8	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in Clause 27.8(a) (Insolvency proceedings); or

(b)	creditors’ process described in Clause 27.9 (Creditors’ process),

has been taken or, to the knowledge of any Obligor, threatened in relation to a member of the Relevant Group and none of the circumstances described in Clause 27.7 (Insolvency) applies to a member of the Relevant Group.

21.9	No filing or stamp taxes

Under the laws of its Relevant Jurisdictions it is not necessary that the Transaction Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Transaction Documents or the transactions contemplated by the Transaction Documents except:

(a)

the Reserve Bank of Malawi must be notified of the changes to the terms of Malawian Facility as soon as reasonably practicable following the execution of the Fourth Amendment and Restatement Agreement, and shall be so notified by Alliance One Malawi delivering a copy of the Fourth Amendment and Restatement Agreement to it;

(b)	the Fourth Amendment and Restatement Agreement must be approved by the Reserve Bank of Malawi as soon as reasonably practicable;

(c)

stamp duty of approximately Tanzania Shillings 2,000 must be affixed to the Fourth Amendment and Restatement Agreement within 30 days of execution of the Fourth Amendment and Restatement if executed in Tanzania, or if the Fourth Amendment and Restatement Agreement is not executed in Tanzania, within 30 days of its first entry into Tanzania; and

(d)

stamp duty of approximately Malawian Kwacha 10,000 must be affixed to the Fourth Amendment and Restatement Agreement within 30 days of execution of the Fourth Amendment and Restatement if executed in Malawi, or if the Fourth Amendment and Restatement Agreement is not executed in Malawi, within 30 days of its first entry into Malawi, which registrations, filings, taxes and fees will be made and paid promptly after the date of the relevant Transaction Document and in any event in accordance with the applicable time period referred to in clause 2.3 (Conditions subsequent to Fourth Amendment Effective Date) of the Fourth Amendment and Restatement Agreement.

21.10	Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

21.11	No default

(a)

No Event of Default and, on the Fourth Amendment Effective Date, no Default is continuing or is reasonably likely to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)

No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

21.12	No misleading information

(a)

Any factual information provided by any member of the Relevant Group for the purposes of the Facilities was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)

The financial projections, forecasts or opinions provided by any member of the Relevant Group for the purposes of the Facilities was prepared on the basis of recent historical information and on the basis of reasonable assumptions and were fair (as at the date on which they were provided) and arrived at after careful consideration.

(c)

No event or circumstance has occurred or been omitted from the information provided by any member of the Relevant Group for the purposes of the Facilities and no information has been given or withheld that results in the information provided by any member of the Relevant Group for the purposes of the Facilities being untrue or misleading in any material respect.

(d)

All other written information provided by any member of the Relevant Group (including its advisers) to a Finance Party was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any material respect.

21.13	Financial Statements

(a)	Its Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied.

(b)	Its Original Financial Statements fairly present:

(i)	for each Borrower, its financial condition and its results of operations (consolidated with its Subsidiaries); and

(ii)	for the Parent, its financial condition and its results of operations (consolidated with its Subsidiaries),

during the relevant period.

(c)	There has been no material adverse change in its assets, business or financial condition since the date of the Original Financial Statements.

(d)	Its most recent financial statements delivered pursuant to Clause 22.1 (Financial Statements):

(i)	have been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements; and

(ii)	fairly present in all material respects its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

(e)

The budgets and forecasts supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied.

(f)

Since the date of the Original Financial Statements or, once subsequent financial statements have been delivered pursuant to Clause 22.1 (Financial Statements), the most recent financial statements delivered under that Clause, there has been no material adverse change in its assets, business or financial condition.

21.14	No proceedings

(a)

No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect, have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it or any of its Subsidiaries, other than (i) as disclosed to the Agent in writing from time to time which the Agent (acting on behalf of the Lenders) does not consider material (ii) as disclosed in Schedule 9 (Disclosed proceedings), for which it is maintaining adequate reserves in order to contest or settle those actions (as applicable) and (iii) in the case of the Parent Guarantors only, any litigation, arbitration or administrative proceedings or investigations described in the Parent’s most recent filing with the Securities and Exchange Commission.

(b)

No judgment or order of a court, arbitral body or agency which is reasonably likely to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it or any of its Subsidiaries.

21.15	No breach of laws

(a)	It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

(b)

No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any member of the Group which have or are reasonably likely to have a Material Adverse Effect.

21.16	Environmental laws

(a)

Each member of the Group is in compliance with Clause 24.3 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

(b)

No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Group where that claim has or is reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.

21.17	Taxation

(a)

Except as disclosed in Schedule 9 (Disclosed proceedings) (for which it is maintaining adequate reserves for those Taxes and/or the costs required to file any Tax returns (as applicable)), it is not (and none of its Subsidiaries is) materially overdue in the filing of any Tax returns and it is not (and none of its Subsidiaries is) overdue in the payment of any amount in respect of Tax of USD 1,000,000 (or its equivalent in any other currency) or more.

(b)

Except as disclosed in Schedule 9 (Disclosed proceedings) (for which it is maintaining adequate reserves for those Taxes and the costs required to contest them), no claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any of its Subsidiaries) with respect to Taxes.

(c)	It is resident for Tax purposes only in its Original Jurisdiction.

21.18	Anti-corruption law

(a)

Each member of the Group has conducted its businesses in compliance with Anti-Corruption Laws and has instituted and maintains as at the date of the Fourth Amendment and Restatement Agreement policies and procedures designed to promote and achieve compliance with such laws.

(b)

No Obligor nor (to the best of each Obligor’s knowledge and belief) any member of the Group that is not an Obligor (nor any agent, director, employee or officer of any member of the Group while acting on behalf of any member of the Group) has made or received, or directed or authorised any other person to make or receive, any offer, payment or promise to pay, of any money, gift or other thing of value, directly or indirectly, to or for the use or benefit of any person, where this violates or would violate, or creates or would create liability for it or any other person under, any Anti-Corruption Laws.

(c)

No Obligor nor (to the best of each Obligor’s knowledge and belief) any member of the Group that is not an Obligor (nor any agent, director, employee or officer of any member of the Group acting on behalf of any member of the Group) is being investigated by any agency, or party to any proceedings, in each case in relation to any Anti-Corruption Laws.

21.19	Sanctions

(a)

The Parent and each member of the Group has implemented and maintains in effect policies and procedures designed to promote and achieve their compliance, and compliance of their respective directors, officers, employees and agents while acting on its behalf with applicable Sanctions and the Parent and each member of the Group and their respective officers and directors and, to the knowledge of Obligors, their employees and agents while acting on behalf of any member of the Group, are in compliance with applicable Sanctions in all material respects.

(b)

Neither the Parent nor any other member of the Group (nor any of their agents, directors, employees or officers) is knowingly engaged in any activity that could reasonably be expected to result in any Obligor being designated as a Sanctioned Person.

(c)	Neither the Parent nor any other member of the Group (nor any of their agents, directors, employees or officers) is a Sanctioned Person.

(d)	None of the proceeds of the Loans will be used for any purpose that could result in any person (including any Finance Party) violating any Sanctions.

21.20	Security and Financial Indebtedness

(a)	No Security or Quasi-Security exists over all or any of the present or future assets of any Borrower other than as permitted by this Agreement.

(b)	No Borrower has any Financial Indebtedness outstanding other than as permitted by this Agreement.

21.21	Ranking

The Transaction Security has or will have the ranking in priority which it is expressed to have in the Transaction Security Documents and it is not subject to any prior ranking or pari passu ranking Security (other than any other Transaction Security).

21.22	Good title to assets

It and each other member of the Relevant Group has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

21.23	Legal and beneficial ownership

It and each other member of the Relevant Group is the sole legal and beneficial owner of the respective assets over which it purports to grant Security free from any claims, third party rights or competing interests other than Permitted Security permitted under Clause 24.12 (Negative pledge).

21.24	Group Structure Chart

As at the Fourth Amendment Effective Date, the Group Structure Chart is true, complete and accurate in all material respects. The Group Structure Chart shows the current name, company registration number and jurisdiction of incorporation and/or jurisdiction of establishment in respect of AOI LLC and each Obligor, and indicates whether the AOI LLC or any Obligor is not a company with limited liability.

21.25	Ownership of the Borrowers

(a)	The Parent owns (whether directly or indirectly) legally and beneficially:

(i)	100 per cent. of the issued share capital of AOI LLC and the other Parent Guarantors; and

(ii)	99.99 per cent. of the issued share capital of Alliance One Malawi, Alliance One Tanzania and Alliance One Zambia.

(b)	Pyxus Parent owns (whether directly or indirectly) legally and beneficially:

(i)	100 per cent. of the issued share capital of AOI LLC and Pyxus Holdings; and

(ii)	99.99 per cent. of the issued share capital of Alliance One Malawi, Alliance One Tanzania and Alliance One Zambia.

(c)	Pyxus Holdings owns (whether directly or indirectly) legally and beneficially:

(i)	100 per cent. of the issued share capital of AOI LLC; and

(ii)	99.99 per cent. of the issued share capital of Alliance One Malawi, Alliance One Tanzania and Alliance One Zambia.

21.26	Accounting Reference Date

The Accounting Reference Date of each member of the Relevant Group is 31 March.

21.27	Sales Contracts

Except to the extent that any of the representations in this Clause 21.27 (Sales Contracts) cannot be made in respect of any individual Sales Contract which generates sale proceeds per annum of less than USD 2,000,000 and provided that all Sales Contracts which fail to comply with Clause 25 (Sales Contract undertakings) and/or in respect of which the representations of this Clause 21.27 (Sales Contracts) cannot be made generate aggregated sale proceeds per annum of less than USD 5,000,000, the following representations are made in respect of all Sales Contracts:

(a)

Capability: Each Borrower and AOI LLC is fully capable of performing and complying with its obligations under each Sales Contract to which it is a party, and possesses all technical and financial means required for this purpose.

(b)

Sales Contracts in effect: each Sales Contract is in full force and effect and any condition precedent to its coming into force was satisfied (or waived, with the prior written consent of the Agent) by the date on which such condition precedent was due to be satisfied under the terms of that Sales Contract and the payment obligations of the Buyer under the Sales Contract are legal, valid, binding and enforceable obligations and do not and will not conflict with any applicable law or regulation.

(c)	Sales Contracts meet Eligibility Criteria: each Sales Contract satisfies the Eligibility Criteria.

(d)	Sales Contracts in form provided: Except as the same may be amended after the date of this Agreement in accordance with Clause 25.3 (Dealings with counterparties):

(i)	each Sales Contract is in the form supplied:

(A)	(in the case of the Original Sales Contracts) to the Agent prior to the execution of the Fourth Amendment and Restatement Agreement; or

(B)	(in the case of any Additional Sales Contract) to the Agent prior to the date on which that contract became an Additional Sales Contract,

other than, in each case, in respect of amendments permitted to be made under this Agreement and notified in writing to the Agent in accordance with Clause 25.3 (Dealings with counterparties);

(ii)

there are no contracts, agreements or other arrangements in existence (other than any Finance Document) that amend, modify, vary or otherwise relate to that Sales Contract, other than those notified by a Borrower to the Agent in writing:

(A)	(in the case of the Original Sales Contracts) prior to the execution of the Fourth Amendment and Restatement Agreement; or

(B)	(in the case of any Additional Sales Contract) prior to the date on which that contract became an Additional Sales Contract,

or, in each case, any amendments permitted to be made under this Agreement and notified in writing to the Agent in accordance with Clause 25.3 (Dealings with counterparties).

(e)

No breach or repudiation: No party to a Sales Contract is in breach of any payment, delivery, or other material obligation thereunder or has repudiated or done or caused to be done any act or thing evidencing an intention to repudiate that Sales Contract.

(f)

No notice of inability to perform: No Obligor has (and AOI LLC has not) received or given any notification (written or otherwise) of a failure or inability by any party to a Sales Contract to comply with its obligations thereunder.

(g)

No force majeure or early termination event: No event or circumstance has occurred that gives rise or might reasonably be expected to give rise to a right to terminate early, suspend performance under, repudiate or cancel any Sales Contract.

(h)

No claims or liabilities: There are no claims, liabilities or obligations in existence between any Obligor or AOI LLC and a Sales Contract counterparty or any other person that are or might reasonably be expected to be materially detrimental to the rights of any Finance Party under that Sales Contract or the Finance Documents.

(i)	Arm’s length terms: Each Borrower and AOI LLC has entered into each Sales Contract to which it is party on arm’s length terms.

21.28	Centre of main interests and establishments

For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its Original Jurisdiction.

21.29	No adverse consequences

(a)	It is not necessary under the laws of its Relevant Jurisdictions:

(i)	in order to enable any Finance Party to enforce its rights under any Finance Document; or

(ii)	by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions.

(b)

No Finance Party is or will be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Finance Document.

21.30	Times when representations made

(a)	All the representations and warranties in this Clause 21 are made by each Obligor on the Fourth Amendment Effective Date.

(b)

The Repeating Representations are deemed to be made by each Obligor on the date of each Utilisation Request, on each Utilisation Date, on the first day of each Interest Period and (with respect to the Sales Contracts) on each Test Date.

(c)

Each of the representations and warranties set out in Clause 21.2 (Status) to Clause 21.11 (No default), Clause 21.12(d) (No misleading information), Clause 21.21 (Ranking) to Clause 21.23 (Legal and beneficial ownership) and Clause 21.27 (Sales Contracts) to Clause 21.29 (No adverse consequences) is deemed to be made by a Borrower on the date when a Sales Contract (or the receivables thereunder) is assigned by that Borrower under a Contractual Rights Assignment Agreement or Receivables Assignment Agreement (as applicable), but only in relation to the Contractual Rights Assignment Agreement or Receivables Assignment Agreement (as applicable) and that Sales Contract.

(d)

Each representation or warranty deemed to be made after the First Amendment Effective Date shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

22.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 22 remain in force from the First Amendment Effective Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

In this Clause 22:

“Annual Financial Statements” means the financial statements for a Financial Year delivered pursuant to Clause 22.1(a) (Financial Statements).

“Quarterly Financial Statements” means the financial statements delivered pursuant to Clause 22.1(c) (Financial Statements).

22.1	Financial statements

The Obligors shall procure the supply to the Agent in sufficient copies for all the Lenders:

(a)	as soon as they are available, but in any event within 180 days after the end of each of its Financial Years:

(i)	the Parent’s audited consolidated financial statements for that Financial Year; and

(ii)	the audited financial statements (consolidated if appropriate) of each Borrower and AOI LLC for that Financial Year;

(b)	if requested by the Agent, the audited financial statements of any other member of the Group for that Financial Year (to the extent that such audited financial statements are available); and

(c)	as soon as they are available, but in any event within 60 days after the end of each Financial Quarter of each of its Financial Years:

(i)	the Parent’s consolidated financial statements for that Financial Quarter; and

(ii)	the financial statements of each Obligor for that Financial Quarter.

22.2	Requirements as to financial statements

(a)

The Obligors shall procure that each set of Annual Financial Statements and Quarterly Financial Statements delivered by the Obligors pursuant to Clause 22.1 (Financial Statements) includes a balance sheet, profit and loss account and cash flow statement. In addition, the Obligors shall procure that each set of Annual Financial Statements shall be audited by the Auditors.

(b)	Each set of financial statements delivered pursuant to Clause 22.1 (Financial Statements):

(i)

shall be certified by a director of the relevant company as fairly presenting its financial condition and operations as at the date as at which those financial statements were drawn up and, in the case of the Annual Financial Statements, shall be accompanied by any letter addressed to the management of the relevant company by the auditors of those Annual Financial Statements and accompanying those Annual Financial Statements; and

(ii)

shall be prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor, unless, in relation to any set of financial statements, that Obligor notifies the Agent that there has been a change in the Accounting Principles or the accounting practices and its Auditors (or, if appropriate, the Auditors of the Obligor) deliver to the Agent:

(A)

a description of any change necessary for those financial statements to reflect the Accounting Principles or accounting practices upon which that Obligor’s Original Financial Statements were prepared; and

(B)

sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to make an accurate comparison between the financial position indicated in those financial statements and that Obligor’s Original Financial Statements.

Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

(c)

If the Agent wishes to discuss the financial position of any Borrower with the auditors of that Borrower, the Agent may notify that Borrower, stating the questions or issues which the Agent wishes to discuss with those auditors. In this event, the Borrower must ensure that those auditors are authorised (at the expense of the relevant Borrower):

(i)	to discuss the financial position of the relevant Borrower with the Agent on request from the Agent; and

(ii)	to disclose to the Agent for the Finance Parties any information which the Agent may reasonably request.

22.3	Year-end

The Obligors shall procure that the end of each annual accounting period of each member of the Relevant Group falls on 31 March.

22.4	Anti-corruption information

Unless such disclosure would constitute a breach of any applicable law or regulation, the Obligors shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)

promptly upon becoming aware of them, the details of any actual or potential violation by, or creation of liability for, any member of the Group or any agent, director, employee or officer of any member of the Group (or any counterparty of any such person in relation to any transaction contemplated by a Finance Document) of or in relation to any Anti-Corruption Laws, or of any investigation or proceedings relating to the same;

(b)

copies of any correspondence delivered to, or received from, any regulatory authorities in relation to any matter referred to in paragraph (a) above at the same time as they are dispatched or promptly upon receipt (as the case may be); and

(c)

promptly upon request by any Finance Party (through the Agent), such further information relating to any matter referred to in paragraphs (a) and (b) above as that Finance Party may reasonably require.

22.5	Information: miscellaneous

The Obligors shall procure the supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)

at the same time as they are dispatched, copies of all documents regularly dispatched by the Parent to its shareholders generally (or any class of them) or dispatched by the Parent, AOI LLC or any Obligor to its creditors generally (or any class of them), unless (in the case of the Parent only, and whilst it is listed on the New York Stock Exchange only) to do so would breach any law or regulation applicable to it;

(b)	promptly upon becoming aware of them, copies of any reports or other analysis prepared by any rating agency in respect of the Parent or any shares or securities of the Parent;

(c)

promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Relevant Group, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect;

(d)

promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any member of the Relevant Group and which is reasonably likely to have a Material Adverse Effect;

(e)	promptly, such information as the Security Agent may reasonably require about the Charged Property and compliance of the Obligors and AOI LLC with the terms of any Transaction Security Documents; and

(f)

promptly on request, such further information regarding the financial condition, assets and operations of the Relevant Group and/or any member of the Relevant Group (including any requested amplification or explanation of any item in the financial statements, or other material provided by any Obligor under this Agreement and an up to date copy of its shareholders’ register (or equivalent in its jurisdiction)) as any Finance Party through the Agent may reasonably request.

22.6	Information: seasonal review

During each Seasonal Review Period, the Obligors’ Agent and the Borrowers shall:

(a)	permit the Agent free access at all reasonable times and on reasonable notice to meet and discuss matters with at least two members of the executive management of each Borrower; and

(b)

provide the Agent with legal due diligence relating to the Facilities, the Transaction Documents, the Transaction Security and all such other matters relating to its business as the Agent deems necessary in form and substance satisfactory to the Agent.

22.7	Information: Sales Contracts

Each Borrower shall:

(a)

permit each of the Agent and the Security Agent and any of its officers and agents to have access to and examine at reasonable times and on reasonable notice its minute books and other corporate records, and books of account and financial records, in relation to each Sales Contract to which it is a party, but no more than twice every calendar year unless a Default is continuing or the Agent reasonably suspects a Default is continuing or may occur;

(b)

promptly supply to the Agent copies of each invoice (and each other written payment instruction) and all other documents relevant to its material obligations and rights under the Sales Contracts (including all its delivery obligations and the payment obligations of any Buyer), and notify the Agent of the price of any delivery under the Sales Contracts promptly after such price has been determined;

(c)	keep the Finance Parties (via the Agent) regularly informed of all material developments and material progress under the Sales Contracts to which it is a party;

(d)

notify the Agent of any default, breach, termination or suspension of any Sales Contract or of any dispute or claim in relation to a Sales Contract promptly upon receipt or dispatch thereof (including without limitation any notice of default, termination, dispute or claim made against it under any such Sales Contract together with details of any action it proposes to take in relation to the same);

(e)

(without prejudice to its obligations under Clause 25.3 (Dealings with counterparties)), promptly provide the Agent with a copy of any documents that amend, waive or otherwise vary the terms of any Sales Contract to which it is a party;

(f)

from time to time on request, promptly provide the Agent with such other information relating to the Sales Contracts to which it is a party (and its ability to perform its obligations thereunder) as the Agent may reasonably require;

(g)	promptly on becoming aware of them, provide the Agent with details of:

(i)	any event or circumstance which is or may be a force majeure event under any Sales Contract to which it is a party; and

(ii)	(without prejudice to its obligations under Clause 25.3 (Dealings with counterparties)), the invocation of indemnity provisions by it or any Buyer;

(h)	promptly on becoming aware of them, provide the Agent with details of any claim made under:

(i)	any cargo, warehouse or transit insurance policy relating to a Sales Contract where the claim is for a sum in excess of USD 1,000,000 (before deductibles);

(ii)	any business interruption insurance policy relating to any Obligor, where the claim affects a Sales Contract;

(i)	deliver to the Agent, promptly upon receipt or dispatch thereof, a copy of any notice relating to:

(i)	the exercise by a Buyer of any rights it may have to reduce the quantities of Products to be delivered to it; and

(ii)	the exercise by a Buyer of any rights it may have to suspend or reject deliveries;

(j)

in respect of each delivery to be made under each Sales Contract, inform the Security Agent of the same within five Business Days after each Shipment has occurred under that Sales Contract and of the date of issuance of the bill of lading related thereto and shall:

(i)

if the funds relating thereto are paid into the applicable Collection Account or (in the case of Local Sales Contracts only) the applicable Local Account before the Transportation Documents in respect of a Shipment are received by that Borrower, immediately inform the Security Agent of such payment and the Shipment to which such payment relates and, on receipt of the Transportation Documents relating to such Shipment, shall immediately deliver copies of such Transportation Documents to the Security Agent; or

(ii)	if Transportation Documents in respect of a Shipment are received by that Borrower before funds are paid to it into the applicable Collection

Account or (in the case of Local Sales Contracts only) the applicable Local Account in relation to such Shipment, deliver, or procure the delivery, to the Security Agent of copies of all Transportation Documents in respect of each Shipment not later than three Business Days prior to the expected payment date under the Sales Contract and promptly notify the Agent once such payment has been made, and promptly on request, such other certificates or documents required in connection with the sale or delivery of Products under that Sales Contract as the Agent may reasonably request;

(k)	deliver to the Agent, no later than the first Business Day of each calendar month a schedule of planned deliveries under the Sales Contracts for that calendar month; and

(l)	deliver to the Agent within five Business Days of the first day of each calendar quarter, a duly completed Business Report for the preceding calendar quarter.

22.8	Purchases of Product

The Borrowers must promptly notify the Agent of (a) any purchase of Product (whether processed or unprocessed) in Zambia or by Alliance One Zambia and (b) any shipment of Product (whether processed or unprocessed) to either of Malawi or Tanzania or to the order of Alliance One Malawi or Alliance One Tanzania.

22.9	Notification of default

(a)

Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)

Promptly upon a request by the Agent, a Borrower or the Obligors’ Agent shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

22.10	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the First Amendment Effective Date;

(ii)

any change in the status of an Obligor (or of a Holding Company of an Obligor) or the composition of the shareholders of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of Clause 22.10(a)(iii), any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in Clause 22.10(a)(iii), on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in Clause 22.10(a)(iii), any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)

Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “Know Your Customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

22.11	Loan to Value Ratio Certificate

Promptly following each Test Date applicable to a Borrower (and in any event within 15 days of such Test Date), the relevant Borrower shall supply to the Agent a Loan to Value Ratio Certificate:

(a)	setting out (in reasonable detail) computations as to compliance with Clause 23.2 (Loan to Value ratio) as at that Test Date;

(b)

confirming that all Sales Contracts to which it is a party as seller comply with the provisions of Clause 25 (Sales Contracts Undertakings) or if not, providing details of any such non-compliant Sales Contracts; and

(c)	identifying each Discounting Invoice outstanding as at that Test Date, and confirming:

(i)	the aggregate book value of the Discounting Invoice Receivables under such Discounting Invoice;

(ii)

whether such Discounting Invoice Receivables have been disposed of to the Discounting Bank and if so, the aggregate proceeds of sale received or to be received in respect of such disposal as a percentage of the book value of such Discounting Invoice Receivables; and

(iii)	whether the proceeds of sale received or to be received by AOI LLC in respect of the disposal of such Discounting Invoice Receivables have been applied in prepayment of the Loans in accordance with Clause 9.4 (Proceeds from Permitted Receivables Disposal), and if so, the aggregate amount of such prepayment.

22.12	Cash flow report and projections

Each Borrower will deliver:

(a)	a cash flow forecast setting out its projected cash flow position for the next six month period; and

(b)	a projection setting out (in reasonable detail) its expected Loan to Value Ratio as at each Test Date over the next six month period,

in each case to be delivered within 15 Business Days of 31 June and 31 December in each Financial Year and in form and substance satisfactory to the Agent.

23.	LOAN TO VALUE RATIO

23.1	Definitions

“Loan to Value Ratio” means, in respect of any Borrower at any time, the ratio of:

(a)	the aggregate of the value (in USD) of that Borrower’s Relevant Secured Assets at that time,

to

(b)	the aggregate principal amount of all outstanding Loans of that Borrower at that time.

“LTV Receivables” means receivables arising under a Sales Contract which a Borrower has designated as “LTV Receivables” in a Loan to Value Ratio Certificate, which in no circumstances shall include Discounting Invoice Receivables.

“Perfection Requirements” means, in respect of the Transaction Security Documents and the Transaction Security, at any time:

(a)

any and all registrations, filings, notices, acknowledgements and other actions and steps required to be made (including the payment of any registration, notarial or court fees, costs, expenses or Taxes) in any jurisdiction in order to perfect or ensure the validity and enforceability of security created by the Transaction Security Documents or in order to achieve the relevant priority for any Transaction Security; and

(b)

all consents required for the granting of Transaction Security from third parties (including any End Buyer, if applicable) prior to the creation of such Transaction Security having to be obtained prior to the creation of such Transaction Security and being in full force and effect at that time.

“Purchased Zambian Tobacco Stocks” means tobacco stocks of Alliance One Malawi purchased from Alliance One Zambia.

“Relevant Secured Assets” means, in respect of any Borrower at any time, its Secured Receivables and its Secured Inventory at that time.

“Secured Inventory” means, in respect of any Borrower at any time, the tobacco stocks of that Borrower at that time calculated by and evidenced as follows:

(a)	in respect of tobacco stocks of Alliance One Tanzania, by reference to valuations provided by the applicable Collateral Manager;

(b)

in respect of tobacco stocks of Alliance One Malawi (other than Purchased Zambian Tobacco Stocks), by reference to the aggregate of the valuations provided by each Malawian Collateral Manager including, in respect of Transit Inventory only, the valuation provided by Vallis Group Limited (prior to the date of the Replacement Malawian Collateral Management Agreement) or Transcom Sharaf Limited (from (and including) the date of the Replacement Malawian Collateral Management Agreement onwards), in each case upon the release of such Transit Inventory from Alliance One Malawi’s warehouse facility in Malawi; and

(c)

in respect of Purchased Zambian Tobacco Stocks of Alliance One Malawi, by reference to the aggregate of the valuations provided by each Malawian Collateral Manager, such valuations to be calculated by aggregating:

(i)	the value of such Purchased Zambian Tobacco Stocks, as determined by reference to receipts from auction floors specifying the value of such Purchased Zambian Tobacco Stocks; and

(ii)

the landed cost of such Purchased Zambian Tobacco Stocks, up to a maximum amount of USD 0.46 per kilogram of Purchased Zambian Tobacco Stocks and to be evidenced by intercompany invoices provided to the relevant Malawian Collateral Manager;

(d)	in respect of Alliance One Zambia, by reference to receipts from auction floors specifying the value of tobacco stocks that have been acquired,

in each case adjusted so that:

(A)

other than tobacco stocks constituting Transit Inventory, only tobacco stocks that are subject to Transaction Security in respect of which the Perfection Requirements have been satisfied and, in the case of Alliance One Malawi and Alliance One Tanzania, are stored in a warehouse which the relevant Collateral Manager can access pursuant to the relevant Collateral Management Agreement may constitute “Secured Inventory”;

(B)	obsolete, perished or otherwise unmarketable inventory may not constitute “Secured Inventory”; and

(C)	any stocks of Alliance One Malawi that may not be designated as Secured Inventory pursuant to the proviso in sub-paragraph (A) of the definition of “Secured Receivables” are excluded.

“Secured Receivables” means:

(a)

in respect of any Borrower at any time, the invoiced LTV Receivables owing to AOI LLC under the End Sales Contracts at that time for Products purchased by AOI LLC from such Borrower (provided that the maximum amount of LTV Receivables arising under Affiliate End Sales Contracts that can constitute Secured Receivables at any time is six per cent. of the aggregate Secured Receivables of that Borrower at that time (excluding LTV Receivables arising under Affiliate End Sales Contracts));

(b)	in respect of any Borrower at any time, the invoiced LTV Receivables owing to such Borrower under Local Sales Contracts at that time; and

(c)	with respect to Alliance One Zambia only, the invoiced LTV Receivables owing to it under any Intermediate Sales Contract with Alliance One Malawi, so long as:

(i)	such LTV Receivables have been outstanding for no more than 180 days; and

(ii)

Alliance One Malawi has not previously designated the Product to which those LTV Receivables relate as Secured Inventory or any LTV Receivables owing to AOI LLC under any End Sales Contract, or to it    under any Local Sales Contract (in each case if such LTV Receivables relate to such Product) as Secured Receivables, in each case provided that:

(A)

to the extent that Alliance One Zambia has designated receivables owed to it by Alliance One Malawi for the sale of Products under an Intermediate Sales Contract as “LTV Receivables” in a Loan to Value Ratio Certificate as permitted by paragraph (c) above, any LTV Receivables owing to Alliance One Malawi or to AOI LLC in relation to such Products cannot constitute Secured Receivables and such Products cannot be designated as Secured Inventory by Alliance One Malawi, in each case until Alliance One Zambia confirms in writing to the Agent that such LTV Receivables have been paid to it and are no longer outstanding (except that Alliance One Malawi may designate such Products as Secured Inventory for a period of no longer than 15 Business Days, solely to the extent necessary to enable Alliance One Malawi to utilise the Malawian Facility in order to repay such receivables owed by it to Alliance One Zambia); and

(B)

such LTV Receivables are subject to Transaction Security in respect of which the Perfection Requirements have been satisfied and the relevant Buyer has been instructed to pay into a Transaction Account.

“Transit Inventory” means any tobacco stock financed by the Malawian Facility which has been released by Vallis Group Limited (prior to the date of the Replacement Malawian Collateral Management Agreement) or Transcom Sharif Limited (from (and including) the date of the Replacement Malawian Collateral Management Agreement onwards) from Alliance One Malawi’s warehouse facility in Malawi and which is in transit to Alliance One Malawi’s warehouse facility in Johannesburg, South Africa or in Beira, Mozambique, provided that such tobacco stock:

(a)	is subject to warehouse to warehouse and goods in transit insurance in form and substance satisfactory to the Security Agent; and

(b)

is deposited to Alliance One Malawi’s warehouse facility in Johannesburg, South Africa or Beira, Mozambique (as applicable) by no later than the date falling 21 days after the date it has been released by Vallis Group Limited (prior to the date of the Replacement Malawian Collateral Management Agreement) or Transcom Sharif Limited (from (and including) the date of the Replacement Malawian Collateral Management Agreement onwards) from Alliance One Malawi’s warehouse facility in Malawi.

23.2	Loan to Value ratio

(a)	Each Borrower must ensure that the Loan to Value Ratio applicable to it is equal to or greater than 125 per cent. at all times.

(b)	The Loan to Value Ratio Certificate for each Test Date shall include a breakdown of:

(i)	the Secured Receivables as of that Test Date; and

(ii)	the Secured Inventory as of that Test Date.

(c)

If the Loan to Value Ratio applicable to the relevant Borrower is less than 125 per cent. on a Test Date, the relevant Borrower may, within ten (10) Business Days of that Test Date, prepay Loans borrowed by it in accordance with Clause 8.1 (Voluntary prepayment of Loans) in an amount which would have been required to ensure compliance with Clause 23.2(a) on that Test Date.

(d)	If a Borrower makes a prepayment in accordance with Clause 23.2(c), that Borrower will be regarded as having complied with Clause 23.2(a) and no Default will be deemed to have occurred.

(e)

If the Loan to Value Ratio applicable to the relevant Borrower is less than 125 per cent. on a Test Date, and within fifteen (15) Business Days of that Test Date, the Borrower prepays Loans borrowed by it in accordance with Clause 9.4 (Proceeds from Permitted Receivables Disposal) in an amount which would have been required to ensure compliance with Clause 23.2(a) on that Test Date, that Borrower will be regarded as having complied with Clause 23.2(a) on that Test Date and no Default will be deemed to have occurred.

24.	GENERAL UNDERTAKINGS

The undertakings in this Clause 24 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

24.1	Authorisations

Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,

(i)	any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(A)	enable it to perform its obligations under the Transaction Documents;

(B)	ensure the legality, validity, enforceability or admissibility in evidence of any Transaction Document; and

(C)	carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect; and

(ii)	any Material Licence.

24.2	Compliance with laws

Each Obligor shall (and each Obligor shall ensure that each member of the Group will) comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

24.3	Environmental compliance

Each Obligor shall (and each Obligor shall ensure that each member of the Group will):

(a)	comply with all Environmental Law;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Permits;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

24.4	Environmental Claims

Each Obligor shall promptly upon becoming aware of the same, inform the Agent in writing of:

(a)	any Environmental Claim against any member of the Group which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect.

24.5	Anti-corruption law

(a)

No Obligor shall (and each Obligor shall ensure that no other member of the Group will) directly or indirectly use the proceeds of a Facility for any purpose which would breach any Anti-Corruption Law.

(b)	Each Obligor shall (and each Obligor shall ensure that each other member of the Group will):

(i)	conduct its businesses in compliance with applicable Anti-Corruption Laws; and

(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws; and

(iii)	take all reasonable and prudent steps to ensure that each of its agents, directors, employees and officers comply with such laws.

24.6	Taxation

(a)	Each Obligor shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)

adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in accordance with the Accounting Principles in its latest financial statements delivered to the Agent under Clause 22.1 (Financial Statements); and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)	No member of the Relevant Group may change its residence for Tax purposes.

24.7	Merger

No Obligor shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction.

24.8	Change of business

The Obligors shall procure that no substantial change is made to the general nature of the business of any Obligor or the Relevant Group taken as a whole from that carried on by it at the Fourth Amendment Effective Date.

24.9	Acquisitions

No Borrower will:

(a)	acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

(b)	incorporate a company.

24.10	Preservation of assets

Each Obligor shall maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary in the conduct of its business.

24.11	Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

24.12	Negative pledge

In this Clause 24.12, “Quasi-Security” means an arrangement or transaction described in Clause 24.12(b).

Except as permitted under Clause 24.12(c):

(a)	No Borrower shall create or permit to subsist any Security over any of its assets.

(b)	No Borrower shall:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Clause 24.12(a) and Clause 24.12(b) do not apply to any Security or (as the case may be) Quasi-Security, which is:

(i)	Permitted Security; or

(ii)	a Permitted Transaction.

24.13	Disposals

(a)

Except as permitted under Clause 24.13(b), no Borrower shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Clause 24.13(a) does not apply to any sale, lease, transfer or other disposal which is:

(i)	a Permitted Disposal; or

(ii)	a Permitted Transaction.

24.14	Arm’s length basis

(a)	Except as permitted by Clause 24.14(b) below, no Borrower shall enter into any transaction with any person except on arm’s length terms and for full market value.

(b)	The following transactions shall not be a breach of this Clause 24.14:

(i)

fees, costs and expenses payable under the Transaction Documents in the amounts set out in the Transaction Documents delivered to the Agent under Clause 5.1 (Initial conditions precedent) or agreed by the Agent; and

(ii)	any Permitted Transaction.

24.15	Loans or credit

(a)	Except as permitted under Clause 24.15(b), no Borrower shall be a creditor in respect of any Financial Indebtedness.

(b)	Clause 24.15(a) does not apply to:

(i)	a Permitted Loan; or

(ii)	a Permitted Transaction.

24.16	No guarantees or indemnities

(a)	Except as permitted under Clause 24.16(b), no Borrower shall incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)	Clause 24.16(a) does not apply to a guarantee which is:

(i)	a Permitted Guarantee; or

(ii)	a Permitted Transaction.

24.17	Financial Indebtedness

(a)	Except as permitted under Clause 24.17(b), no Borrower shall incur or allow to remain outstanding any Financial Indebtedness.

(b)	Clause 24.17(a) does not apply to Financial Indebtedness which is:

(i)	Permitted Financial Indebtedness; or

(ii)	a Permitted Transaction.

24.18	Insurance

(a)

Each Borrower shall maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

(b)	Each Borrower must maintain warehouse to warehouse and goods in transit (USD) insurance cover over its inventory and stocks, with the Security Agent being named as loss payee on such policies.

(c)	All insurances must be with reputable independent insurance companies or underwriters.

24.19	Access

Each Obligor shall (not more than twice in every Financial Year unless the Agent reasonably suspects a Default is continuing or may occur) permit the Agent and/or the Security Agent and/or accountants or other professional advisers and contractors of the Agent or Security Agent free access at all reasonable times and on reasonable notice at the risk and cost of the Obligor to (a) the premises, assets, books, accounts and records of each Obligor and (b) meet and discuss matters with senior management of any Obligor.

24.20	Treasury Transactions

No Borrower shall enter into any Treasury Transaction, other than:

(a)	spot and forward delivery foreign exchange contracts entered into in the ordinary course of business of that Borrower and not for speculative purposes; and

(b)	any Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of that Borrower and not for speculative purposes.

24.21	Further assurance

(a)

Each Obligor shall (and each Obligor shall procure that AOI LLC will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)

to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law; and/or

(ii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)

Each Obligor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

24.22	Sanctions

(a)

Each Obligor shall maintain (and each Obligor shall ensure that AOI LLC and each other member of the Group maintains) in effect and enforce policies and procedures designed to ensure compliance by each of them (and each of their respective directors, officers, employees and agents) with all Sanctions and shall conduct its businesses in compliance with all Sanctions.

(b)

No Obligor will (and each Obligor shall ensure that no other member of the Group nor any of their respective directors, officers, employees or agents will) directly or indirectly use the proceeds of any Facility for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country (except to the extent permitted for a person required to comply with Sanctions) or in any manner that could result in the violation of any Sanctions applicable to any Party.

(c)

Each Obligor will (and each Obligor shall procure that AOI LLC will) ensure that none of the funds used to make any payment under the Finance Documents are sourced (directly or indirectly) from Sanctioned Persons or Sanctioned business.

24.23	Excluded Activities

No Obligor will (and each Obligor shall procure that AOI LLC):

(a)	directly or indirectly use the proceeds of any Facility for the purpose of funding, financing or facilitating any Excluded Activities; and

(b)	will not engage in or perform any Excluded Activity.

24.24	Intragroup transactions

(a)

(i)

Upon the maturity of any of the Secured Obligations, whether at stated maturity, by acceleration or otherwise, all such Secured Obligations shall first be paid in full in cash before any payment of any kind or character (whether in cash, property, securities or otherwise) is made on account of any Financial Indebtedness (including principal, interest or any other amount owing) owed by an Obligor (the “Intragroup Debtor”) to another Obligor (the “Intragroup Creditor”) (“Intragroup Debt”).

(ii)	If any Default or Event of Default is continuing or may result from any payment of Intragroup Debt:

(A)

no Intragroup Debtor shall, directly or indirectly (and no other person on behalf of an Intragroup Debtor may) make any payment of any Intragroup Debt and may not acquire all or any part of such Intragroup Debt for cash, property or securities; and

(B)	no Intragroup Creditor shall ask, demand, sue for or otherwise take, accept or receive, any amounts owing in respect of any Intragroup Debt,

until all of the Secured Obligations have been paid in full in cash, unless directed to do so by the Security Agent pursuant to paragraph 24.24(b).

(iii)

In the event of any payment of Intragroup Debt to an Intragroup Creditor which is not permitted by Clause 24.24(a)(ii) or by the terms of such Intragroup Debt, the relevant Intragroup Creditor shall hold such payment on trust for the Secured Parties and shall promptly pay or transfer the same to the Security Agent or as the Security Agent may direct for application in accordance with the terms of this Agreement.

(iv)	Upon an Insolvency Event of any Obligor, the Finance Parties shall be entitled to receive payment in full in cash of all Secured Obligations owed by that Obligor before any Intragroup Creditor is entitled to receive any payment of any kind in respect of Intragroup Debt owed to it by that Obligor.

(v)

In the event of any payment of Intragroup Debt to an Intragroup Creditor which is not permitted pursuant to Clause 24.24(a)(iv), the relevant Intragroup Creditor shall hold such payment on trust for the Secured Parties and shall promptly pay or transfer the same to the Security Agent or as the Security Agent may direct for application in accordance with the terms of this Agreement.

(b)

Without prejudice to paragraph 24.24(a) above following the occurrence of an Insolvency Event in relation to Alliance One Malawi, if any Financial Indebtedness is owed by Alliance One Malawi to Alliance One Zambia, Alliance One Zambia shall follow all instructions issued by the Security Agent to exercise or refrain from exercising any right it may otherwise have against Alliance One Malawi to:

(i)	accelerate any of Alliance One Malawi’s liabilities or declare them prematurely due and payable or payable on demand;

(ii)	make a demand under any guarantee, indemnity or other assurance against loss given by Alliance One Malawi;

(iii)	exercise any right of set-off or take or receive any payment in respect of such Financial Indebtedness; and

(iv)	claim and prove in any insolvency process of Alliance One Malawi.

(c)	In this Clause:

(i)	“Insolvency Event” means, in relation to any Obligor:

(A)

any resolution is passed or order made for the winding up, dissolution, administration or reorganisation of that Obligor, a moratorium is declared in relation to any indebtedness of that Obligor or an administrator is appointed to that Obligor;

(B)	any composition, compromise, assignment or arrangement is made with any of its creditors;

(C)	the appointment of any liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of that Obligor or any of its assets; or

(D)	any analogous procedure or step is taken in any jurisdiction.

24.25	Conditions subsequent to each Utilisation

(a)

To the extent Products are to be financed by a Utilisation, promptly following such Utilisation by a Borrower and in any event within 10 Business Days of such Utilisation, that Borrower shall deliver to the Agent:

(i)

unless previously delivered, a certified copy of each Intermediate Sales Contract and each End Sales Contract (and Transportation Documents existing at that time in relation thereto) which relate to the Products financed by that Utilisation;

(ii)	a schedule setting out the estimated quantity in respect of:

(A)	shipments of green leaf tobacco to be delivered to it by its suppliers;

(B)	to the extent known by such Borrower, shipments to be delivered to Buyers under the End Sales Contracts,

in each case which relate to such Utilisation; and

(iii)	any other documents and other evidence as the Agent may request (in its discretion).

(b)

As soon as reasonably practicable following each Utilisation of the Malawian Facility, and in any event within 30 days of such Utilisation, Alliance One Malawi shall register such Utilisation with the Reserve Bank of Malawi.

25.	SALES CONTRACTS UNDERTAKINGS

The undertakings in this Clause 25 are given in relation to each Sales Contract and remain in force from the First Amendment Effective Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

25.1	Compliance with Sales Contracts

Each Borrower shall:

(a)	comply (and ensure that AOI LLC complies) in all material respects with its obligations under each Sales Contract in the manner and at the times provided for therein; and

(b)

use all reasonable efforts to procure that each End Buyer duly complies in all material respects with its payment and other material obligations under that Sales Contract in the manner and at the times provided for therein and must ensure that:

(i)

subject to paragraph (ii) below, such End Buyer pays amounts due under that Sales Contract to the applicable Collection Account or (in the case of Local Sales Contracts only) to the applicable Local Account; and

(ii)	in respect of amounts due to AOI LLC under a Discounting Invoice only, such End Buyer pays amounts due under that Sales Contract to the account of the Discounting Bank; and

(c)	not take or omit to take any action (and must ensure that AOI LLC does not take or omit to take any action) that might result in:

(i)	any default on any of its payment, delivery and other material obligations under a Sales Contract;

(ii)	any right to terminate a Sales Contract becoming exercisable by the Buyer; or

(iii)

any counterclaim or right of set off arising under a Sales Contract other than any set-off under a Sales Contract that occurs prior to an Event of Default that is continuing, and in the ordinary course of trading as part of the settlement of final invoices for deliveries made thereunder.

25.2	Pursuit of remedies

Subject to any provision of the Finance Documents to the contrary, each Borrower shall (and must ensure that AOI LLC will) diligently pursue any remedies available to it in respect of any breach or claim arising in relation to each Sales Contract.

25.3	Dealings with counterparties

No Borrower shall (and each Borrower shall ensure that AOI LLC does not) without the prior written consent of the Agent:

(a)

in respect of any matter that varies or has the effect of varying the Sales Contract in any way which relates to the Eligibility Criteria applicable to that Sales Contract and pursuant to the terms of that Sales Contract, falls to be decided by mutual agreement of the parties thereto, negotiate or agree such matter except in accordance with the instructions of the Agent or the Security Agent and provided that the Agent or the Security Agent is notified of such matters as soon as reasonably practicable;

(b)

rescind, amend, vary or waive (or agree to or permit any amendment to, or variation or waiver of) any term that would result in or have the effect of that Sales Contract not meeting the Eligibility Criteria applicable to that Sales Contract.

(c)	consent to the transfer by a counterparty of any of its rights, title or interest in, or its obligations under, a Sales Contract;

(d)	consent to any act or decision by a counterparty that might constitute a breach of a Sales Contract or otherwise adversely affect any rights of the Finance Parties thereunder or in relation thereto;

(e)

make or agree to any claim that a Sales Contract is frustrated or permit or agree to the cancellation, suspension, rescission, repudiation or other termination of a Sales Contract or accept any material breach thereof or default thereunder as repudiatory; or

(f)	seek relief from performance of its payment, delivery or other material obligations under a Sales Contract whether under any force majeure, time limit for claims or any other provision.

25.4	Payments under Sales Contracts

Each Borrower shall ensure that (and will procure that AOI LLC ensures that) each payment made to it under a Sales Contract is made in USD and (unless specifically approved by the Agent on the instructions of the Majority Lenders) free and clear of any set off, deduction, counterclaim or condition.

25.5	Deliveries under Sales Contracts

Each Borrower shall (and shall ensure that AOI LLC will) make all deliveries under each Sales Contract directly to the place specified for such deliveries in that Sales Contract (or in directions given pursuant to that Sales Contract), and in accordance with the delivery schedule set out therein.

25.6	Fair market price

Each Borrower shall ensure that (and will procure that AOI LLC ensures that) the price (including any applicable discount) charged and payable for each delivery of Products under a Sales Contract pursuant to the terms thereof is on arm’s length terms and reflects and will reflect the fair market price for Products.

25.7	Sales Contract failure

(a)	If:

(i)	on any date any Sales Contract ceases to satisfy the Eligibility Criteria;

(ii)	the representations set out in Clause 21 (Representations) in relation to a Sales Contract are not true; or

(iii)

a Borrower is in breach of its obligations in relation to any Sales Contract under Clause 25.1 (Compliance with Sales Contracts) to (and including) Clause 25.6 (Fair market price) or otherwise under the Finance Documents, the relevant Borrower or the Obligors’ Agent shall, immediately upon becoming aware of the same, notify the Agent.

(b)

If the Agent receives notice from a Borrower or the Obligors’ Agent under Clause 25.7(a) or otherwise becomes aware that any of the matters referred to in Clause 25.7(a) has occurred in relation to a Sales Contract, the Agent may and shall, if so instructed by the Majority Lenders, notify the relevant Borrower or the Obligors’ Agent in writing that such contract has ceased to be a Sales Contract, whereupon:

(i)	that contract shall immediately cease to be a Sales Contract; and

(ii)

the Loan to Value Ratio applicable to that Borrower shall be retested on the date of such notice from the Agent, treating the date of retesting as a Test Date for the purposes of testing the Loan to Value Ratio. For the purpose of such retesting, the principal amount of the Loans of that Borrower as at the most recent Test Date shall be used, but the applicable Secured Receivables shall be reduced by the amount of any receivables arising under each such contract that has ceased to be a Sales Contract.

25.8	Buyer failure

(a)	If in relation to any Buyer:

(i)

it defaults on its obligations under a Sales Contract, unless, in the case only of a Sales Contract, such default does not relate to a payment obligation, is otherwise technical in nature and is remedied within 10 Business Days;

(ii)	any of the events or circumstances described in Clause 27.7 (Insolvency) or Clause 27.8 (Insolvency proceedings) occur in respect of it;

(iii)

it rescinds or repudiates any Sales Contract to which it is a party or does or causes to be done any act or thing evidencing its intention to rescind or to repudiate any Sales Contract to which it is a party; or

(iv)	it otherwise ceases to be sufficiently creditworthy or capable of performing its obligations under a Sales Contract, as determined by the Agent and notified to the Obligors’ Agent,

the relevant Borrower or the Obligors’ Agent shall, immediately upon becoming aware of the same, notify the Agent.

(b)

If the Agent receives notice from the Buyer, the Obligors’ Agent or any Borrower under Clause 25.8(a) or otherwise becomes aware of the existence or occurrence of any of the events and circumstances described in Clause 25.8(a) in relation to a Buyer, the Agent may notify the relevant Borrower or the Obligors’ Agent in writing that such person has ceased to be a Buyer, whereupon:

(i)	such person shall immediately cease to be a Buyer;

(ii)	each Sales Contract to which such person is a party shall immediately cease to be a Sales Contract; and

(iii)

the Loan to Value Ratio applicable to that Borrower shall be retested on the date of such notice from the Agent, treating the date of retesting as a Test Date for the purposes of testing the Loan to Value Ratio. For the purpose of such retesting, the principal amount of the Loans of that Borrower as at the most recent Test Date shall be used, but the applicable Secured Receivables shall be reduced by the amount of any receivables under each such contract that has ceased to be a Sales Contract.

25.9	Additional End Buyers and Additional End Sales Contracts

(a)

The Obligors’ Agent or a Borrower may request in writing that additional persons that are not an Obligor or AOI LLC (a “Proposed End Buyer”) be designated as End Buyers in accordance with Clause 25.9(b).

(b)	A Proposed End Buyer may be designated as an End Buyer in accordance with the following procedure:

(i)

the Obligors’ Agent or the relevant Borrower shall deliver to the Agent a written request providing all relevant details of the Proposed End Buyer, including whether the Proposed End Buyer will purchase Products under documentary letters of credit issued or confirmed by a bank approved by the Agent (with any such letter of credit to be in form and substance satisfactory to the Agent) or on open account terms;

(ii)

following receipt of any such request, the Agent on the instructions of the Majority Lenders (in their absolute discretion) will confirm to the Obligors’ Agent or the relevant Borrower whether or not such person is acceptable as an End Buyer, including any conditions applicable to the designation of that person as an End Buyer; and

(iii)

if the Agent has confirmed under Clause 25.9(b)(ii) above that the Proposed End Buyer is acceptable as an End Buyer, with effect from the date of that confirmation, that Proposed End Buyer shall become an End Buyer for the purposes of this Agreement.

(c)

The Obligors’ Agent or a Borrower may request in writing that any contract for the sale and delivery of Products between the Borrower or AOI LLC as seller and an End Buyer as buyer that meets the Eligibility Criteria (a “Proposed Additional End Sales Contract”) be designated as an Additional End Sales Contract in accordance with Clause 25.9(d).

(d)

Following the receipt of any such request, the Proposed Additional End Sales Contract may be designated as an Additional End Sales Contract in writing by the Agent, following which the Proposed Additional End Sales Contract shall become an End Sales Contract for the purposes of this Agreement.

25.10	Suppliers

Each Borrower will use reasonable efforts to ensure that each supplier that it deals with complies with all Environmental Laws, obtains and complies with all necessary Authorisations and adheres to best practice from an environmental and social perspective as is customarily required by international offtakers of tobacco and will notify the Agent if it becomes aware that any of its suppliers is not doing so.

25.11	Local Sales Contracts

(a)	The Borrowers shall ensure that in each financial year, at least 80 per cent. of the aggregated Product of all Borrowers in relation to which LTV Receivables arise is sold to Top Tier End Buyers.

(b)	Alliance One Malawi shall ensure that in each financial year, it does not sell more than 5 per cent. of its aggregated Product to anyone other than:

(i)	AOI LLC; or

(ii)	another Borrower (provided that such sale is in the ordinary course of trading and is not intended to circumvent the requirements of this Clause 25.11(b) (Local Sales Contracts)).

(c)	Alliance One Tanzania shall ensure that in each financial year, it does not sell more than 15 per cent. of its aggregated Product to anyone other than:

(i)	AOI LLC; or

(ii)	another Borrower (provided that such sale is in the ordinary course of trading and is not intended to circumvent the requirements of this Clause 25.11(c) (Local Sales Contracts)).

(d)	Alliance One Zambia shall ensure that in each financial year, it does not sell more than 5 per cent. of its aggregated Product to anyone other than:

(i)	AOI LLC; or

(ii)	another Borrower (provided that such sale is in the ordinary course of trading and is not intended to circumvent the requirements of this Clause 25.11(d) (Local Sales Contracts)).

25.12	LTV Receivables

Without prejudice to Clause 24.12 (Negative pledge), each Borrower shall ensure that any receivables arising under any Sales Contract which it has designated or intends to designate as “LTV Receivables” in a Loan to Value Ratio Certificate are:

(a)	invoiced separately from any other receivables;

(b)	not assigned or sold to any third party, and no Security exists over such receivables, in each case other than pursuant to the Finance Documents; and

(c)	do not constitute Discounting Invoice Receivables.

26.	ACCOUNTS

26.1	Designation of Collection Accounts

Each Borrower shall ensure that AOI LLC maintains in its name an interest-bearing deposit account in USD with the Illinois branch of the Collection Account Bank, which must be subject to Transaction Security at all times.

26.2	Collection Accounts

(a)	The Agent shall have sole signing rights on each Collection Account.

(b)

Each Borrower will instruct (and ensure that AOI LLC instructs) by way of invoice or other applicable written payment instruction each Buyer relevant to its Products to pay all proceeds under each End Sales Contract (other than any Local Sales Contracts) to which it or AOI LLC is party and which it has designated, or intends to designate, as “LTV Receivables” to the Collection Account maintained in such Borrower’s name, and shall not retract such invoice or instructions without the prior consent of the Agent.

(c)

Each Borrower shall deliver (and shall ensure that AOI LLC delivers) a copy of each invoice or other applicable written instruction it issues to a Buyer in accordance with Clause 26.2(b) above to the Agent within 10 Business Days of the issuance of such invoice.

(d)

Subject to paragraph (e) below, each Borrower irrevocably authorises the Agent to apply amounts credited to the Collection Account maintained in such Borrower’s name to meet any payment obligations of that Borrower under the Finance Documents (in accordance with Clause 34.1 (Payments to the Agent)).

(e)

Without prejudice to Clause 24.5 (Anti-corruption law), following any withdrawal from a Collection Account maintained in a Borrower’s name by or at the direction of the Security Agent in accordance with the terms of the Collection Account Control Agreement, that Borrower may request the Agent or the Security Agent to transfer an amount not exceeding four per cent. of any sale proceeds (or, in the case of Eastern Sales only, an amount not exceeding six per cent. of any sales proceeds) under any End Sales Contract so withdrawn from that Collection Account to an unsecured account of that Borrower to enable that Borrower to pay for sales commissions payable by it on such sale to any third party that is not an Affiliate of any Obligor, provided that no Event of Default is continuing and such sales commission arrangements are (i) on arms’ length terms, (ii) in the ordinary course of that Borrower’s business and (iii) paid promptly following such amounts being so transferred by the Agent or Security Agent. The Agent will comply with any such instruction as soon as reasonably practicable for it to do so, provided such requirements are met to its satisfaction.

(f)

Promptly following a Borrower irrevocably paying in full all amounts payable by such Borrower under or in connection with the Finance Documents, the Agent shall ensure that any excess amount in the Collection Account relating to such Borrower is transferred to such Borrower’s Local Account or as such Borrower otherwise directs.

(g)

Promptly following a Borrower irrevocably paying in full all amounts payable by such Borrower under or in connection with the Finance Documents and there being no Available Commitments remaining in respect of the Facility made available to such Borrower, the Agent shall transfer the sole signing rights of the Collection Account relating to such Borrower to AOI LLC.

26.3	Designation of Local Accounts

Each Borrower shall open and maintain in its name an interest-bearing deposit account in USD with the Local Account Bank relevant to such Borrower, which must be subject to Transaction Security at all times and have the following details:

(a)	in respect of the account opened and maintained in the name of Alliance One Malawi:

Account Name	Alliance One Tobacco Malawi Ltd

Bank Name	[omitted]

Branch	[omitted]

Account Number	[omitted]

Correspondent Bank	[omitted]

Correspondent Bank Account Number	[omitted]

ABA Routing Number	[omitted]

(b)	in respect of the account opened and maintained in the name of Alliance One Tanzania:

Account Name	Alliance One Tobacco Tanzania Ltd

Bank Name	[omitted]

Account Number	[omitted]

Swift Code	[omitted]

Branch	[omitted]

(c)	in respect of the account opened and maintained in the name of Alliance One Zambia:

Account name	Alliance One Zambia Limited

Bank Name	[omitted]

Swift Code	[omitted]

Sort Code	[omitted]

Account Number	[omitted]

26.4	Local Accounts

(a)	Each Borrower will instruct (by way of invoice or other applicable payment instruction) each Buyer relevant to its Products to pay:

(i)	all proceeds under each Local Sales Contract which it has designated, or intends to designate, as “LTV Receivables”; and

(ii)	all proceeds under each Intermediate Sales Contract to which it is a party,

to its Local Account, and shall not retract such invoice or instructions without the prior consent of the Agent.

(b)

Each Borrower shall deliver a copy of each invoice or other applicable written instruction it issues to a Buyer in accordance with Clause 26.4(a) to the Agent within 10 Business Days of the issuance of such invoice.

(c)

On and at any time after the occurrence of an Event of Default which is continuing, each Borrower irrevocably authorises the Agent to apply amounts credited to its Local Account to meet any payment obligations of that Borrower under the Finance Documents (in accordance with Clause 34.1 (Payments to the Agent)).

26.5	Withdrawals from the Local Accounts

On and at any time after the occurrence of an Event of Default which is continuing, no Borrower is permitted, without the prior written consent of the Security Agent, to withdraw any amount from or allow any amount to be debited from a Local Account except in accordance with Clause 26.4(c) (Local Accounts).

27.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 27 is an Event of Default (save for Clause 27.25 (Acceleration)), provided that any determination as to whether an Event of Default is continuing or may occur shall, if the relevant event or circumstance relates solely to a particular Borrower of a Facility or to a particular Facility, be made only by the Majority Lenders under that Facility.

27.1	Non-payment

An Obligor or AOI LLC does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable, unless its failure to pay is remedied by such payment being made within five days of its due date.

27.2	Covenants and other obligations

(a)	An Obligor does not comply with the provisions of Clause 22 (Information Undertakings) and/or Clause 24 (General Undertakings).

(b)	An Obligor or AOI LLC does not comply with any provision of any Transaction Security Document.

(c)	Any requirement of Clause 23.2 (Loan to Value ratio) is not satisfied.

27.3	Other obligations

(a)	An Obligor or AOI LLC does not comply with any provision of the Finance Documents (other than those referred to in Clause 27.1 (Non-payment) and Clause 27.2 (Covenants and other obligations)).

(b)

Subject to Clause 27.3(c), no Event of Default under Clause 27.3(a) will occur if the failure to comply is capable of remedy and is remedied within thirty Business Days of the earlier of (i) the Agent giving notice to the Obligors’ Agent, relevant Obligor or AOI LLC and (ii) the Obligors’ Agent, an Obligor or AOI LLC becoming aware of the failure to comply.

(c)	No remedy period will apply in respect of an Event of Default relating to Clause 22.4 (Anti-corruption information), Clause 24.5 (Anti-corruption law) or Clause 24.22 (Sanctions).

(d)	No Event of Default under paragraph 27.3(a) will occur with respect to any breach of Clause 25 (Sales Contracts undertakings) if the failure to comply with any of the terms of that Clause relates to:

(i)	an individual Sales Contract which generates sales proceeds per annum of less than USD 2,000,000; and

(ii)

when such individual Sales Contract is aggregated with all Sales Contracts which fail to comply with Clause 25 (Sales Contract undertakings) and any Sales Contract to which a misrepresentation of Clause 21.27 (Sales Contracts) has been made, such Sales Contracts generate sales proceeds per annum of less than USD 5,000,000).

27.4	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor or AOI LLC in the Finance Documents or any other document delivered by or on behalf of any Obligor or AOI LLC under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

27.5	Cross default – AOI LLC or a Guarantor

(a)	Any Financial Indebtedness of AOI LLC or a Guarantor is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of AOI LLC or a Guarantor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of AOI LLC or a Guarantor is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)

Any creditor of AOI LLC or a Guarantor becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)

No Event of Default will occur under this Clause 27.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness of AOI LLC or a Guarantor falling within Clause 27.5(a) to Clause 27.5(d) is less than USD 40,000,000 (or its equivalent in any other currency or currencies).

27.6	Cross default – Borrower

(a)	Any Financial Indebtedness of any Borrower is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any Borrower is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any Borrower is cancelled or suspended by a creditor of any Borrower as a result of an event of default (however described).

(d)

Any creditor of any Borrower becomes entitled to declare any Financial Indebtedness of any Borrower due and payable prior to its specified maturity as a result of an event of default (however described).

(e)

No Event of Default will occur under this Clause 27.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness of the Borrowers falling within Clause 27.6(a) to Clause 27.6(d) is less than USD 30,000,000 (or its equivalent in any other currency or currencies).

27.7	Insolvency

(a)	A member of the Relevant Group:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;

(iii)	suspends or threatens to suspend making payments on any of its debts; or

(iv)

by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any member of the Relevant Group is less than its liabilities (taking into account contingent and prospective liabilities), other than Alliance One Zambia; and

(c)

A moratorium is declared in respect of any indebtedness of any member of the Relevant Group. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

27.8	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Relevant Group;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any member of the Relevant Group;

(iii)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any member of the Relevant Group or any of its assets; or

(iv)	enforcement of any Security over any assets of any member of the Relevant Group,

or any analogous procedure or step is taken in any jurisdiction.

(b)	Clause 27.8(a) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within:

(i)	(with respect to any member of the Relevant Group other than a Borrower) 14 days of commencement; and

(ii)	(with respect to a Borrower) 30 days of commencement.

27.9	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a member of the Relevant Group having an aggregate value of USD 1,000,000 and is not discharged within:

(a)	(with respect to any member of the Relevant Group other than a Borrower) 14 days of commencement; and

(b)	(with respect to a Borrower) 30 days of commencement.

27.10	Unlawfulness and invalidity

(a)

It is or becomes unlawful for an Obligor or AOI LLC to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective.

(b)

Any obligation or obligations of any Obligor or AOI LLC under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)

Any Finance Document ceases to be in full force and effect or any Transaction Security ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

27.11	Cessation of business

Any member of the Relevant Group suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

27.12	Change of ownership

After the Fourth Amendment Effective Date:

(a)	any of Pyxus Parent, Pyxus Holdings or AOI LLC cease to be a wholly-owned Subsidiary of the Parent; or

(b)	any of Alliance One Malawi, Alliance One Tanzania or Alliance One Zambia cease to be a Subsidiary of the Parent.

27.13	Parent

(a)	A Parent Change of Control occurs.

(b)	For the purposes of Clause 27.13(a) only:

“acting in concert” means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition of shares in the Parent by any of them, either directly or indirectly to obtain or consolidate control of the Parent.

“control” of the Parent means:

(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, more than one-half of the maximum number of votes that might be cast a general meeting of the Parent; or

(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of the Parent; or

(C)	give directions with respect to the operating and financial policies of the Parent which the directors or other equivalent officers of the Parent are obliged to comply with; or

(ii)

the holding of more than one-half of the issued share capital of the Parent (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

“Parent Change of Control” means:

(iii)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent;

(iv)	the adoption of a plan relating to the liquidation or dissolution of the Parent; or

(v)	any person or group of persons acting in concert gains direct or indirect control of the Parent, other than a Permitted Holder or a combination of Permitted Holders acting in concert.

“Permitted Holder” means:

(i)	each of Glendon Capital Management LP, Monarch Alternative Capital LP, Owl Creek Asset Management, L.P. and Intermarket Corporation;

(ii)	any Affiliate or fund managed by a person listed in (i); and

(iii)	any person who is acting solely as an underwriter in connection with a public or private offering of share capital of the Parent.

27.14	Audit qualification

The Auditors of the Group qualify the audited annual consolidated financial statements of the Parent.

27.15	Repudiation and rescission of agreements

An Obligor or AOI LLC rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any of the Transaction Security.

27.16	Account

Without the prior written consent of the Agent on the instructions of the Majority Lenders, a Transaction Account is closed or requested to be closed (other than in accordance with the terms of this Agreement).

27.17	Material Licences

(a)	Any Material Licence is terminated, cancelled, suspended or revoked (whether wholly or in part).

(b)	Any restrictions or conditions are imposed on any Material Licence.

(c)	Any Material Licence is modified or varied in a way that is adverse in any material respect to the interests of the relevant Borrower.

(d)	Any Material Licence expires and is not renewed on substantially the same terms.

27.18	Litigation

Any litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency are started or threatened, or any judgment or order of a court, arbitral body or agency is made, in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents or against any member of the Relevant Group or its assets which have, or has, or are, or is, reasonably likely to have a Material Adverse Effect.

27.19	Expropriation

The authority or ability of any member of the Relevant Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, compulsory acquisition, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Relevant Group or any of its assets or the shares in that member of the Relevant Group (including without limitation the displacement of all or part of the management of any member of the Relevant Group).

27.20	Convertibility/Transferability

Any foreign exchange law is amended, enacted or introduced or is reasonably likely to be amended, enacted or introduced in the jurisdiction of incorporation of any Borrower that (in the opinion of the Majority Lenders):

(a)

has or may reasonably be expected to have the effect of prohibiting, or restricting or delaying in any material respect any payment or delivery that such Borrower is required to make pursuant to the terms of any of the Transaction Documents; or

(b)	is materially prejudicial to the interests of the Finance Parties under or in connection with any of the Transaction Documents.

27.21	Moratorium

A moratorium or other protection from its creditors or a class of creditors is called on payments by borrowers in relation to, or by third parties under guarantees of, or pursuant to enforcement of Security for, Financial Indebtedness by the jurisdiction of incorporation of any Borrower on entities generally or a class thereof to which any Borrower belongs.

27.22	Collateral Management Agreement

A Collateral Management Agreement is cancelled, suspended or terminated or expires without a replacement Collateral Management Agreement acceptable to the Lenders being in full force and effect, or a Collateral Manager fails to perform its obligations thereunder.

27.23	Collection Account Control Agreement

The Collection Account Control Agreement is cancelled, suspended or terminated or expires without a replacement account control agreement acceptable to the Lenders being in full force and effect, or the relevant Account Bank fails to perform its obligations thereunder.

27.24	Material adverse change

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect, and the Agent has given 15 days’ prior written notice (or such shorter notice period as may be applicable pursuant to any Transaction Security Document) to the Obligor’s Agent or relevant Obligor of such Material Adverse Effect before electing any remedies in Clause 27.25 (Acceleration).

27.25	Acceleration

(a)

On and at any time after the occurrence of an Event of Default which is continuing (other than an Event of Default referred to in Clause 27.25(b)) the Agent may, and shall if so directed by the Majority Lenders:

(i)	by notice to the Obligors’ Agent and each affected Borrower:

(A)

cancel the Available Commitment of each Lender at which time each such Available Commitment shall immediately be cancelled and the Facility shall immediately cease to be available for further utilisation;

(B)

declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; and/or

(C)	declare that all or part of the Loans be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(ii)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

(b)

On and at any time after the occurrence of an Event of Default which is continuing and which relates solely to a particular Borrower, Loan or Facility or the Transaction Security granted by, or any guarantees granted in respect of, a particular Borrower, the Agent may, and shall if so directed by the Majority Lenders under the relevant Facility:

(i)	by notice to the relevant Borrower:

(A)

cancel the Available Commitment of each Lender under the relevant Facility at which time each such Available Commitment shall immediately be cancelled and that Facility shall immediately cease to be available for further utilisation;

(B)

declare that all or part of the relevant Loans, together with accrued interest, and all other related amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; and/or

(C)	declare that all or part of the relevant Loans be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of such Majority Lenders; and/or

(c)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents relating to that Facility.

SECTION 9

CHANGES TO PARTIES

28.	CHANGES TO THE LENDERS

28.1	Assignments and transfers by the Lenders

Subject to this Clause 28, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

28.2	Obligors’ Agent consent

(a)	The consent of the Obligors’ Agent is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:

(i)	to another Lender or an Affiliate of any Lender;

(ii)	to a fund which is a Related Fund of that Existing Lender; or

(iii)	made at a time when an Event of Default is continuing.

(b)

Except for any assignment or transfer made in accordance with Clause 28.2(a)(iii) above, any assignment or transfer by the Original Lender must not result in the Original Lender not being the Majority Lender under clauses (a) and (b) of the definition thereof.

(c)

The consent of the Obligors’ Agent to an assignment or transfer must not be unreasonably withheld or delayed. The Obligors’ Agent will be deemed to have given its consent five Business Days after receiving a written request from the Existing Lender unless consent is expressly refused by the Obligors’ Agent within that time.

28.3	Conditions of assignment or transfer

(a)	Except for the consent required to be obtained pursuant to Clause 28.2 (Obligors’ Agent consent) a Lender is not required to obtain the consent of any Obligor to an assignment or transfer.

(b)	An assignment will only be effective on:

(i)

receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it had been an Original Lender; and

(ii)

performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(c)	A transfer will only be effective if the procedure set out in Clause 28.6 (Procedure for transfer) is complied with.

(d)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 16 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under that Clause to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(e)

Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

28.4	Assignment or transfer fee

(a)

Subject to Clause 28.4(b), the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of USD 2,500 (or such other fee as agreed by the New Lender and the Agent).

(b)	No fee is payable pursuant to Clause 28.4(a) if:

(i)	the Agent agrees that no fee is payable; or

(ii)	the assignment or transfer is made by an Existing Lender:

(A)	to an Affiliate of that Existing Lender; or

(B)	to a fund which is Related Fund of the Existing Lender.

28.5	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Obligor or AOI LLC;

(iii)	the performance and observance by any Obligor, AOI LLC or any other member of the Group of its obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor, AOI LLC and each of their related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor, AOI LLC and each of their related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 28; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor or AOI LLC of its obligations under the Transaction Documents or otherwise.

28.6	Procedure for transfer

(a)

Subject to the conditions set out in Clause 28.3 (Conditions of assignment or transfer) a transfer is effected in accordance with Clause 28.6(c) when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to

Clause 28.6(b), as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)

The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 28.10 (Pro rata interest settlement), on the Transfer Date:

(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and AOI LLC (on the one hand) and the Existing Lender (on the other hand) shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)

each of the Obligors and AOI LLC (on the one hand) and the New Lender (on the other hand) shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or AOI LLC and the New Lender have assumed and/or acquired the same in place of that Obligor or AOI LLC and the Existing Lender;

(iii)

the Agent, the Arranger, the Security Agent, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger, the Security Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

28.7	Procedure for assignment

(a)

Subject to the conditions set out in Clause 28.3 (Conditions of assignment or transfer) an assignment may be effected in accordance with Clause 28.7(c) when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to Clause 28.7(b), as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)

The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 28.10 (Pro rata interest settlement), on the Transfer Date:

(i)

the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)

the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)

Lenders may utilise procedures other than those set out in this Clause 28.7 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 28.6 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 28.3 (Conditions of assignment or transfer).

28.8	Copy of Transfer Certificate or Assignment Agreement to the Obligors’ Agent

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Obligors’ Agent a copy of that Transfer Certificate or Assignment Agreement.

28.9	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 28, each Lender may without consulting with or obtaining consent from any Obligor or AOI LLC at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)

any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by an Obligor or AOI LLC other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

28.10	Pro rata interest settlement

(a)

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 28.6 (Procedure for transfer) or any assignment pursuant to Clause 28.7 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and

(B)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 28.10, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 28.10, references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

(c)

An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 28.10 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

29.	CHANGES TO THE OBLIGORS

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

SECTION 10

THE FINANCE PARTIES

30.	ROLE OF THE AGENT AND THE ARRANGER

30.1	Appointment of the Agent

(a)	Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)

Each of the Arranger and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

30.2	Instructions

(a)	The Agent shall:

(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; or

(B)	in all other cases, the relevant group of Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with Clause 30.2(a)(i).

(b)

The Agent shall be entitled to request instructions, or clarification of any instruction, from the relevant group of Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)

Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the relevant group of Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Agent.

(d)

The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)

The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This Clause 30.2(f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

30.3	Duties of the Agent

(a)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to Clause 30.3(c), the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)	Without prejudice to Clause 28.8 (Copy of Transfer Certificate or Assignment Agreement to the Obligors’ Agent) Clause 30.3(a) shall not apply to any Transfer Certificate or any Assignment Agreement.

(d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)

If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arranger or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(g)

The Agent shall provide to the Obligors’ Agent within 10 Business Days of a request by the Obligors’ Agent (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at that Business Day, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

(h)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

30.4	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

30.5	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Agent and/or the Arranger as a trustee or fiduciary of any other person.

(b)	Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

30.6	Business with the Group

The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

30.7	Rights and discretions

(a)	The Agent may

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the relevant group of Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that is the case and, in the case of Clause 30.7(a)(ii)(A), may assume the truth and accuracy of that certificate.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 27.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)	any notice or request made by the Obligors’ Agent (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors and AOI LLC.

(c)	The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)

Without prejudice to the generality of Clause 30.7(c) or Clause 30.7(e), the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable.

(e)

The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person,

unless such error or such loss was directly caused by the Agent’s gross negligence or wilful misconduct.

(g)	Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)	Without prejudice to the generality of paragraph (g) above, the Agent:

(i)	may disclose; and

(ii)	on the written request of the Obligors’ Agent or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the Obligors’ Agent and to the other Finance Parties.

(i)

Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent or the Arranger is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)

Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

30.8	Responsibility for documentation

Neither the Agent nor the Arranger is responsible or liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor, AOI LLC or any other person in or in connection with any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into made or executed in anticipation of, under or in connection with any Transaction Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Transaction Security; or

(c)

any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

30.9	No duty to monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

30.10	Exclusion of liability

(a)

Without limiting Clause 30.10(b) (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent, the Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security; or

(iii)

without prejudice to the generality of Clause 30.10(a)(i) and Clause 30.10(a)(ii), any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent, in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Document and any officer, employee or agent of the Agent may rely on this Clause 30.10(b).

(c)

The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent or the Arranger to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender,

on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

30.11	Lenders’ indemnity to the Agent

(a)

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 34.10 (Disruption to payment systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b)	Subject to Clause 30.11(c), the Obligors shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to Clause 30.11(a).

(c)	Clause 30.11(b) shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to an Obligor.

30.12	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office in London or Nairobi as successor by giving notice to the Lenders and the Obligors’ Agent.

(b)

Alternatively the Agent may resign by giving 30 days’ notice to the Lenders and the Obligors’ Agent, in which case the Majority Lenders (after consultation with the Obligors’ Agent) may appoint a successor Agent.

(c)

If the Majority Lenders have not appointed a successor Agent in accordance with Clause 30.12(b) within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Obligors’ Agent) may appoint a successor Agent (acting through an office in London or Nairobi).

(d)

If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under Clause 30.12(c), the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 30 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

(e)

The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. Each Obligor shall, within three Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(f)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 30.2(e)) but shall remain entitled to the benefit of Clause 17.3 (Indemnity to the Agent) and this Clause 30 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

30.13	Replacement of the Agent

(a)	After consultation with the Obligors’ Agent, the Majority Lenders may, by giving 30 days’ notice to the Agent replace the Agent by appointing a successor Agent.

(b)

The retiring Agent shall (at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)

The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 30.13(b)) but shall remain entitled to the benefit of Clause 17.3 (Indemnity to the Agent) and this Clause 30 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

30.14	Confidentiality

(a)

In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division, which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)

Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

30.15	Relationship with the Lenders

(a)

Subject to Clause 28.10 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)

Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 36.5 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 36.2 (Addresses) and Clause 36.5(a)(ii) (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

30.16	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor or AOI LLC for information supplied by it or on its behalf in connection with any Transaction Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Transaction Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Transaction Security;

(c)

whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Transaction Document, the Transaction Security, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Transaction Security;

(d)

the adequacy, accuracy or completeness of the Reports and any other information provided by the Agent, any Party or by any other person under or in connection with any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)

the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

30.17	Agent’s management time

Any amount payable to the Agent under Clause 17.3 (Indemnity to the Agent), Clause 19 (Costs and Expenses) and Clause 30.11 (Lenders’ indemnity to the Agent) shall include the cost of utilising the Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Obligors’ Agent and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 14 (Fees).

30.18	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

31.	THE SECURITY AGENT

31.1	Security Agent as trustee

(a)	The Security Agent declares that it holds the Transaction Security on trust for the Secured Parties on the terms contained in this Agreement.

(b)

Each of the Agent, the Arranger and each Lender authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

31.2	Parallel debt (Covenant to pay the Security Agent)

(a)

Notwithstanding any other provision of this Agreement, each Borrower hereby irrevocably and unconditionally undertakes to pay to the Security Agent, as creditor in its own right and not as representative of the other Secured Parties, sums equal to and in the currency of each amount payable by that Borrower to each of the Secured Parties under each of the Finance Documents as and when that amount falls due for payment under the relevant Finance Document or would have fallen due but for any discharge resulting from failure of another Secured Party to take appropriate steps, in insolvency proceedings affecting that Borrower, to preserve its entitlement to be paid that amount.

(b)

The Security Agent shall have its own independent right to demand payment of the amounts payable by a Borrower under this Clause 31.2 irrespective of any discharge of that Borrower’s obligation to pay those amounts to the other Secured Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting that Borrower, to preserve their entitlement to be paid those amounts.

(c)

Any amount due and payable by a Borrower to the Security Agent under this Clause 31.2 shall be decreased to the extent that the other Secured Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Finance Documents and any amount due and payable by that Borrower to the other Secured Parties under those provisions shall be decreased to the extent that the Security Agent has received (and is able to retain) payment in full of the corresponding amount under this Clause 31.2.

31.3	Enforcement through Security Agent only

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Transaction Security Documents except through the Security Agent.

31.4	Instructions

(a)	The Security Agent shall:

(i)

subject to Clause 31.4(d) and Clause 31.4(e) exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Agent (on behalf of the relevant group of Lenders);

(ii)

not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with Clause 31.4(a)(i) (or if this Agreement stipulates the matter is a decision for any other Lender or group of Lenders in accordance with instructions given to it by that Lender or group of Lenders).

(b)

The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the relevant group of Majority Lenders (or the Agent on their behalf) (or, if this Agreement stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)

Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under this Agreement and unless a contrary intention appears in this Agreement, any instructions given to the Security Agent by the relevant group of Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Secured Parties.

(d)	Clause 31.4(a) above shall not apply:

(i)	where a contrary indication appears in this Agreement;

(ii)	where this Agreement requires the Security Agent to act in a specified manner or to take a specified action;

(iii)

in respect of any provision which protects the Security Agent’s own position in its personal capacity as opposed to its role of Security Agent for the Secured Parties including, without limitation, Clause 31.7 (No duty to account) to Clause 31.12 (Exclusion of liability), Clause 31.15 (Confidentiality) to Clause 31.21 (Custodians and nominees) and Clause 31.24 (Acceptance of title) to Clause 31.28 (Disapplication of Trustee Acts);

(iv)	in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under any of:

(A)	Clause 31.29 (Order of Application); and

(B)	Clause 31.32 (Permitted Deductions).

(e)

If giving effect to instructions given by the relevant group of Majority Lenders would (in the Security Agent’s opinion) have an effect equivalent to an amendment or waiver which is subject to Clause 40.2 (All Lender matters), the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that amendment or waiver.

(f)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

(i)	it has not received any instructions as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to Clause 31.4(d)(iv),

the Security Agent shall do so having regard to the interests of all the Secured Parties.

(g)

The Security Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)

Without prejudice to the provisions of the remainder of this Clause 31.4, in the absence of instructions, the Security Agent may act (or refrain from acting) as it considers in its discretion to be appropriate.

31.5	Duties of the Security Agent

(a)	The Security Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	The Security Agent shall promptly:

(i)	forward to the Agent a copy of any document received by the Security Agent from any Obligor or AOI LLC under any Finance Document; and

(ii)	forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.

(c)

Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)

If the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Lenders.

(e)	The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

31.6	No fiduciary duties to Obligors

Nothing in any Finance Document constitutes the Security Agent as an agent, trustee or fiduciary of any Obligor or AOI LLC.

31.7	No duty to account

The Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

31.8	Business with the Group

The Security Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

31.9	Rights and discretions

(a)	The Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the relevant group of Majority Lenders, the Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents;

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(C)	if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of Clause 31.9(a)(iii)(A), may assume the truth and accuracy of that certificate.

(b)

The Security Agent shall be entitled to carry out all dealings with the Lenders through the Agent and may give to the Agent any notice or other communication required to be given by the Security Agent to the Lenders.

(c)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as Security Agent for the Secured Parties) that:

(i)	no Default has occurred;

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)	any notice made by the Obligors’ Agent is made on behalf of and with the consent and knowledge of all the Obligors and AOI LLC.

(d)	The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(e)

Without prejudice to the generality of Clause 31.9(d) or Clause 31.9(f), the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by the Lenders and/or the Agent) if the Security Agent in its reasonable opinion deems this to be desirable.

(f)

The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(g)	The Security Agent, any Receiver and any Delegate may act in relation to the Finance Documents and the Transaction Security through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct.

(h)	Unless this Agreement expressly specifies otherwise, the Security Agent may disclose to any other Party any information it reasonably believes it has received as security trustee under this Agreement.

(i)

Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)

Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

31.10	Responsibility for documentation

None of the Security Agent, any Receiver nor any Delegate is responsible or liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent, an Obligor, AOI LLC or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or

(c)

any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

31.11	No duty to monitor

The Security Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

31.12	Exclusion of liability

(a)

Without limiting Clause 31.12(b) (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Agent, any Receiver or Delegate), none of the Security Agent, any Receiver nor any Delegate will be liable for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising or not exercising any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security;

(iii)	any shortfall which arises on the enforcement or realisation of the Transaction Security; or

(iv)	without prejudice to the generality of Clause 31.12(a)(i) to Clause 31.12(a)(iii), any damages, costs, losses, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Security Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Security and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this Clause 31.12(a)(b) subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)	Nothing in this Agreement shall oblige the Security Agent to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any other Secured Party,

on behalf of any other Secured Party and each other Secured Party confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

(d)

Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Security Agent, any Receiver or Delegate, any liability of the Security Agent, any Receiver or Delegate arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent, Receiver or Delegate (as the case may be) or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, Receiver or Delegate (as the case may be) at any time which increase the amount of that loss. In no event shall the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, Receiver or Delegate (as the case may be) has been advised of the possibility of such loss or damages.

31.13	Lenders’ indemnity to the Security Agent

(a)

Each Lender shall (in the proportion that its Commitments bear to the Total Commitments for the time being (or, if the Total Commitments are zero, immediately prior to their being reduced to zero)), indemnify the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct) in acting as Security Agent, Receiver or Delegate under, or exercising any authority conferred under, the Debt Documents (unless the relevant Security Agent, Receiver or Delegate has been reimbursed by an Obligor pursuant to a Finance Document).

(b)	Subject to Clause 31.13(c), each Obligor shall immediately on demand reimburse any Lender for any payment that Lender makes to the Security Agent pursuant to Clause 31.13(a).

(c)	Clause 31.13(b) shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Security Agent to an Obligor.

31.14	Resignation of the Security Agent

(a)	The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Obligors’ Agent.

(b)	Alternatively the Security Agent may resign by giving 30 days’ notice to the Lenders and the Obligors’ Agent, in which case the Majority Lenders may appoint a successor Security Agent.

(c)

If the Majority Lenders have not appointed a successor Security Agent in accordance with Clause 31.14(b) within 20 days after notice of resignation was given, the retiring Security Agent (after consultation with the Agent) may appoint a successor Security Agent.

(d)

The retiring Security Agent shall, make available to the successor Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents. Each Obligor shall, within three Business Days of demand, reimburse the retiring Security Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(e)	The Security Agent’s resignation notice shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	the transfer of all the Transaction Security to that successor.

(f)

Upon the appointment of a successor, the retiring Security Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 31.26(b) (Winding up of trust) and Clause 31.14(d)) but shall remain entitled to the benefit of this Clause 31 and Clause 17.4 (Indemnity to the Security Agent) (and any Security Agent fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(g)	The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with Clause 31.14(b). In this event, the Security Agent shall resign in accordance with Clause 31.14(b).

31.15	Confidentiality

(a)

In acting as trustee for the Secured Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.

(b)

If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it.

(c)

Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

31.16	Information from the Lenders

Each Lender shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.

31.17	Credit appraisal by the Secured Parties

Without affecting the responsibility of any Obligor or AOI LLC for information supplied by it or on its behalf in connection with any Transaction Document, each Secured Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Transaction Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Transaction Security;

(c)

whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Transaction Document, the Transaction Security, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Transaction Security;

(d)

the adequacy, accuracy or completeness of any information provided by the Security Agent, any Party or by any other person under or in connection with any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)

the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

31.18	Reliance and engagement letters

The Security Agent may obtain and rely on any certificate or report from any Obligor’s auditor and may enter into any reliance letter or engagement letter relating to that certificate or report on such terms as it may consider appropriate (including, without limitation, restrictions on the auditor’s liability and the extent to which that certificate or report may be relied on or disclosed).

31.19	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor or AOI LLC to any of the Charged Property;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Transaction Document or the Transaction Security;

(c)

register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Transaction Document or of the Transaction Security;

(d)

take, or to require any Obligor or AOI LLC to take, any step to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to any Transaction Security Document.

31.20	Insurance by Security Agent

(a)	The Security Agent shall not be obliged:

(i)	to insure any of the Charged Property;

(ii)	to require any other person to maintain any insurance; or

(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document.

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)

Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the relevant group of Majority Lenders request it to do so in writing and the Security Agent fails to do so within fourteen days after receipt of that request.

31.21	Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

31.22	Delegation by the Security Agent

(a)

Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)

That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(c)

No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.

31.23	Additional Security Agents

(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Secured Parties;

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and	the Security Agent shall give prior notice to the Obligors’ Agent and the Secured Parties of that appointment.

(b)

Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)

The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

31.24	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Obligor or AOI LLC may have to any of the Charged Property and shall not be liable for, or bound to require any Obligor or AOI LLC to remedy, any defect in its right or title.

31.25	Releases

Upon a disposal of any of the Charged Property pursuant to the enforcement of the Transaction Security by a Receiver or the Security Agent, the Security Agent is irrevocably authorised (at the cost of the Obligors and without any consent, sanction, authority or further confirmation from any other Secured Party) to release, without recourse or warranty, that property from the Transaction Security and to execute any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

31.26	Winding up of trust

If the Security Agent, with the approval of the Agent, determines that:

(a)	all of the Secured Obligations and all other obligations secured by the Transaction Security Documents have been fully and finally discharged; and

(b)	no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents,

then:

(i)

the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Transaction Security Documents; and

(ii)

any Security Agent which has resigned pursuant to Clause 31.14 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Transaction Security Document.

31.27	Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

31.28	Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

31.29	Order of Application

All amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Documents, under Clause 31.2 (Parallel debt (Covenant to pay the Security Agent)), or in connection with the realisation or enforcement of all or any part of the Transaction Security shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law, in the following order of priority:

(a)	in discharging any sums owing to the Security Agent (in its capacity as such) (other than pursuant to Clause 31.2 (Parallel debt (Covenant to pay the Security Agent)), any Receiver or any Delegate;

(b)

in payment or distribution to the Agent, on its behalf and on behalf of the other Secured Parties, for application towards the discharge of all sums due and payable by any Obligor or AOI LLC under any of the Finance Documents in accordance with Clause 34.5 (Partial payments);

(c)	in accordance with 26.2(e) (Collection Accounts) if the requirements set out therein have been met;

(d)

if none of the Obligors or AOI LLC is under any further actual or contingent liability under any Finance Document, in payment or distribution to any person to whom the Security Agent is obliged to pay or distribute in priority to any Obligor; and

(e)	the balance, if any, in payment or distribution to the relevant Obligor.

31.30	Investment of proceeds

Prior to the application of the proceeds of the Transaction Security in accordance with Clause 31.29 (Order of Application) the Security Agent may, at its discretion, hold all or part of those proceeds in one or more interest bearing suspense or impersonal accounts in the name of the Security Agent with any financial institution (including itself) and for so long as the Security Agent thinks fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Security Agent’s discretion in accordance with the provisions of Clause 31.29 (Order of Application).

31.31	Currency conversion

(a)

For the purpose of, or pending the discharge of, any of the Secured Obligations the Security Agent may convert any moneys received or recovered by the Security Agent in respect of those Secured Obligations from one currency to another, at the spot rate at which the Security Agent is able to purchase the currency in which those Secured Obligations are due with the amount received.

(b)	The obligations of any Obligor or AOI LLC to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

31.32	Permitted Deductions

The Security Agent shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any law or regulation to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties or exercising its rights, powers, authorities and discretions, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

31.33	Good discharge

(a)

Any distribution or payment to be made in respect of the Secured Obligations by the Security Agent may be made to the Agent on behalf of the Lenders and any distribution or payment made in that way shall be a good discharge, to the extent of that payment or distribution, by the Security Agent.

(b)	The Security Agent is under no obligation to make payment to the Agent in the same currency as that in which any Unpaid Sum is denominated.

31.34	Amounts received by Obligors

If any of the Obligors or AOI LLC receives or recovers any amount which, under the terms of any of the Finance Documents, should have been paid to the Security Agent, that Obligor will (and the Obligors will ensure that AOI LLC will) hold the amount received or recovered on trust for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement.

31.35	Application and consideration

In consideration for the covenants given to the Security Agent by each Obligor in relation to Clause 31.2 (Parallel debt (Covenant to pay the Security Agent)), the Security Agent agrees with each Obligor to apply all moneys from time to time paid by such Obligor or AOI LLC to the Security Agent in accordance with the foregoing provisions of this Clause 31.

32.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

33.	SHARING AMONG THE FINANCE PARTIES

33.1	Payments to Finance Parties

Subject to Clause 33.1(b), if a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor or AOI LLC other than in accordance with Clause 34 (Payment mechanics) or Clause 31.29 (Order of Application) to and including Clause 31.35 (Application and consideration) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 34 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 34.5 (Partial payments).

33.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor or AOI LLC and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 34.5 (Partial payments) towards the obligations of that Obligor or AOI LLC to the Sharing Finance Parties.

33.3	Recovering Finance Party’s rights

On a distribution by the Agent under Clause 33.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor or AOI LLC as between the relevant Obligor or AOI LLC and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor or AOI LLC.

33.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)

as between the relevant Obligor or AOI LLC and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor or AOI LLC.

33.5	Exceptions

(a)

This Clause 33 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor or AOI LLC.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)

the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

34.	PAYMENT MECHANICS

34.1	Payments to the Agent

(a)

On each date on which an Obligor or AOI LLC or a Lender is required to make a payment under a Finance Document, that Obligor, AOI LLC or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Agent, in each case, specifies.

34.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 34.3 (Distributions to an Obligor) and Clause 34.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency.

34.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 35 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor or AOI LLC under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

34.4	Clawback and pre-funding

(a)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

Unless Clause 34.4(c) applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)

If the Agent is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)	the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(ii)

the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

34.5	Partial payments

(a)

Subject to Clause 34.5(b), if the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor or AOI LLC under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor or AOI LLC under those Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Agent or the Security Agent under those Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)

If the Agent receives any proceeds from the Security Agent pursuant to Clause 31.29 (Order of Application) or otherwise recovers enforcement proceeds from any Transaction Security granted by a Borrower, the Agent shall apply such proceeds in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Agent or the Security Agent under the Finance Documents;

(ii)

secondly, in or towards payment pro rata of any accrued interest, fee or commission under or in respect of the Facility which that Transaction Security secures that is due to any Finance Party under that Facility but unpaid;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under the Facility which that Transaction Security secures that is due to any Finance Party under that Facility; and

(iv)	fourthly, in accordance with Clause 34.5(a).

(c)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in Clause 34.5(a)(ii) to Clause 34.5(a)(iv).

(d)	The Agent shall, if so directed by the Majority Lenders under a particular Facility, vary the order set out in Clause 34.5(b)(ii) to Clause 34.5(b)(iv).

(e)	This Clause 34.5 will override any appropriation made by an Obligor or AOI LLC.

34.6	Set-off by Obligors

All payments to be made by an Obligor or AOI LLC under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

34.7	Business Days

(a)

Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

34.8	Currency of account

(a)	Subject to Clause 34.8(b) and Clause 34.8(c), dollars is the currency of account and payment for any sum due from an Obligor or AOI LLC under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

34.9	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent with the Obligors’ Agent); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Obligors’ Agent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

34.10	Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Obligors’ Agent that a Disruption Event has occurred:

(a)

the Agent may, and shall if requested to do so by the Obligors’ Agent, consult with the Obligors’ Agent with a view to agreeing with the Obligors’ Agent such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)

the Agent shall not be obliged to consult with the Obligors’ Agent in relation to any changes mentioned in Clause 34.10(a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Agent may consult with the Finance Parties in relation to any changes mentioned in Clause 34.10(a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Agent and the Obligors’ Agent shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 40 (Amendments and Waivers);

(e)

the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 34.10; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to Clause 34.10(d).

35.	SET-OFF

A Finance Party may set off any matured obligation due from an Obligor or AOI LLC under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor or AOI LLC, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

36.	NOTICES

36.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

36.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of each Obligor, that identified with its name under its signature block in the Fourth Amendment and Restatement Agreement;

(b)	in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent or the Security Agent, that identified with its name under its signature block in the Fourth Amendment and Restatement Agreement,

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

36.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 36.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or Security Agent’s signature below (or any substitute department or officer as the Agent or Security Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Obligors’ Agent in accordance with this Clause 36.3 will be deemed to have been made or delivered to each of the Obligors and AOI LLC.

(e)

Any communication or document which becomes effective, in accordance with Clause 36.3(a) to Clause 36.3(d), after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

36.4	Notification of address and fax number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 36.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

36.5	Electronic communication

(a)

Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secured website) and if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)

Any such electronic communication or delivery as specified in Clause 36.5(a) to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery.

(c)

Any such electronic communication or document as specified in Clause 36.5(a) made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

(d)

Any electronic communication or document which becomes effective, in accordance with Clause 36.5(c), after 5:00 p.m. in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)

Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 36.5.

36.6	Direct electronic delivery by Obligors’ Agent

(a)

The Obligors’ Agent may satisfy its obligation under this Agreement to deliver any information in relation to a Lender by delivering that information directly to that Lender in accordance with Clause 36.5 (Electronic communication) to the extent that Lender and the Agent agree to this method of delivery.

36.7	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

37.	CALCULATIONS AND CERTIFICATES

37.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

37.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

37.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

38.	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

39.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

40.	AMENDMENTS AND WAIVERS

40.1	Required consents

(a)

Subject to Clause 40.2 (All Lender matters) and Clause 40.3 (Other exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors’ Agent and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 40.

(c)

Without prejudice to the generality of Clause 30.7(c), Clause 30.7(d) and Clause 30.7(e) (Rights and discretions), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment or waiver under this Agreement.

(d)

Each Obligor agrees to any such amendment or waiver permitted by this Clause 40 which is agreed to by the Obligors’ Agent. This includes any amendment or waiver which would, but for this Clause 40.1(d), require the consent of all of the Guarantors.

(e)	Clause 28.10(c) (Pro rata interest settlement) shall apply to this Clause 40.

40.2	All Lender matters

Subject to Clause 40.4 (Replacement of Screen Rate) an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(b)	an extension to the date of payment of any amount under the Finance Documents;

(c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)	a change in currency of payment of any amount under the Transaction Documents;

(e)	an increase in any Commitment or the Total Commitments, an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments rateably;

(f)	a change to the Borrowers or Guarantors or AOI LLC;

(g)	any provision which expressly requires the consent of all the Lenders;

(h)

Clause 2.2 (Finance Parties’ rights and obligations), Clause 6.1 (Delivery of a Utilisation Request), Clause 9.1 (Illegality), Clause 9 (Mandatory prepayment and cancellation), Clause 28 (Changes to the Lenders), this Clause 40, the governing law of any Finance Document or Clause 45 (Arbitration);

(i)	the nature or scope of:

(i)	the guarantee and indemnity granted under Clause 20 (Guarantee and Indemnity), any guarantee, letter of credit, bond, indemnity or similar assurance;

(ii)	the Charged Property; or

(iii)	the manner in which the proceeds of enforcement of the Transaction Security are distributed; or

(j)

the release of any guarantee and indemnity granted under Clause 20 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance or of any Transaction Security unless permitted under this Agreement or any other Finance Document, shall not be made, or given, without the prior consent of all the Lenders.

40.3	Other exceptions

(a)

An amendment or waiver which relates to the rights or obligations of the Agent or the Arranger or the Security Agent (each in their capacity as such) may not be effected without the consent of the Agent, the Arranger, or the Security Agent, as the case may be.

(b)	Any amendment or waiver which:

(i)	relates only to the rights or obligations applicable to a particular Borrower, Loan, Facility or class of Lender; and

(ii)	does not materially and adversely affect the rights or interests of Lenders in respect of any other Borrower, Loan or Facility or another class of Lender,

may be made in accordance with this Clause 40 but as if references in this Clause 40 to the specified proportion of Lenders (including, for the avoidance of doubt, all the Lenders) whose consent would, but for this Clause 40.3(b), be required for that amendment or waiver were to that proportion of the Lenders participating in that particular Loan or Facility or forming part of that particular class.

40.4	Replacement of Screen Rate

(a)	Subject to Clause 40.3 (Other exceptions), if a Screen Rate Replacement Event has occurred in relation to the Screen Rate, any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Benchmark in place of the Screen Rate; and

(ii)

(A)	aligning any provision of any Finance Document to the use of that Replacement Benchmark;

(B)

enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Benchmark;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

(E)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Obligors.

(b)

If any Lender fails to respond to a request for an amendment or waiver described in Clause 40.4(a) within 5 Business Days (or such longer time in relation to any request which the Obligors’ Agent and the Agent may agree) of that request being made:

(i)

its Commitment(s) shall not be included for the purposes of calculating the Total Commitments when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

(c)	In this Clause 40.4:

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Benchmark” means a benchmark rate which is:

(a)	formally designated, nominated or recommended as the replacement for the Screen Rate by:

(i)	the administrator of the Screen Rate; or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Majority Lenders and the Obligors, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to the Screen Rate; or

(c)	in the opinion of the Majority Lenders and the Obligors, an appropriate successor to the Screen Rate.

“Screen Rate Replacement Event” means:

(a)	the methodology, formula or other means of determining the Screen Rate has, materially changed;

(b)

(i)

(A)	the administrator of the Screen Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the Screen Rate;

(ii)

the administrator of the Screen Rate publicly announces that it has ceased or will cease to provide the Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the Screen Rate;

(iii)	the supervisor of the administrator of the Screen Rate publicly announces that the Screen Rate has been or will be permanently or indefinitely discontinued; or

(iv)	the administrator of the Screen Rate or its supervisor announces that the Screen Rate may no longer be used; or

(d)	in the opinion of the Majority Lenders and the Obligors, the Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

40.5	Benchmark Replacement Setting

Notwithstanding anything to the contrary herein or in any other Finance Document:

(a)

Replacing USD LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of the 12- month USD LIBOR tenor setting, amongst other tenor settings. On the earlier of (i) the date that the Available Tenor of USD LIBOR has either permanently or indefinitely ceased to be provided by IBA or has been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is USD LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Finance Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Finance Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a semi-annual basis.

(b)

Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Finance Document in respect of any Benchmark setting at or after 5:00 p.m. (Nairobi time) on the tenth (10th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Finance Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from the Majority Lenders. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, a Borrower may revoke any request made by such Borrower for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until that Borrower’s receipt of notice from the Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, that Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to a request for a borrowing with respect to which interest would be calculated by reference to the Alternate Base Rate.

(c)

Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Finance Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any Obligor or any other party to this Agreement.

(d)

Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Obligors’ Agent and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this paragraph, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any Obligor or any other party hereto, except, in each case, as expressly required pursuant to this Clause 40.5 (Benchmark Replacement Setting).

(e)

Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR), then the Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(f)	Definitions. In this Clause 40.5:

“Alternate Base Rate” or “ABR” means, for any day, the greatest of (i) the per annum rate of interest which is identified as the “Prime Rate” and normally published in the Money Rates section of The Wall Street Journal (or, if such rate ceases to be published, as quoted from such other generally available and recognizable source as the Agent ay select), and (ii) the sum of the Federal Funds Rate plus 0.5%. Any change in the Alternate Base Rate due to a change in such Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in such Prime Rate or the Federal Funds Rate.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, twelve months or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially, USD LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to this Clause 40.5 (Benchmark Replacement Setting), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

(i)	For purposes of paragraph (a) above of this Clause 40.5 (Benchmark Replacement Setting), the first alternative set forth below that can be determined by the Agent:

(A)	the sum of: (x) Term SOFR and (y) 0.71513% (71.513 basis points) for an Available Tenor of twelve months’ duration; or

(B)

the sum of: (x) at the election of the Agent, without any further action or consent of any Obligor or any other party to the Finance Documents, either (I) Daily Simply SOFR or (II) Daily Compounded SOFR and (y) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of twelve month USD LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in paragraph (a) of this Clause 40.5 (Benchmark Replacement Setting); and

(ii)

For purposes of paragraph (b) above of this Clause 40.5 (Benchmark Replacement Setting), the sum of (A) the alternate benchmark rate and (B) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Agent and the relevant Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (i) or (ii) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability of either “Daily Simple SOFR” or “Daily Compounded SOFR”, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Finance Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than USD LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide the Available Tenor of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Available Tenor of such Benchmark or (b) the Available Tenor of such Benchmark is or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Daily Compounded SOFR” means, for any day, SOFR, with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which will include compounding in arrears with a lookback) being established by the Agent in accordance with a methodology and the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Compounded SOFR” for business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Agent has not received, by 5:00 p.m. (Nairobi time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Majority Lenders.

“Early Opt-in Election” means the occurrence of:

(i)

a notification by the Agent to (or the request by the Obligors’ Agent to the Agent to notify) each of the other parties hereto that at least ten (10) currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(ii)	the joint election by the Agent and the Obligors’ Agent to trigger a fallback from USD LIBOR and the provision by the Agent of written notice of such election to the Lenders.

“Federal Funds Rate” shall mean, for any day, a rate per annum (rounded upward to the nearest 1/100th or 1 per cent.) equal to the rate published by the Federal Reserve Bank of New York on the preceding Business Day or, if no such rate is so published, the average rate per annum, as determined by the Agent, quoted for overnight Federal Funds transactions last arranged prior to such date by three (3) federal funds brokers of recognised standing selected by the Agent.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“USD LIBOR” means the London interbank offered rate for U.S. dollars.

40.6	Excluded Commitments

If:

(a)

any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within 15 Business Days of that request being made; or

(b)

any Lender which is not a Defaulting Lender fails to respond to such a request (other than an amendment or waiver referred to in Clause 40.2(b), Clause 40.2(c) and Clause 40.2(e) (All Lender matters)) or Clause 40.4 (Replacement of Screen Rate) or any other vote of Lenders under the terms of this Agreement within 15 Business Days of that request being made,

(unless, in either case, the Obligors’ Agent and the Agent agree to a longer time period in relation to any request):

(i)

its Commitment(s) shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(ii)

its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders (including, for the avoidance of doubt, all the Lenders) has been obtained to approve that request.

40.7	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining:

(i)	the Majority Lenders; or

(ii)	whether:

(A)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the relevant Facility/ies; or

(B)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents,

that Defaulting Lender’s Commitments under the relevant Facility/ies will be reduced by the amount of its Available Commitments under the relevant Facility/ies and, to the extent that that reduction results in that Defaulting Lender’s Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.

(b)	For the purposes of this Clause 40.7, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a) to (c) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

40.8	Replacement of a Defaulting Lender

(a)

The Obligors’ Agent may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 10 Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 28 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution (a “Replacement Lender”) which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Lender in accordance with Clause 28 (Changes to the Lenders).

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 40.8 shall be subject to the following conditions:

(i)	the Obligors’ Agent shall have no right to replace the Agent or Security Agent;

(ii)	neither the Agent nor the Defaulting Lender shall have any obligation to the Obligors’ Agent to find a Replacement Lender;

(iii)	the transfer must take place no later than 20 Business Days after the notice referred to in paragraph (a) above;

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(v)

the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(c)

The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Obligors’ Agent when it is satisfied that it has complied with those checks.

40.9	Future re-organisation

To the extent that an Obligor requests any amendment or waiver to be made to any Finance Document to implement a corporate reorganisation:

(a)

each Obligor will provide the Finance Parties with all necessary information (including but not limited to tax structure papers and legal opinions capable of being relied upon by the Finance Parties) requested by the Finance Parties in relation thereto;

(b)

the Obligors shall, within three Business Days of demand, reimburse each Finance Party for the amount of all costs and expenses (including legal fees) reasonably incurred by it in responding to, evaluating and negotiating in relation thereto;

(c)	no Finance Party is obliged to consent to any such request; and

(d)	each Finance Parity may consider any such request in its sole discretion.

41.	CONFIDENTIALITY

41.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 41.2 (Disclosure of Confidential Information) and Clause 41.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

41.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)

to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, insurers, reinsurers, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this Clause 41.2(a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom Clause 41.2(b)(i) or Clause 41.2(b)(ii) applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under Clause 30.15(b) (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in Clause 41.2(b)(i) or Clause 41.2(b)(ii);

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom information is required or requested to be disclosed in connection with, and for the purposes of any environmental, social and/or governance policy or procedure;

(viii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 28.9 (Security over Lenders’ rights);

(ix)	who is a Party; or

(x)	with the consent of the Obligors’ Agent;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)

in relation to Clause 41.2(b)(i), Clause 41.2(b)(ii) and Clause 41.2(b)(iii), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to Clause 41.2(b)(iv), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)

in relation to Clause 41.2(b)(v), Clause 41.2(b)(vi), Clause 41.2(b)(vii) and Clause 41.2(b)(viii), the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)

to any person appointed by that Finance Party or by a person to whom Clause 41.2(b)(i) or Clause 41.2(b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this Clause 41.2(c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Obligors’ Agent and the relevant Finance Party; and

(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors.

41.3	Disclosure to numbering service providers

(a)

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)	names of Obligors and AOI LLC;

(ii)	country of domicile of Obligors and AOI LLC;

(iii)	place of incorporation of Obligors and AOI LLC;

(iv)	the First Amendment Effective Date;

(v)	Clause 44 (Governing Law);

(vi)	the names of the Agent and the Arranger;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amounts of, and names of, the Facilities;

(ix)	amount of Total Commitments;

(x)	currencies of the Facilities;

(xi)	type of Facilities;

(xii)	ranking;

(xiii)	Termination Date;

(xiv)	changes to any of the information previously supplied pursuant to Clause 41.3(a)(i) to Clause 41.3(a)(xiii); and

(xv)	such other information agreed between such Finance Party and the Obligors’ Agent,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	Each Obligor represents that none of the information set out in Clause 41.3(a)(i) to Clause 41.3(a)(xv) is, nor will at any time be, unpublished price-sensitive information.

41.4	Entire agreement

This Clause 41 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

41.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

41.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Obligors’ Agent:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to Clause 41.2(b)(v) (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that Clause during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 41.

41.7	Continuing obligations

The obligations in this Clause 41 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)

the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

42.	CONFIDENTIALITY OF FUNDING RATES

42.1	Confidentiality and disclosure

(a)	The Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by Clause 42.1(b), Clause 42.1(c).

(b)	The Agent may disclose:

(i)	any Funding Rate to a Borrower (or the Obligors’ Agent) pursuant to Clause 11.4 (Notification of rates of interest); and

(ii)

any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender.

(c)	The Agent may disclose any Funding Rate, and each Obligor may disclose any Funding Rate, to:

(i)

any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this Clause 42.1(c)(i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)

any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender.

42.2	Related obligations

(a)

The Agent and each Obligor acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.

(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender:

(i)

of the circumstances of any disclosure made pursuant to Clause 42.1(c)(ii) (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that Clause during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 42.

42.3	No Event of Default

No Event of Default will occur under Clause 27.3 (Other obligations) by reason only of an Obligor’s failure to comply with this Clause 42.

43.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

44.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

45.	ARBITRATION

45.1	Arbitration

Any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of in connection with this Agreement) (a “Dispute”) shall be referred to and finally resolved by arbitration under the Arbitration Rules of the London Court of International Arbitration (LCIA).

45.2	Formation of arbitral tribunal, seat and language of arbitration

(a)

The arbitral tribunal shall consist of three arbitrators. The claimant(s), irrespective of number, shall nominate jointly one arbitrator; the respondent(s), irrespective of number, shall nominate jointly the second arbitrator, and a third arbitrator (who shall act as Chairman) shall be appointed by the arbitrators nominated by the claimant(s) and respondent(s) or, in the absence of agreement on the third arbitrator within 10 days of the appointment of the second arbitrator, by the LCIA Court (as defined in the Rules).

(b)	The seat of arbitration shall be London, England.

(c)	The language of the arbitration shall be English.

45.3	Recourse to courts

For the purposes of arbitration pursuant to this Clause 45, the Parties waive any right of application to determine a preliminary point of law or appeal on a point of law under Sections 45 and 69 of the Arbitration Act 1996.

45.4	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, to the extent relevant, each Obligor (other than an Obligor incorporated in England and Wales):

(i)

irrevocably appoints Alliance One International Services Limited of Building A, Riverside Way, Camberley, Surrey, GU15 3YL as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by an agent for the service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)

If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Obligors’ Agent (on behalf of all the Obligors) must immediately (and in any event within 5 days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

45.5	Immunities and privileges of the Original Lender, Agent and Security Agent

Each Obligor acknowledges and agrees that nothing contained in the Finance Documents shall be construed as a waiver, renunciation or other modification of any immunities, privileges or exemptions of the Original Lender, the Agent or the Security Agent accorded under the Charter and treaty establishing the Original Lender, the Agent and the Security Agent (as the same may be amended and/or re-enacted from time to time), the host country agreement, international conventions or other applicable law. The assets, property, archives of each of the Original Lender, the Agent and the Security Agent, and all documents belonging to it, or held by it, shall be inviolable wherever located.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

REVISED COMMITMENTS

Name of Original Lender	Malawian Facility Commitment	Tanzanian Facility Commitment	Zambian Facility Commitment
Eastern and Southern African Trade and Development Bank	USD 100,000,000	USD 70,000,000	USD 15,000,000

SCHEDULE 2

FORM OF UTILISATION REQUEST

From:     [Borrower]

To:         [Agent]

Dated:

Dear Sirs

Alliance One – up to USD 185,000,000 secured pre-shipment and export finance facilities agreement originally dated 13 June 2018, as amended and amended and restated from time to time including pursuant to an amendment and restatement agreement dated [●] 2022 (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement. This is a Utilisation Request. Terms defined in the Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

(a) Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)

(b) Facility to be Utilised:	[●]

(c) Use of proceeds:	[To buy Product] / [●]

(d) Amount:	USD [●] or, if less, the Available Facility

(e) Repayment Date:	[●] / [Termination Date][1]

(f) [Sales Contract / Buyer:]	[●]

3.	We confirm that each condition specified in Clause 5.2 (Further conditions precedent) of the Facilities Agreement is satisfied on the date of this Utilisation Request.

4.	[We request the Loan proceeds to be disbursed in our Local Currency pursuant to Clause 6.3(c) (Currency and amount) of the Facilities Agreement.]

5.	[The proceeds of this Loan should be credited to [account]].

6.	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
[insert name of Borrower]

[1]	Repayment Date must be no later than (1) the earlier of 360 days after the Utilisation Date and (2) the Termination Date.

SCHEDULE 3

FORM OF TRANSFER CERTIFICATE

To:      [●] as Agent

From: [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Alliance One – up to USD 185,000,000 secured pre-shipment and export finance facilities agreement originally dated 13 June 2018, as amended and amended and restated from time to time including pursuant to an amendment and restatement agreement dated [●] 2022 (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement. This agreement (the “Agreement”) shall take effect as a Transfer Certificate for the purposes of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 28.6 (Procedure for transfer) of the Facilities Agreement:

(a)

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation and in accordance with Clause 28.6 (Procedure for transfer) of the Facilities Agreement all of the Existing Lender’s rights and obligations under the Facilities Agreement, the other Finance Documents and in respect of the Transaction Security which relate to that portion of the Existing Lender’s Commitment and participations in Loans under the Facilities Agreement as specified in the Schedule.

(b)	The proposed Transfer Date is [●].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) of the Facilities Agreement are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in Clause 28.5(c) (Limitation of responsibility of Existing Lenders) of the Facilities Agreement.

4.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

5.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

6.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:

The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[Insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Agreement is accepted as a Transfer Certificate for the purposes of the Facilities Agreement by the Agent and the Transfer Date is confirmed as [●].

[Agent]

By:

SCHEDULE 4

FORM OF ASSIGNMENT AGREEMENT

To:      [●] as Agent and [●] as the Obligors’ Agent, for and on behalf of each Obligor

From: [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

Alliance One – up to USD 185,000,000 secured pre-shipment and export finance facilities agreement originally dated 13 June 2018, as amended and amended and restated from time to time including pursuant to an amendment and restatement agreement dated [●] 2022 (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement. This is an Assignment Agreement. This agreement (the “Agreement”) shall take effect as an Assignment Agreement for the purposes of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 28.7 (Procedure for assignment) of the Facilities Agreement:

(a)

The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facilities Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender’s Commitment and participations in Loans under the Facilities Agreement as specified in the Schedule.

(b)

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment and participations in Loans under the Facilities Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under Paragraph (b) above.

3.	The proposed Transfer Date is [●].

4.	On the Transfer Date the New Lender becomes Party to the relevant Finance Documents as a Lender.

5.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) of the Facilities Agreement are set out in the Schedule.

6.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in Clause 28.5(c) (Limitation of responsibility of Existing Lenders) of the Facilities Agreement.

7.

This Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 28.8 (Copy of Transfer Certificate or Assignment Agreement to the Obligors’ Agent), to the Obligors’ Agent (on behalf of each Obligor) of the assignment referred to in this Agreement.

8.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

9.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

10.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:

The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment/rights and obligations to be transferred by assignment, release and accession

[Insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Agreement is accepted as an Assignment Agreement for the purposes of the Facilities Agreement by the Agent and the Transfer Date is confirmed as [●].

Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

SCHEDULE 5

LOAN TO VALUE RATIO CERTIFICATE

To:     [●] as Agent

From: [name of Borrower] (the “Relevant Borrower”)

Dated:

Dear Sirs

Alliance One – up to USD 185,000,000 secured pre-shipment and export finance facilities agreement originally dated 13 June 2018, as amended and amended and restated from time to time including pursuant to an amendment and restatement agreement dated [●] 2022 (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement. This is a Loan to Value Ratio Certificate. Terms defined in the Facilities Agreement have the same meaning when used in this a Loan to Value Ratio Certificate unless given a different meaning in this a Loan to Value Ratio Certificate.

2.

This Loan to Value Ratio Certificate is delivered pursuant to Clause 22.11 (Loan to Value Ratio Certificate) of the Facilities Agreement in respect of the Test Date ending [●] (the “Test Date”). As at the Test Date:

(a)

the Relevant Borrower was owed the following Secured Receivables (which the Relevant Borrower hereby designates as LTV Receivables and represents that such receivables have not been assigned or sold to any third party, and no Security exists over such receivables, in each case other than pursuant to the Finance Documents):[2]

[breakdown of Secured Receivables to be inserted];

(b)

the aggregate amount of Secured Receivables arising under Affiliate End Sales Contracts was [●], representing [●] per cent. of the aggregate Secured Receivables arising under Sales Contracts other than Affiliate End Sales Contracts;

(c)	the Relevant Borrower had the following Secured Inventory:

[breakdown of calculation of Secured Inventory to be inserted and relevant evidence to be provided as per the definition of “Secured Inventory” in Clause 23.1 (Definitions) of the Facilities Agreement];

(d)	the aggregate principal amount of the Relevant Borrower’s Loans was USD [●]; and

(e)	the Loan to Value Ratio was [●] per cent.

[2]	Note: receivables arising under a Discounting Invoice may not be designated as LTV Receivables.

3.

We confirm that [all Sales Contracts under which the above LTV Receivables arise and which we are a party to as seller comply with the representations made in Clause 21.27 (Sales Contracts) and the provisions of Clause 25 (Sales Contract Undertakings) of the Facilities Agreement] / [the following Sales Contracts under which the LTV Receivables arise and to which we are a party to as seller do not comply with the representations made in Clause 21.27 (Sales Contracts) and/or the provisions of Clause 25 (Sales Contract Undertakings) of the Facilities Agreement, for the following reasons:

Parties to and description of Sales Contract	Value of sales in current financial year	Non-compliance with Clause 21.27 (Sales Contracts) and/or the provisions of Clause 25 (Sales Contract Undertakings) of the Facilities Agreement
[●]	[●]	[●]

]*

4.	Pursuant to Clause 22.11(c) (Loan to Value Ratio Certificate), we confirm the following in respect of outstanding Discounting Invoices:

Parties to and description of Discounting Invoice	Book value in USD of Discounting Invoice Receivables	Confirmation of whether Discounting Invoice Receivables have been disposed of to Discounting Bank	Proceeds of disposal of Discounting Invoice Receivables as a percentage of the book value of the Discounting Invoice Receivables	Confirmation of whether proceeds of disposal Discounting Invoice Receivables have been applied in prepayment of Loans and if so, amount of such prepayment
[●]	USD[●]	[●]	[●]%	[●], USD[●]

5.	[We confirm that no Default is continuing.]**

Signed

Director of [Relevant Borrower]

NOTES:

*	To be deleted as appropriate.
**	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

SCHEDULE 6

TIMETABLES

Loans in USD
Delivery of a duly completed Utilisation Request	U-3 9.30am
Agent notifies the Lenders of the Loan requested in a Utilisation Request	U-3 5.00pm
If relevant, each Lender notifies the Agent if it agrees to advance a Loan in a Local Currency	U-2 Noon
If relevant, the Agent notifies each Lender of the Local Currency amount of the Loan	U-2 5.00pm
LIBOR is fixed	Quotation Day 11:00 a.m.

SCHEDULE 7

ORIGINAL END BUYERS

[OMITTED]

SCHEDULE 8

MATERIAL LICENCES

[OMITTED]

SCHEDULE 9

DISCLOSED PROCEEDINGS

[OMITTED]

SCHEDULE 10

ORIGINAL SALES CONTRACTS

[OMITTED]

EXECUTION PAGES

[DELIBERATELY LEFT BLANK IN AMENDED FACILITIES AGREEMENT – SEE FOURTH AMENDMENT AND RESTATEMENT AGREEMENT]

EXECUTION of Fourth Amendment and Restatement Agreement:

The Parent Guarantors

PYXUS INTERNATIONAL, INC.

By:	/s/ Tomas Grigera

Name:	Tomas Grigera

Title:	Vice President and Treasurer

On the 17th day of June 2022

Location:	Morrisville, NC USA

Time:	10am

Address: 8001 Aerial Center Parkway, Post Office Box 2009, Morrisville, NC 27560-2009, USA

Fax:	Not applicable

Attention:	Tomas Grigera Vice President, Treasurer

Email:	trgigera@pyxus.com

[Signature page to Fourth Amendment and Restatement Agreement]

PYXUS PARENT, INC.

By:	/s/ Tomas Grigera

Name:	Tomas Grigera

Title:	Vice President and Treasurer

On the 17th day of June 2022

Location:	Morrisville, NC USA

Time:	10am

Address: 8001 Aerial Center Parkway, Post Office Box 2009, Morrisville, NC 27560-2009, USA

Fax:	Not applicable

Attention:	Tomas Grigera Vice President, Treasurer

Email:	trgigera@pyxus.com

[Signature page to Fourth Amendment and Restatement Agreement]

PYXUS HOLDINGS, INC.

By:	/s/ Tomas Grigera

Name:	Tomas Grigera

Title:	Vice President and Treasurer

On the 17th day of June 2022

Location:	Morrisville, NC USA

Time:	10am

Address: 8001 Aerial Center Parkway, Post Office Box 2009, Morrisville, NC 27560-2009, USA

Fax:	Not applicable

Attention:	Tomas Grigera Vice President, Treasurer

Email:	trgigera@pyxus.com

[Signature page to Fourth Amendment and Restatement Agreement]

The Borrowers

ALLIANCE ONE TOBACCO

(MALAWI) LIMITED

By:

/s/ Chiza Jere		/s/ Simon Peverelle

Name:	Chiza Jere	Name:	Simon Peverelle

Title:	Finance Director	Title:	Managing Director

On the 17th day of June 2022		On the 17th day of June 2022

Location:	Lilongwe	Location:	Lilongwe

Time:	10am	Time:	10am

Address: Alimaunde 29/86, Kanengo Industrial Site, P.O. Box 30522, Lilongwe 3, Malawi

Fax:	+265 1 712 265

Attention:	Mr. Chiza Jere

Email:	cjere@aointl.com

[Signature page to Fourth Amendment and Restatement Agreement]

ALLIANCE ONE TOBACCO

(TANZANIA) LIMITED

By:

[CORPORATE SEAL]
/s/ Festo Mwalongo	/s/ Ephraim Mapoore

Name: Festo Mwalongo	Name: Ephraim Mapoore	SEAL

Title: Finance Director	Title: Managing Director

On the 20 day of June 2022		On the 20 day of June 2022

Location:	Morogoro	Location:	Morogoro

Time:	10am	Time:	10am

Address: P.O. Box 1595, Kingolwira, Morogoro, United Republic of Tanzania

Fax: +255-(0)-232604056/4492

Attention: Festo Mwalongo

Email: fmwalongo@aointl.com

Before me:

Name: Bartalomew L. Taramo	Signature:	/s/ Bartalomew L. Taramo

On the 20 day of June 2022

Address:	Location:	Morogoro

P.O. Box 1697, Morogoro, United Republic of Tanzania	Time:	10am

[Signature page to Fourth Amendment and Restatement Agreement]

ALLIANCE ONE ZAMBIA LIMITED

By:

/s/ Russell Deary		/s/ Sangulukani Chundama

Name:	Russell Deary	Name:	Sangulukani Chudama

Title:	General Manager	Title:	Financial Controller

On the 27th day of June 2022		On the 27th day of June 2022

Location:	Lusaka	Location:	Lusaka

Time:	11:30 am	Time:	11:30 am

Address: P.O. Box 30994, Lusaka, Zambia Fax: Not Applicable
Attention: Sangulukani Chundama Email: schundama@aointl.com

[Signature page to Fourth Amendment and Restatement Agreement]

The Arranger

EASTERN AND SOUTHERN AFRICAN

TRADE AND DEVELOPMENT BANK

By:

/s/ Joy Ntare		/s/ David M. Bamlango

Name:	Joy Ntare	Name:	David M. Bamlango

Title:	Deputy Group MD & CRO Compliance and Risk Management	Title:	Deputy Group MD & General Counsel Legal Services Department

On the 27th day of June 2022		On the 27th day of June 2022

Location:	Nairobi	Location:	Nairobi

Time:	9 am	Time:	9 am

Address:

197 Lenana Place, Lenana Road

PO Box 48596-00100

Nairobi Kenya

Tel: +254 732192000

Attention:

Group Managing Director & Chief Executive Officer, Deputy Group Managing Director & General Counsel, Legal Services Department

Email: legal@tdbgroup.org

[Signature page to Fourth Amendment and Restatement Agreement]

The Original Lender

EASTERN AND SOUTHERN AFRICAN

TRADE AND DEVELOPMENT BANK

By:

/s/ Joy Ntare		/s/ David M. Bamlango

Name:	Joy Ntare	Name:	David M. Bamlango

Title:	Deputy Group MD & CRO Compliance and Risk Management	Title:	Deputy Group MD & General Counsel Legal Services Department

On the 27th day of June 2022		On the 27th day of June 2022

Location:	Nairobi	Location:	Nairobi

Time:	9 am	Time:	9 am

Address:

197 Lenana Place, Lenana Road

PO Box 48596-00100

Nairobi Kenya

Tel: +254 732192000

Attention:

Group Managing Director & Chief Executive Officer, Deputy Group Managing Director & General Counsel, Legal Services Department

Email: legal@tdbgroup.org

[Signature page to Fourth Amendment and Restatement Agreement]

The Agent

EASTERN AND SOUTHERN AFRICAN

TRADE AND DEVELOPMENT BANK

By:

/s/ Joy Ntare		/s/ David M. Bamlango

Name:	Joy Ntare	Name:	David M. Bamlango

Title:	Deputy Group MD & CRO Compliance and Risk Management	Title:	Deputy Group MD & General Counsel Legal Services Department

On the 27th day of June 2022		On the 27th day of June 2022

Location:	Nairobi	Location:	Nairobi

Time:	9 am	Time:	9 am

Address:

197 Lenana Place, Lenana Road

PO Box 48596-00100

Nairobi Kenya

Tel: +254 732192000

Attention:

Group Managing Director & Chief Executive Officer, Deputy Group Managing Director & General Counsel, Legal Services Department

Email: legal@tdbgroup.org

[Signature page to Fourth Amendment and Restatement Agreement]

The Security Agent

EASTERN AND SOUTHERN AFRICAN

TRADE AND DEVELOPMENT BANK

By:

/s/ Joy Ntare		/s/ David M. Bamlango

Name:	Joy Ntare	Name:	David M. Bamlango

Title:	Deputy Group MD & CRO Compliance and Risk Management	Title:	Deputy Group MD & General Counsel Legal Services Department

On the 27th day of June 2022		On the 27th day of June 2022

Location:	Nairobi	Location:	Nairobi

Time:	9 am	Time:	9 am

Address:

197 Lenana Place, Lenana Road

PO Box 48596-00100

Nairobi Kenya

Tel: +254 732192000

Attention:

Group Managing Director & Chief Executive
Officer, Deputy Group Managing Director &
General Counsel, Legal Services Department

Email: legal@tdbgroup.org

[Signature page to Fourth Amendment and Restatement Agreement]